Exhibit 10.8

FOURTH AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

by and among

MEDMEN ENTERPRISES INC.,

as the Company,

EACH OTHER CREDIT PARTY SIGNATORY HERETO,

THE HOLDERS PARTY HERETO,

as the Holders, and

GOTHAM GREEN ADMIN 1, LLC

as the Collateral Agent

August 17, 2021

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5.24	Security Documents	48
5.25	Material Agreements.	48
5.26	[Reserved]	48
5.27	Private Offering	48

ARTICLE VI Representations and Warranties of the Purchasers		49

6.1	Purchase for Investment	49
6.2	Investor Qualifications	49
6.3	Fees and Commissions	50
6.4	Power, Authority and Authorization	50
6.5	Acknowledgements Regarding Notes	50

ARTICLE VII Affirmative Covenants		51

7.1	Financial Statements	51
7.2	Certificates; Other Information	53
7.3	Notices	54
7.4	Preservation of Existence, Etc	56
7.5	Maintenance of Property	56
7.6	Property Insurance and Business Interruption Insurance	56
7.7	Designation of Subsidiaries.	56
7.8	Compliance with Laws	57
7.9	Inspection of Property and Books and Records	57
7.10	[Reserved]	57
7.11	[Reserved]	57
7.12	Additional Guarantors and Collateral	57
7.13	Anti-Terrorism Laws	59
7.14	Fees and Expenses	59
7.15	Taxes	60
7.16	Top-Up Rights	60
7.17	Regulatory Disclosures	61
7.18	Registration Rights	62
7.19	Financial Covenants	72
7.20	Post-Closing Matters	73
7.21	Compliance with ERISA	73
7.22	Environmental	73
7.23	Allocation of Payments	74

ARTICLE VIII Negative Covenants		74

8.1	Liens	74
8.2	Indebtedness	77
8.3	Disposition of Assets	79
8.4	Consolidations, Conversions and Mergers	82
8.5	Loans and Investments	84
8.6	Transactions with Affiliates	85
8.7	[Reserved]	86
8.8	Contingent Obligations	86

8.9	[Reserved]	86
8.10	Restricted Payments	87
8.11	Change in Business	87
8.12	Change in Structure	87
8.13	Accounting Changes; Fiscal Year	88
8.14	[Reserved]	88
8.15	[Reserved]	88
8.16	Limits on Restrictive Agreements	88
8.17	Sale-Leaseback Transactions	89
8.18	[Reserved]	89
8.19	[Reserved]	89
8.20	Changes to Certain Documents	89
8.21	Limitations on Activities of Certain Credit Parties	89
8.22	Preemptive Rights.	90

ARTICLE IX Events of Default		91

9.1	Events of Default Defined; Acceleration of Maturity	91
9.2	Remedies	95
9.3	Delays or Omissions	97
9.4	Remedies Cumulative	97

ARTICLE X COLLATERAL AGENT		97

10.1	Appointment and Authorization.	97
10.2	Delegation of Duties.	98
10.3	Liability of Agents.	99
10.4	Reliance by Collateral Agent.	100
10.5	Notice of Default.	100
10.6	Credit Decision; Disclosure of Information by Collateral Agent.	100
10.7	Indemnification.	101
10.8	Successor Agents.	101
10.9	Collateral Agent May File Proofs of Claim.	102
10.10	Collateral and Guaranty Matters.	103
10.11	Withholding Tax Indemnity.	105

ARTICLE XI Miscellaneous		105

11.1	Consent to Amendments; Waivers	105
11.2	Survival of Terms	106
11.3	Successors and Assigns	106
11.4	Severability	108
11.5	Descriptive Headings	108
11.6	Notices	108
11.7	Governing Law	109
11.8	Exhibits and Schedules	109
11.9	Exchange, Transfer, or Replacement of Notes	109
11.10	Final Agreement; Punitive Damages	110
11.11	Execution in Counterparts	110

11.12	Taxes; Etc	110
11.13	Intercreditor Agreements	114
11.14	Construction	114
11.15	Sharing of Payments	114
11.16	Further Cooperation	115
11.17	Waivers by the Parties	115
11.18	Consent to Forum	115
11.19	Indemnification	116
11.20	Patriot Act Notification	116
11.21	Confidential Information	117
11.22	Cannabis Law Limitations	118
11.23	Fee Letter	118
11.24	Amendment and Restatement	119
11.25	Conflicts	119
11.26	Release of Guarantors	119

SCHEDULES

Schedule 1.1(a)	Cannabis Licenses
Schedule 1.1(c)	Designations of Credit Parties and Subsidiaries
Schedule 1.1(d)	Conversion Price and Exercise Price
Schedule 1.1(e)	Material Agreements
Schedule 1.1(f)	Mortgaged Properties
Schedule 5.2	Equity Interests of Credit Parties and Subsidiaries
Schedule 5.3	Governmental Authorizations
Schedule 5.5	Litigation
Schedule 5.16	Labor Matters
Schedule 5.17	Copyrights, Patents, Trademarks and Licenses
Schedule 5.19	Brokers’ Fees; Transaction Fees
Schedule 7.19	Annual Budget
Schedule 7.20	Post-Closing Items
Schedule 8.8	Contingent Obligations

EXHIBITS

Exhibit A	Form of Amended and Restated Note
Exhibit B	Form of Amended and Restated Warrant
Exhibit C-1	Form of U.S. Tax Compliance Certificate
Exhibit C-2	Form of U.S. Tax Compliance Certificate
Exhibit C-3	Form of U.S. Tax Compliance Certificate
Exhibit C-4	Form of U.S. Tax Compliance Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Notice and Questionnaire
Exhibit F	Form of Holder Joinder

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FOURTH AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

THIS FOURTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of August 17, 2021, by and among MEDMEN ENTERPRISES INC., a company incorporated under the laws of the Province of British Columbia (the “Company”), MM CAN USA, INC., a California corporation (“Holdings” and, with the Company, collectively, the “Initial Borrowers”, and each is an “Initial Borrower”), each other Credit Party party hereto, each Holder (defined herein) party hereto and Gotham Green Admin 1, LLC, a Delaware limited liability company (the “Collateral Agent”).

RECITALS

Subject to the terms and conditions of that certain Securities Purchase Agreement dated April 23, 2019, by and among the parties hereto, as amended by the First Amendment and Second Amendment (each as hereinafter defined) (collectively, the “First Agreement”), the Borrowers (as hereinafter defined) issued and sold to the Purchasers (as hereinafter defined) first priority senior secured convertible notes in an aggregate initial principal amount of $153,750,000, which were Tranche 1 Notes, Tranche 2 Notes, Tranche 3 Notes and Amendment Fee Notes (each as hereinafter defined), and the Company issued and sold to the Purchasers warrants to purchase Shares, which were Tranche 1 Warrants, Tranche 2 Warrants and Tranche 3 Warrants (each as hereinafter defined).

The parties entered into an Amended and Restated Securities Purchase Agreement dated March 27, 2020, by and among the parties hereto (the “First Amendment and Restatement”), pursuant to which the parties amended certain provisions of the First Agreement and certain of the Existing Notes (as hereinafter defined) and the Purchasers purchased senior secured convertible notes and warrants from the Borrowers and Company, respectively.

The parties subsequently entered into a Second Amended and Restated Securities Purchase Agreement dated July 2, 2020, by and among the parties hereto, as amended by the First Amendment to Second Amended and Restated SPA (collectively, the “Second Amendment and Restatement”), pursuant to which the parties amended certain provisions of the First Amendment and Restatement and certain Existing Notes and the Purchasers purchased senior secured convertible notes and warrants from the Borrowers and Company, respectively.

The parties subsequently entered into a Third Amended and Restated Securities Purchase Agreement dated January 11, 2021, by and among the parties hereto (the “Existing Agreement”), pursuant to which the parties amended certain provisions of the Second Amendment and Restatement and certain Existing Notes and certain of the Purchasers purchased additional senior secured convertible notes and additional warrants from the Borrowers and Company, respectively.

Subject to the terms and conditions set forth herein, (a) the parties hereto desire to amend and restate the Existing Agreement in its entirety, amend and restate all Notes outstanding immediately prior to the execution hereof and amend and restate all Warrants outstanding immediately prior to the execution hereof and (b) the Holders have agreed to waive the Existing Defaults (as hereinafter defined).

AGREEMENTS

In consideration of the recitals and the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which hereby are acknowledged, the parties hereto hereby agree, effective as of the Fourth Restatement Closing Date (defined herein), as follows:

ARTICLE I
Definitions

1.1Definitions.  In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

“2020 Amendment Fee Notes” means the Notes issued on the Second Restatement Closing Date by the Borrowers to certain Purchasers in the initial aggregate principal amount of $2,000,000, as evidenced as of the Third Restatement Closing Date by the Amended and Restated Notes.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of securities carrying more than fifty percent (50%) of the voting rights of any Person or otherwise causing any Person to become a Subsidiary of any Credit Party, or (c) a merger or consolidation or any other combination with another Person.

“Additional Refinancing Amount” means, in connection with the incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness incurred to pay accrued and unpaid interest or interest paid-in-kind, premiums (including tender premiums), expenses, underwriting discounts, defeasance costs and fees in respect thereof.

“Advances” means, collectively, the Tranche 1 Advances, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, the Incremental Advances and the Third Restatement Advance, and each is an “Advance”.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, none of the Holders or the Collateral Agent shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party.

“Amended and Restated Notes” means the first priority senior secured convertible notes issued on the Fourth Restatement Closing Date by the Borrowers to the Holders, in an aggregate principal amount set forth therein, with the conversion prices set forth therein (provided, that any share price set out in this Agreement shall be subject to adjustment from time to time in the same manner as is set out in Section [4.5] of the Notes with respect to the Conversion Price), in substantially the form attached hereto as Exhibit A, as amended, modified, supplemented or restated from time to time, together with all notes issued in substitution or exchange therefor.

“Amended and Restated Warrants” means the Amended and Restated Warrants in the form of Exhibit B, issued by the Company to the applicable Holders on the Fourth Restatement Closing Date.

“Amendment Fee Notes” means the first priority senior secured convertible notes issued on the Second Amendment Effective Date by the Borrowers to the Purchasers in the aggregate principal amount of $18,750,000, as amended and restated by the Amended and Restated Notes.

“Arizona Subsidiaries” means MME AZ Group, LLC, a Delaware limited liability company, Omaha Management Services, LLC, a Delaware limited liability company, and EBA Holdings, and their respective Subsidiaries.

“Ascend Agreement” means the Investment Agreement dated as of February 25, 2021, by and among MedMen NY, Inc., a New York corporation, MM Enterprises USA, LLC, a Delaware limited liability company, AWH New York, LLC, a New York limited liability company and Ascend Wellness Holdings, LLC, a Delaware limited liability company.

“Assignment and Assumption Agreements” means, collectively, (i) that certain Assignment and Assumption Agreement, dated as of August 17, 2021, made by and among GOTHAM GREEN FUND 1, L.P., a Delaware limited partnership, GOTHAM GREEN FUND 1 (Q), L.P., a Delaware limited partnership, GOTHAM GREEN FUND II, L.P., a Delaware limited partnership, GOTHAM GREEN FUND II (Q), L.P., a Delaware limited partnership, GOTHAM GREEN PARTNERS SPV IV, L.P., a Delaware limited partnership, and GOTHAM GREEN PARTNERS SPV VI, L.P., a Delaware limited partnership, and Superhero, and acknowledged and agreed by Gotham Green Partners, LLC, a Delaware limited liability company, and Tilray, Inc., a Delaware corporation; (ii) that certain Assignment and Assumption Agreement, dated as of August 17, 2021, made by and among PARALLAX MASTER FUND, L.P., a Cayman Islands limited partnership, and Superhero, and acknowledged and agreed by Tilray; and (iii) that certain Assignment and Assumption Agreement, dated as of August 17, 2021, made by and among PURA VIDA MASTER FUND, LTD., a Cayman Islands exempted company, and PURA VIDA PRO SPECIAL OPPORTUNITY MASTER FUND, LTD., a Cayman Islands exempted company, and Superhero, and acknowledged and agreed by Tilray.

“Attorney Costs” means and includes, with respect to the Holders, all reasonable and invoiced fees and disbursements of any one primary law firm or other external counsel for all Holders taken as a whole; provided that, in the case of any actual or potential conflict of interest, there may be one additional primary legal counsel to each group of similarly situated Holders, taken as a whole; provided further that, to the extent that such primary counsel of the Holders does not have the relevant specialty or local expertise (as determined by the Holders in their reasonable discretion), there may be one special legal counsel in each relevant specialty and one local counsel in each relevant jurisdiction (and, in the case of any actual or potential conflict of interest, there may be one additional legal special counsel to each group of similarly situated Holders, taken as a whole, and one additional legal local counsel to each group of similarly situated Holders, taken as a whole).

“Backstop Agreement” means that certain Backstop Letter Agreement, dated August 17, 2021, among the Company, Fruzer Holdings LLC, Indulge Holdings LLC, S5 Holdings LLC, JS18 Holdings LLC, Sam Serruya and Clara Serruya.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“BCSC” means the British Columbia Securities Commission.

“Borrowers” means, collectively, the Initial Borrowers and each other Person that becomes a party hereto as a “Borrower”, and each is a “Borrower.”

“Business Day” any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Los Angeles, California, City of Toronto, Ontario or New York, New York.

“Canadian Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the Income Tax Act, or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and which is or was sponsored, administered or contributed to, or required to be contributed to, by any Credit Party or under which any Credit Party has or may incur any actual or contingent liability, and for the avoidance of doubt, a “Canadian Pension Plan” shall not include a Pension Plan.

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the provinces and territories of Canada and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments, and notices of the Securities Commissions having the force of law, including NI 45-106 and NI 45-102 and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement or applicable to the Company.

“Canadian IP Security Agreement” means that certain intellectual property security agreement dated as of April 23, 2019, between MM Opco and the Collateral Agent.

“Canadian Security Agreement” has the meaning set forth in the definition of “Company Security Agreements”.

“Cannabis Law” means any Law relating to the farming, growth, production, processing, packaging, sale or distribution of cannabis or any cannabidiol product (other than Excluded Laws).

“Cannabis License” means a Permit issued by any Governmental Authority pursuant to applicable Cannabis Laws, including, without limitation, those issued to any Credit Party as set forth on Schedule 1.1(a).

“Cannabis License Holder” means any Person to whom a Cannabis License has been issued that (i) is a Credit Party or any Subsidiary, (ii) has a Material Agreement with a Credit Party or any Subsidiary or (iii) has received or is the subject of any Investment made by any Credit Party or any Subsidiary as and to the extent permitted by applicable Laws.

“Capital Lease” means, as to any Person, any leasing or similar arrangement which, in accordance with GAAP or IFRS, as applicable, is or should be classified as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, as to any Person, all monetary obligations of such Person under any Capital Leases; provided, that for the avoidance of doubt, the amount of obligations attributable to Capital Lease Obligations shall be the amount thereof accounted for as a liability in accordance with GAAP or IFRS, as applicable.

“Cash Equivalents” means as to any Person:  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch of agency of a non-U.S. bank licensed to conduct business in the U.S., in either case having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A 1 by Standard & Poor’s Financial Services LLC or P 1 by Moody’s Investors Service Inc. (or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally), in either case having a tenor of not more than three (3) months; (d) securities issued or directly and fully guaranteed or insured by the government of Canada or any province or any agency or instrumentality thereof (provided that the full faith and credit of the government of Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (e) term deposits and certificates of deposit of any bank organized under the laws of Canada having capital, surplus and undivided profits aggregating in excess of $2,500,000,000, having maturities of not more than six months from the date of acquisition by such Person; (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in (d) entered into with any bank meeting the qualifications specified in (e); or (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (f) above.

“Change of Control” means any event as a result of or following which:

(a)any person or entity or group thereof “acting jointly or in concert” within the meaning of Canadian Securities Laws, other than a Holder or group of Holders or any Affiliates thereof, whether independently or acting jointly or in concert, and other than any Person(s) acting jointly or in concert with one or more Holders or any Affiliate thereof, acquires beneficial ownership or control or direction over an aggregate of more than fifty percent (50%) of the then outstanding votes attached to the shares of the Company, other than pursuant to any exercise of rights of the Holders provided for in Section 8.22;

(b)any transaction or event, or series of transactions or events, resulting in the Company having control of less than one hundred percent (100%) of the voting securities of Holdings (which voting securities shall exclude any voting rights granted to non-voting securities by operation of Law);

(c)any transaction or event, or series of transactions or events, resulting in Holdings having control of (i) less than ninety percent (90%) of the voting securities of MM Opco (which voting securities shall exclude any voting rights granted to non-voting securities by operation of Law) or (ii) less than fifty percent (50%) of all of the Equity Interests of MM Opco; or

(d)the sale or transfer of all or substantially all of the consolidated assets of the Company, other than transfers permitted under Section 8.3.

For the avoidance of doubt, a “Change of Control” shall not be deemed to have occurred under this Agreement in respect of the Transactions.

“Closing” means the completion of each of the various transactions contemplated by this Agreement in accordance with Section 2.2.

“Closing Date” means April 23, 2019.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Gotham Green Admin 1, LLC, a Delaware limited liability company, in its capacity as collateral agent for the Holders, and its permitted successors and assigns.

“Collateral Assignment of Material Agreements” means that certain Fourth Amended and Restated Collateral Assignment of Material Agreements dated as of the Fourth Restatement Closing Date, among the Credit Parties and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission.

“Company Public Disclosure Record” means all documents and information filed by the Company on EDGAR under U.S. Securities Laws and/or SEDAR under Canadian Securities Laws since May 28, 2018.

“Company Security Agreements” means (a) that certain Third Amended and Restated Guaranty and Pledge Agreement dated as of the Fourth Restatement Closing Date, made by the Company in favor of the Collateral Agent, and (b) that certain Amended and Restated General Security Agreement dated as of the Second Restatement Closing Date, made by the Company in favor of the Collateral Agent (the “Canadian Security Agreement”), in each case as amended, restated, supplemented or otherwise modified from time to time.

“Concurrent Financing” means the issuance of warrants, Shares, subscription rights and Regulatory Convertible Indebtedness completed or announced by the Company on the date hereof,

including for the avoidance of doubt the Hankey Warrant (including the warrant included therewith) and the Tranche 4 Notes and any adjustments thereto effected in relation to the backstop arrangements in respect of the foregoing.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person:  (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the applicable Credit Party, the Collateral Agent and the applicable securities intermediary or bank, which agreement is sufficient to give the Collateral Agent, on behalf of the Holders, “control” (as defined under the applicable UCC) over each of such Credit Party’s securities accounts, deposit accounts or investment property, as the case may be.

“Conversion Price” shall have the meaning provided in the applicable Note(s), but to the extent there is a conflict between the “Conversion Price” as defined in any Note and the conversion price set forth in Schedule 1.1(d) with respect to such Note (or the relevant Advances or portion thereof described in the Notes or such schedule), the conversion price set forth in Schedule 1.1(d) shall control.

“Credit Parties” means, collectively, the Borrowers, the Initial Credit Parties, the Subsequent Credit Parties, and each other Person that becomes a Credit Party after the Fourth Restatement Closing Date, and each is a “Credit Party”.

“CSE” means the Canadian Securities Exchange.

“Debtor Relief Laws” means the Bankruptcy Reform Act of 1996 as amended or any Canadian counterpart, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state or other applicable jurisdictions from time to time in effect, other than Excluded Laws.

“Default” means any event that, if it continues uncured, will, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Disclosure Letter” means that certain Disclosure Letter dated as of the Fourth Restatement Closing Date, pursuant to which the Company delivered the disclosure schedules required hereby.

“Disposition” has the meaning assigned to such term in Section 8.3.

“Disqualified Institution” means, (i) any Person designated by the Company as a “Disqualified Institution” by written notice delivered to the Fourth Restatement Holders and the Collateral Agent prior to the Fourth Restatement Closing Date, (ii)(A) any Person that is a competitor to the Company or any of its Subsidiaries, that is identified in writing to the Holders and the Collateral Agent within 30 days after the Fourth Restatement Closing Date, provided, that such list shall be limited to 15 Persons and must be reasonably acceptable to the Majority Holders, such consent to not be unreasonably withheld and (B) any Person, including any competitor to the Company or any of its Subsidiaries, that is identified in writing to the Holders and the Collateral Agent following the date that is 30 days after the Fourth Restatement Closing Date (provided, that any Person so identified after the Fourth Restatement Closing Date must be reasonably acceptable to the Majority Holders and the Collateral Agent), (iii) any Affiliate of any Person described in clauses (i) and (ii) above that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person and (iv) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified in writing to the Holders and the Collateral Agent; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Fourth Restatement Holders and the Collateral Agent from time to time. The list of Disqualified Institutions shall be made available to any Holder upon written request to the Company. In no event shall a supplement to the list of Disqualified Institutions apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Notes that was otherwise permitted prior to such permitted supplementation.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“EBA Holdings” means, EBA Holdings, Inc., an Arizona corporation.

“EBA Conversion” means, the conversion of EBA Holdings from a non-profit corporation to a for-profit corporation.

“Effective Date” means, with respect to a Registration Statement, the first date that such Registration Statement is declared effective.

“Effectiveness Period” means the period commencing on the Effective Date and ending on the earliest to occur of (1) the date all of the Registrable Securities have been sold pursuant to the Registration Statement and (2) the date no Registrable Securities remain outstanding.

“Employee Benefit Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA which any Credit Party or any Subsidiary, or any professional employer organization acting as co-employer with respect to such Credit Party or Subsidiary, establishes for the benefit of its employees or for which any Credit Party or any Subsidiary has liability to make a contribution, including by reason of being an ERISA Affiliate, other than a Multiemployer Plan.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means all written claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the Environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by any Credit Party or any Subsidiary.

“Environmental Laws” means all applicable federal, provincial, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters, including pollution, protection of the Environment and natural resources, and the control, shipment, storage or disposal of Hazardous Materials, pollutants, environmental contaminants or other toxic or hazardous substances; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and/or the Emergency Planning and Community Right-to-Know Act.

“Equity Interests” means the membership interests, partnership interests, capital stock of any class or type or any other equity interests of any type or class of any Person and options, warrants and other rights to acquire, or exercisable or convertible into, membership interests, partnership interests, capital stock or other equity interests of any type or class or any other equity interest of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliates” means, collectively, all Credit Parties and all Subsidiaries, and each other Person, trade or business (whether or not incorporated) under common control or treated as a single employer with any Credit Party or any Subsidiary within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) a withdrawal by any Credit Party, any Subsidiary or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by any Credit Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan which results in the imposition of withdrawal liability; (d) the receipt by any Credit Party, any Subsidiary or any ERISA Affiliate of notice of intent to terminate with the PBGC or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA of a Title IV Plan; (e) the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (f) a failure by any Credit Party, any Subsidiary or any ERISA Affiliate to make required contributions to a Title IV Plan or any Multiemployer Plan unless such failure is not reasonably expected to result in any material liability to any Credit Party or any Subsidiary; (g) an event or condition which would reasonably be expected to constitute grounds under Section 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or any Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party, any Subsidiary or any ERISA Affiliate; (i) a non-exempt prohibited transaction occurs with respect to any Employee Benefit Plan which would reasonably be expected to result in a material liability to any Credit Party or any Subsidiary; (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a)(2) of the Code by any fiduciary or disqualified Person with respect to any Employee Benefit Plan for which any Credit Party, any Subsidiary or any ERISA Affiliate may be directly or indirectly liable which would reasonably be expected to result in a material liability to any Credit Party or any Subsidiary; or (k) as of the last day of any plan year, the Unfunded Benefit Liabilities of any Title IV Plan exceed $275,000.

“Evanston Sale Documents” means that certain Membership Interest Purchase Agreement dated as of July 1, 2020, entered into by and between Verano Evanston, LLC and MM OpCo, the Evanston Seller Note, together with any exhibits and attachments thereto, as the same may be amended from time to time.

“Excluded JV Subsidiary” means (a) each joint venture which is a Subsidiary of a Credit Party and is described as an “Excluded JV Subsidiary” on Schedule 1.1(c)(iii), so long as such joint venture did not, as of the last day of the most recently ended Fiscal Quarter, (i) have assets with a value in excess of ten percent (10%) of the assets of the Company and its Subsidiaries on a consolidated basis or (ii) generate revenues representing in excess of ten percent (10%) of the gross revenue of the Company and its Subsidiaries on a consolidated basis (the “JV Materiality Requirement”), (b) each other joint venture which is or becomes a Subsidiary of a Credit Party, so long as such joint venture complies with the JV Materiality Requirement, and (c) each Subsidiary of a joint venture described in clauses (a) and (b) of this definition.

“Excluded Subsidiary” means each Excluded JV Subsidiary, Hankey Subsidiary, Installment Sale Subsidiary and Immaterial Subsidiary; provided that, (i) an Excluded JV Subsidiary will cease to be an Excluded Subsidiary at such time as such Subsidiary ceases to be an Excluded JV Subsidiary; (ii) a Hankey Subsidiary will cease to be an Excluded Subsidiary upon the earlier to occur of (a) the Equity Interests of such Hankey Subsidiary that were pledged as collateral under the Hankey Loan Documents as of the Closing Date are no longer pledged as collateral under the Hankey Loan Documents, or (b) the Hankey Payment Date; (iii) an Installment Sale Subsidiary will cease to be an Excluded Subsidiary at such time as the Indebtedness, existing as of the Closing Date or otherwise incurred by an Installment Sale Subsidiary after the Closing

Date in compliance with Section 8.2(n), and any refinancing, renewal, replacement or extension of such Indebtedness, shall have been paid in full; and (iv) an Immaterial Subsidiary will cease to be an Excluded Subsidiary at such time as such Subsidiary ceases to be an Immaterial Subsidiary; provided, that, no Borrower, no IP Subsidiary and no Cannabis License Holder shall be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed as a result of such Holder being organized under the laws of, or having its principal office or, in the case of any Holder, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) Other Connection Taxes; (c) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Obligations or if the Holder is an intermediary partnership or other flow-through entity for U.S. tax purposes, the date on which the relevant beneficiary, partner or member of the Holder becomes a beneficiary, partner or member thereof, if later or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 11.12, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such purchaser became a party hereto or to such Holder immediately before it changed its lending office; (d) Taxes attributable to such Holder’s failure to comply with Section 11.12(f); (e) any Taxes imposed under FATCA; and (f) any Canadian withholding Taxes imposed on a payment by or on account of any obligation of the Company by reason of (i) the Holder not dealing at arm's length (for purposes of the Income Tax Act) with the Company at the time of making such payment, or (ii) the payment being in respect of a debt or other obligation to pay an amount to a person with whom the payer is not dealing at arm’s length (for purposes of the Income Tax Act) at the time of such payment.

“Exercise Price” shall have the meaning provided in the applicable Warrant(s), but to the extent there is a conflict between the “Exercise Price” as defined in any Warrant and the exercise price set forth in Schedule 1.1(d) with respect to such Warrant (or the relevant Advances or portion thereof described in the Warrants or such schedule), the exercise price set forth in Schedule 1.1(d) shall control.

“Existing Notes” means, collectively, the Tranche 1 Notes, Tranche 2 Notes, Tranche 3 Notes, Amendment Fee Notes and 2020 Amendment Fee Notes.

“Existing Purchasers” means, collectively, the Purchasers who purchased Existing Notes and Existing Warrants.

“Existing Warrants” means, collectively, the Tranche 1 Warrants, Tranche 2 Warrants, Tranche 3 Warrants and Third Restatement Warrants.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between any Governmental Authorities, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means that certain Second Amended and Restated Fee Letter dated as of the Third Restatement Closing Date, among the Company, Holdings and the Purchasers.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Amendment” means that certain First Amendment to Securities Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes, dated as of August 12, 2019, by and among the Borrowers, the other Credit Parties party thereto, the Existing Purchasers party thereto and the Collateral Agent.

“First Amendment to Second Amended and Restated SPA” means the First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of September 14, 2020, by and among the Company, the Borrowers, the other Credit Parties, the Purchasers and the Collateral Agent.

“Fiscal Quarter” means each of the fiscal quarters of a Fiscal Year, each consisting of a 13 week period.

“Fiscal Year” means the fiscal year of each Credit Party ending on or about June 30 of each year.

“Foreign Holder” means a Holder that is not a U.S. Person.

"Fourth Restatement Reference Shares" means, as of any date of determination, the sum of (i) the Shares issued and outstanding on the date of this Agreement (excluding Shares held in treasury, if any), plus (ii) all Shares issuable as of date of this Agreement upon conversion, exercise or settlement of all warrants, options, restricted share units or other equity-based incentive awards, subscription rights, or other convertible securities (including the Notes), or issuable in connection with redemptions of Class B Common Shares issued by Holdings, and units issued by MM Opco and other rights (collectively, all of the foregoing, “rights”) to acquire Shares, plus (iii) all Shares issuable as of such date of determination under then-outstanding awards made pursuant to any then-existing management or employee incentive plan or executive compensation arrangement, in each case approved by the Board of Directors of the Company, plus (iv) all Shares issued or issuable as of such date of determination upon conversion of the portion of the Notes comprising pay-in-kind interest that has been added to the Principal Amount after the Reference Time and prior to such date of determination, in each of clauses (i) and (ii), including all Shares and rights issued or issuable in connection with the Concurrent Financing, in each case without duplication.

“Fourth Restatement Closing Date” has the meaning set forth in Section 4.2.

“Fourth Restatement Holders” means the Holders on the Fourth Restatement Closing Date, Gotham Green Partners, LLC, Superhero and Superhero Holder, together with any Related Fund, direct or indirect equity holder, fund, partnership or other entity affiliated with and/or managed by any of the foregoing, in each case, to the extent such Person is a Holder on the applicable date.

“Fourth Restatement Operative Documents” means this Agreement, the Disclosure Letter, the Security Agreement, the Company Security Agreements and the Regulatory Side Letter.

“Free Writing Prospectus” has the meaning set forth in Rule 405.

“Fully Accreted Principal Amount” means, with respect to any Note(s), the initial principal amount thereof (including any portion attributable to Restatement Fee and any amendment fee) plus all interest paid in kind under such Note(s) as of the applicable Funding Date or other date of determination. As of the Fourth Restatement Closing Date, the Fully Accreted Principal Amount of the Notes is $221,065,006.68.

“Funding Date” means, as applicable, the Tranche 1-B Funding Date, Tranche 2 Funding Date, the Tranche 3 Funding Date, the Tranche 4 Funding Date, each Incremental Funding Date (which for the avoidance of doubt includes April 24, 2020 and September 14, 2020) and the Third Restatement Closing Date.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, and consistently applied.

“Gotham Purchasers” means, collectively, Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., Gotham Green Partners SPV IV, L.P., Gotham Green Partners SPV VI, L.P. and each Related Fund of such Purchasers, in each case which becomes a Purchaser under this Agreement.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranties” means, collectively, each guaranty of any of the Obligations now or hereafter executed and delivered by any Person to the Holders, and “Guaranty” means any of the Guaranties, including, without limitation, the Third Amended and Restated Guaranty and Security Agreement dated as of the Fourth Restatement Closing Date and the Third Guaranty and Pledge Agreement dated as of the Fourth Restatement Closing Date, each among the Credit Parties and the Collateral Agent for the benefit of the Holders.

“Guarantors” means, collectively, each party to a Guaranty (other than the Holders and the Collateral Agent) and each other guarantor of all or any portion of the Obligations, which shall at all times include each Subsidiary of a Borrower (other than any Excluded Subsidiary and any Unrestricted Subsidiary). Schedule 1.1(c)(i) sets forth the Guarantors as of the Fourth Restatement Closing Date.

“Hankey Loan Documents” means that certain Senior Secured Commercial Loan Agreement dated as of October 1, 2018, as amended by that certain First Modification to Senior Secured Commercial Loan Agreement dated April 8, 2019 and further amended by that certain Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020 and further amended by that certain Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, further amended by that certain Fourth Modification to Senior Secured Commercial Loan Agreement dated September 14, 2020 and further amended by that certain Fifth Modification to Senior Secured Commercial Loan Agreement dated May 11, 2021, each by and between Hankey Capital, LLC and Holdings, and all other agreements, instruments and documents entered into in connection therewith, as the same may be amended, restated, amended and restated, supplemented or modified or terms waived from time to time.

“Hankey Repayment” means a repayment of all or a portion of the Indebtedness outstanding under the Hankey Loan Documents utilizing proceeds of the sale of assets under the Ascend Agreement or proceeds from the exercise of the Hankey Warrant.

“Hankey Subsidiaries” means Project Compassion NY, LLC, Project Compassion Capital NY, LLC, MMOF SD, LLC, MMOF Venice, LLC, MMOF Downtown Collective, LLC, MMOF BH, LLC, MMOF RE SD, LLC, MMOF Vegas 2, LLC, MedMen NY, Inc., MMOF San Diego Retail, Inc., The Compassion Network, Advanced Patients’ Collective, MME CYON Retail, Inc. (formerly known as Cyon Corporation, Inc.) and MMOF Vegas Retail 2, Inc., and their respective Subsidiaries as of the Fourth Restatement Closing Date, and any other Person that is party to the Hankey Loan Documents on the Fourth Restatement Closing Date as a “Pledgor” or “Pledged Entity” under and as defined therein, and each is a “Hankey Subsidiary”.

“Hankey Warrant” means one or more subscription right certificates issued on or about the Fourth Restatement Closing Date pursuant to which the holder thereof is permitted to exercise the warrant for Shares or Tranche 4 Notes up to the aggregate amount set forth in the definition of Tranche 4 Notes.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law.

“Holder” means, at any time of determination, a holder of a Note, and “Holders” means all such holders of a Note.  For the sake of clarity, the Purchasers were the initial Holders of the Notes.

“Holding Companies” means, collectively, the Company and Holdings, and each is a “Holding Company”.

“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary of the Company that (a) did not, as of the last day of the most recently ended Fiscal Quarter, have (i) assets with a value in excess of two percent (2%) of the assets of the Company and its Subsidiaries on a consolidated basis or (ii) revenues representing in excess of two percent (2%) of the gross revenue of the Company and its Subsidiaries on a consolidated basis, (b) taken together with all Persons deemed to be Immaterial Subsidiaries in the foregoing clause (a) as of the last day of the Fiscal Quarter of the Company most recently ended, did not have (i) assets with a value in excess of five percent (5%) of the assets of the Company and its Subsidiaries on a consolidated basis or (ii) revenues representing in excess of five percent (5%) of the gross revenue of the Company and its Subsidiaries on a consolidated basis, (c) is not a Cannabis License Holder, and (d) is not an IP Subsidiary. The Immaterial Subsidiaries in existence on the Fourth Restatement Closing Date are set forth on Schedule 1.1(c)(ii).

“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Incremental Advance” means the aggregate amount funded by the Purchasers to the Borrowers on an Incremental Funding Date.

“Incremental Funding Date” means the Third Restatement Closing Date and the date on which an Incremental Advance was made in accordance with Section 4.5 of the Second Amendment and Restatement, such dates having been April 24, 2020 and September 14, 2020.

“Incremental Notes” means the first priority senior secured convertible notes issued on an Incremental Funding Date by the Borrowers to the Incremental Purchasers in the aggregate principal amount of the applicable Incremental Advance plus the Restatement Fee payable on the applicable Incremental Funding Date, with the Conversion Price for each Incremental Note set forth in Schedule 1.1(d) (provided, that any share price set out in this Agreement shall be subject to adjustment from time to time in the same manner as is set out in the Notes with respect to the Conversion Price), as amended by the Amended and Restated Notes.

“Incremental Purchaser” means any Purchaser that made an Incremental Advance.

“Incremental Warrants” means warrants to purchase Shares, issued by the Company on an Incremental Funding Date to the Incremental Purchasers participating in such Incremental Advance representing in the aggregate one hundred percent (100%) coverage with respect to the Incremental Advance funded on such Incremental Funding Date and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Indebtedness” of any Person means, without duplication, all of the following as to such Person:  (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables) incurred in the Ordinary Course of Business or accrued expenses paid or payable in the Ordinary Course of Business, which purchase price is due more than twelve months after placing property in service or taking delivery and title thereto; (c) all reimbursement or payment obligations (whether or not contingent) with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or the Person providing financing under such agreement in the event of default are limited to repossession or sale of such Property) (other than deferred purchase price described in clause (b) above); (f) all Capital Lease Obligations; (g) all Equity Interests of such Person subject to repurchase or redemption (other than at the sole option of such Person and other than redemptions or exchanges of common shares of Holdings and units of MM Opco which are redeemable or exchangeable in accordance with the Organization Documents of Holdings or MM Opco, as applicable, for Equity Interests); (h) all “earnouts” and similar payment obligations under merger, acquisition, purchase or similar or related agreements; (i) all obligations under Rate Contracts; (j) all Indebtedness and obligations referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or obligations; and (k) all Contingent Obligations described in clause (a) of the definition of “Contingent Obligations” in respect of indebtedness or obligations of another Person and that is described in clauses (a) through (j) above.

“Initial Credit Parties” means collectively, the Persons set forth on Schedule 1.1(c)(i) as of the Fourth Restatement Closing Date, and “Initial Credit Party” means any such Person.

“Installment Sale Subsidiaries” means Viktoriya’s Medical Supplies and its respective Subsidiaries, and each is an “Installment Sale Subsidiary”.

“Intercompany Note” means that certain Third Amended and Restated Intercompany Global Note dated as of the Fourth Restatement Closing Date, by and among the Credit Parties, as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, (i) as certified by a Responsible Officer of the Borrowers to the Collateral Agent, based on such Responsible Officer’s good faith judgment (which may be based on advice of an investment banker or financial advisor), the terms of which are consistent with market terms for intercreditor or subordination agreement agreements or agreements with respect to high yield secured bonds for a performing public company issuer that is in the retail industry sector governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto and/or (ii) reasonably acceptable to the Company and the Collateral Agent.

“Interest Payment Date” has the meaning set forth in the Notes.

“IP Subsidiaries” means collectively, the Persons listed on Schedule 1.1(c)(iv) and described as “IP Subsidiaries” for so long as such Persons own intellectual property that is used in or otherwise material to the business and operations of the Credit Parties and the Restricted Subsidiaries, and “IP Subsidiary” means any such Person.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433.

“knowledge” or “aware” means the (a) actual knowledge or awareness of any of the officers, directors or managers of any Credit Party or any Subsidiary, including their successors in their respective capacities and (b) the knowledge or awareness which a prudent business person would have obtained in the conduct of his or her business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, treaty, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines or other legal requirement of any Governmental Authority, or any provisions of the foregoing, including general principles of common and civil law and equity, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, and/or sale of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”); provided, however, that Excluded Laws shall not include any provision of the Code, including, without limitation, Section 280E of the Code.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, but not limited to, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease which is not a Capital Lease.

“Majority Holders” means Holders holding more than fifty percent (50%) of the aggregate unpaid principal amount outstanding under the Notes that have been issued and are outstanding as of the date immediately preceding the Fourth Restatement Effective Date; for the avoidance of doubt, the principal amount of any Notes issued after the Fourth Restatement Effective Date shall not be used in the calculation of Majority Holders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or results of operations, in each case, of the Credit Parties, taken as a whole, (b) the rights and remedies (taken as a whole) of the Collateral Agent or any Holder under the applicable Operative Documents, (c) the ability of any Credit Party to perform its obligations under the applicable Operative Documents or (d) the Specified Cannabis License.

“Material Agreement” means any Contractual Obligation (a) between, among, made or accepted by, as applicable, any Credit Party on the one hand, and a Cannabis License Holder on the other hand and has generated and/or is reasonably expected to generate revenue to the Company on a consolidated basis in excess of $2,500,000 in the Fiscal Year at the time of determination, or (b) which has generated and/or is reasonably expected to generate revenue to the Company on a consolidated basis in excess of $5,000,000 in the Fiscal Year at the time of determination. Schedule 1.1(e) sets forth all Material Agreements in existence as of the Fourth Restatement Closing Date; provided that, each of the Material Agreements listed as items 3, 4 and 5 on Schedule 1.1(e) and entered into by EBA Holdings shall be terminated and shall no longer be deemed a “Material Agreement” pursuant to this definition upon the occurrence of the EBA Conversion.

“Material Indebtedness” means Indebtedness for borrowed money of the Credit Parties, whether individually or in the aggregate (if related), and whether owed to one or more obligees, in an aggregate outstanding principal amount exceeding $15,000,000.

“Material Real Property” means any Owned Real Property and improvements thereon which (i) has a fair market value in excess of $10,000,000 or (ii) is necessary for any Credit Party’s ability to comply with applicable Laws in any material respect (as determined by the Company in good faith).

“Maturity Date” means the earlier of (a) August 17, 2028, and (b) such earlier date as accelerated under the Notes or any other Operative Agreement.

“Minimum Liquidity Amount” means $10,000,000.

“MM Opco” means MM Enterprises USA, LLC, a Delaware limited liability company.

“Mortgaged Property” means, collectively, the Material Real Properties owned by any Credit Party or any Restricted Subsidiary, in each case set forth on Schedule 1.1(f) as of the Fourth Restatement Closing Date and as encumbered by a Mortgage pursuant to any Operative Document, and each additional Material Real Property encumbered by a Mortgage pursuant to Section 4.2(a) and Section 7.12.

“Mortgages” means, collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by any Credit Party in favor or for the benefit of the Holders creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Majority Holders with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 4.2(a) or Section 7.12, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) as to which any ERISA Affiliate is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“New York Subsidiaries” means, collectively, Project Compassion NY, LLC, Project Compassion Capital NY, LLC, and MedMen NY, Inc.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Note and Warrant Assignment Agreements” has the meaning set forth in Schedule 7.20.

“Notes” means, collectively, the Amended and Restated Notes and all other notes evidencing the principal and interest owing from the Borrowers to the Holders under this Agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time, and each is a “Note”.

“Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Exhibit E.

“Notice Holder” means, on any date, any Share Holder that has delivered a completed Notice and Questionnaire to the Company on or prior to such date.

“Obligations” means all loans, advances, indebtedness, obligations and liabilities of the Company and each other Credit Party to the Holders under the Notes or any of the other Operative Documents, together with all other indebtedness, obligations and liabilities whatsoever of the Company and each other Credit Party to the Holders arising under or in connection with this Agreement or any other Operative Documents, in each case whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising; provided, however, that for purposes of calculating the Obligations outstanding under this Agreement or any of the Operative Documents, the direct and absolute and contingent obligations of Company and each other Credit Party shall be determined without duplication.

“Operative Documents” means this Agreement, the Disclosure Letter, the Notes, the Warrants, any Intercreditor Agreement, the Security Agreement, the Company Security Agreements, the Collateral Assignment of Material Agreements, the Intercompany Note, the Perfection Certificate, the Trademark Security Agreement, the Patent Security Agreement, the Canadian IP Security Agreement, each Mortgage, each Control Agreement, each Subordination Agreement, and each other document, instrument or agreement executed in connection (x) herewith on or after the Fourth Restatement Closing Date or (y) with the Canadian Security Agreement or a Control Agreement.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party or any Restricted Subsidiary, the ordinary course of such Person’s business.

“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, limited liability company agreement or other similar agreement and articles or certificate of formation, or (d) for any Person (including any corporation, partnership or limited liability company), any agreement, instrument or document comparable to the foregoing.

“Other Connection Taxes” means, with respect to a Holder, Taxes imposed as a result of a present or former connection between such Holder and the jurisdiction imposing such Taxes (other than a connection arising solely from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced, the Agreement).

“Owned Real Property” means each parcel of real property that is owned in fee by the Company or any Credit Party.

“Patent Security Agreement” means that certain Amended and Restated Patent Security Agreement dated as of the Fourth Restatement Closing Date, made by the Credit Parties party thereto and each other Credit Party which joins and becomes bound by such agreement as “Grantors”, in favor of the Collateral Agent and as amended, restated, supplemented or otherwise modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan) and as to which any Credit Party has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA, and, for the avoidance of doubt, “Pension Plan” shall not include a Canadian Pension Plan.

“Perfection Certificate” means each Perfection Certificate executed by each Credit Party and delivered to the Holders on the Fourth Restatement Closing Date or to the Holders on each Funding Date (in the case of any Funding Date, such Perfection Certificate shall give effect to any transactions anticipated to be completed on such Funding Date or using funds advanced on such Funding Date) or to the Holders and the Collateral Agent pursuant to Section 7.3(b).

“Permit” means a license, permit, approval, consent, certificate, registration or authorization (whether governmental, regulatory or otherwise).

“Permitted Acquisitions” means any Acquisitions, in a single transaction or series of related transactions, if immediately before and after giving effect thereto:  (i) no Event of Default shall have occurred or be continuing or would result from such acquisition or purchase, (ii) any acquired or newly formed Restricted Subsidiary of a Credit Party shall not be liable for any

Indebtedness except for Indebtedness otherwise permitted by Section 8.2, (iii) the Credit Parties have complied with this Agreement in connection with such Investment, and (iv) the Borrowers would be in compliance with the financial covenant set forth in Section 7.19(a) for the most recent calculation period and as of the last day thereof, if such acquisition or purchase had been completed on the first day of such calculation period.

“Permitted Hankey Indebtedness Amount” means (i) at any time prior to a Hankey Repayment, an aggregate principal amount equal to the sum of (x) the principal amount of Indebtedness permitted to be outstanding by the Hankey Loan Documents as in effect on the Fourth Restatement Closing Date, plus (y) $50,000,000, and (ii) at any time after a Hankey Repayment, (x) the principal amount of Indebtedness then outstanding under the Hankey Loan Documents (if any), plus (y) $50,000,000.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other form of entity.

“Personal Information” means any information about a Person and includes information contained in this Agreement and the documents to be delivered by such Person in connection with the transactions contemplated herein.

"Post-Issuance Reference Shares" means, as of any date of determination, the sum of (i) the Fourth Restatement Reference Shares, plus (ii) all Shares issued or issuable pursuant to all Top-Up Warrants issued after the Fourth Restatement Closing Date and prior to such date of determination (excluding Shares attributable to Top-Up Warrants that have expired in accordance with their terms), plus (iii) all Shares issued or issuable in the Eligible Issuance and all prior Eligible Issuances (excluding Shares attributable to rights that have expired in accordance with their terms).

"Preemptive Right Excluded Issuance" means: (i) any Shares issued upon exercise, conversion or settlement of warrants, options, restricted share units or other incentives, subscription rights or other convertible securities (including the Notes), or issuable in connection with redemptions of Class B Common Shares issued by Holdings and units issued by MM Opco, in each case outstanding prior to the date hereof (in each case, having been issued prior to the Fourth Restatement Closing Date or otherwise in accordance with Section 8.22), (ii) any issuance of Shares in connection with any overnight “block” trade, “at-the-market” offering or similar transaction, (iii) any issuance of Shares to existing or prospective consultants, employees, officers or directors pursuant to any options, restricted stock units, restricted shares, employee stock purchase or similar equity-based plans or other compensation agreement; (iv) any issuance of Shares in connection with any acquisition by the Company or any of its Subsidiaries of the stock, assets, properties or business of any Person; (v) any issuance of Shares in connection with any merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (vi) any issuance of Shares in connection with the settlement or resolution of any bona fide dispute or claim; or (vii) any issuance of Shares in connection with any stock split, stock dividend or with any other recapitalization or transaction in which an adjustment is made pursuant to Section 4.5 of the Note, in each case to the extent approved by the Board of Directors of the Company.

“Property” means any property or interest of any type in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Purchasers” means, collectively, the parties signatory to this Agreement as “Purchasers” and each Person who becomes a Purchaser hereunder, together with their respective successors and assigns as permitted under this Agreement, and each is a “Purchaser”.

“Rate Contract” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including any agreement or arrangement which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recipient” means (a) any Purchaser or (b) any Holder, as applicable.

“Reference Time” means immediately after the transfer of Purchased Notes and Purchased Warrants (each such capitalized term as defined in the Assignment and Assumption Agreements) on the date hereof.

“Registrable Securities” means (i) the Underlying Shares, (ii) the Warrant Shares and (iii) any securities into or for which such Underlying Shares or Warrant Shares have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (i) the date on which such securities have been sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the U.S. Securities Act, (ii) the date on which such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) under the U.S. Securities Act or (iii) the date on which such securities cease to be outstanding; provided, however, that any Underlying Shares with respect to Interest shall not be considered “Registrable Securities” until such Interest is added to the Principal Amount pursuant to Section 3.3 of the Note.

“Regulatory Side Letter” means that certain letter agreement dated as of the Fourth Restatement Closing Date provided by the Company to Superhero Holder and Tilray, Inc.

“Regulatory Convertible Indebtedness” means Indebtedness that is: (i) issued in lieu of Shares (or other Equity Interests) as a result of limitations on equity ownership arising under Cannabis Laws, (ii) mandatorily convertible or exchangeable for Shares (or other equity interests) upon receipt of necessary approvals of or consents to such acquisition by any governmental body acting in respect of Cannabis Laws, (iii) issued by the Company, (iv) unsecured, and (v) not be guaranteed by any Subsidiary.  For the avoidance of doubt, Regulatory Convertible Indebtedness includes Senior Unsecured Convertible Notes issued under the Backstop Agreement is Regulatory Convertible Indebtedness for all purposes of this Agreement.

“Related Fund” means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) any Purchaser or any other Holder, (ii) an Affiliate of any Purchaser or any Holder, (iii) the same investment advisor that manages a Holder or (iv) an Affiliate of an investment advisor that manages a Holder or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Holder or any Person described in clause (a) above.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in this Agreement) and other consultants and agents of or to such Person or any of its Affiliates.

“Reportable Event” means, as to any Employee Benefit Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Resale Documents” means, collectively, the Registration Statement and Prospectus, each as amended, supplemented or otherwise modified from time to time.

“Responsible Officer” means, as to each Credit Party, the chief executive officer, chief financial officer, vice president of finance or the president of such Credit Party, or any other officer having substantially the same authority and responsibility.

“Restatement Closing Date” means March 27, 2020.

“Restatement Fee” shall have the meaning provided in the Fee Letter.

“Restricted Subsidiary” means any Subsidiary of the Company (including Holdings), other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the U.S. Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 144A” means Rule 144A under the U.S. Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 405” means Rule 405 under the U.S. Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Second Amendment” means that certain Second Amendment to Securities Purchase Agreement and Notes dated as of the Second Amendment Effective Date, by and among the Borrowers, each other Credit Party signatory thereto, each Purchaser signatory thereto and the Collateral Agent.

“Second Amendment Effective Date” means October 29, 2019.

“Second Restatement Closing Date” means July 2, 2020.

“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada, the United States and any other jurisdiction in which the Shares are listed.

“Securities Laws” means, collectively, the U.S. Securities Laws and Canadian Securities Laws.

“Security Agreement” means that certain Third Amended and Restated Guaranty and Security Agreement dated as of the Fourth Restatement Closing Date, made by Holdings, the other Credit Parties party thereto and each other Credit Party which joins and becomes bound by such agreement as “Guarantors” and/or “Grantors”, in favor of the Collateral Agent and as amended, restated, supplemented or otherwise modified from time to time.

“Share Holders” means the beneficial owners from time to time of the Underlying Shares issued upon conversion of the Notes.

“Shares” means Class B Subordinate Voting Shares of the Company.

“Special Counsel” means DLA Piper LLP (US) and DLA Piper (Canada).

“Specified Cannabis License” means the Cannabis Licenses held by MME Florida, LLC for the state of Florida.

“Specified Holder” has the meaning assigned to such term in the Notes.

“Subordination Agreement” means each subordination agreement entered into for the purpose of subordinating Indebtedness to the Obligations, or subordinating the Obligations to any other Indebtedness, in form and substance reasonably requested by or acceptable to the Collateral Agent and Majority Holders. For the avoidance of doubt, no Intercreditor Agreement (as defined herein) is a Subordination Agreement.

“Subsequent Credit Parties” means each Subsidiary of the Company, and each Subsidiary of each Borrower, whether existing on the Fourth Restatement Closing Date or joined to this Agreement and the Operative Documents under Section 7.8 or Section 7.12, subsequent to the Fourth Restatement Closing Date other than the Excluded Subsidiaries and the Unrestricted Subsidiaries, and “Subsequent Credit Party” means any such Person.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of equity or voting securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) the general partner or other governing body of such limited liability company, partnership, association or other business entity.  In the absence of designation to the contrary, reference to a Subsidiary or Subsidiaries shall be deemed to be a reference to Subsidiaries of the applicable Credit Party.

“Superhero” means Superhero Acquisition Corp., a Delaware corporation.

“Superhero Holder” means Superhero Acquisition L.P., a Delaware limited partnership.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Restatement Advance” means the $10,000,000 funded by the Third Restatement Purchasers to the Borrowers on the Third Restatement Closing Date.

“Third Restatement Closing Date” means January 11, 2021.

“Third Restatement Warrants” means (a) warrants to purchase Shares, issued by the Company on the Third Restatement Closing Date to the Third Restatement Purchasers representing in the aggregate one hundred percent (100%) coverage with respect to the Third Restatement Advance and with an exercise price of $0.1608 and (b) all Tranche 1 Warrants, Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants that were issued prior to the Third Restatement Closing Date and were not canceled prior to the Third Restatement Closing Date in accordance with the Existing Agreement, with respect to Warrants described in clause (b) with exercise prices as set forth therein with respect to each such tranche or class; in each case with respect to Warrants described in clauses (a) and (b), as evidenced by amended and restated warrant certificates issued to the Holders in the form attached to the Existing Agreement as of the Third Restatement Closing Date as Exhibit B-1, as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor. For the avoidance of doubt, the definitive number of Shares for which such Warrants are exercisable and the corresponding exercise price therefor is set forth in Schedule 1.1(d).

“Title IV Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to the provisions of Title IV of ERISA other than a Multiemployer Plan, as to which any Credit Party or any Subsidiary is making, or is obligated to make contributions, or has any liability, including as a result of being an ERISA Affiliate, or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“Top-up Eligible Holder” means any Person who is a Holder on the relevant date and a Fourth Restatement Holder.

"Top-Up Entitlement" for a Holder means, in respect of any Eligible Issuance, that number of Shares which, when added to such Holder’s Top-Up Reference Shares (such sum, the “New Reference Shares”), would result in (x) the percentage of the Post-Issuance Reference Shares represented by such Holder’s New Reference Shares being equal to (y) the percentage of Fourth Restatement Reference Shares represented by such Holder’s Top-Up Reference Shares.

“Top-up Excluded Issuance” means (i) any Shares issued upon exercise, conversion or settlement of warrants, options, restricted share units or other incentives, subscription rights or other convertible securities (including the Notes), or issued in connection with redemptions of Class B Common Shares issued by Holdings, in each case outstanding prior to the date hereof, (ii) any securities issued in the Concurrent Financing or upon exercise, conversion or settlement of warrants, options or rights issued in or pursuant to the Concurrent Financing (including for the avoidance of doubt pursuant to the Hankey Warrant (including the warrant included therewith), the Tranche 4 Notes and, if applicable, any Regulatory Convertible Indebtedness issued in connection with the Concurrent Financing), (iii) any Shares issued pursuant to any management or employee incentive plan or executive compensation arrangement, in each case approved by the Board of Directors of the Company, or (iv) any issuance of Shares in connection with any stock split, stock dividend or with any other recapitalization or transaction in which an adjustment is made pursuant to Section 4.5 of the Note.

"Top-up Reference Shares" for a Holder means, as of any date of determination, the sum of (i) the Shares that would be issuable to such Holder upon conversion of its Notes or exercise of its Warrants as of the Reference Time, plus (ii) the Shares issuable to such Holder pursuant to all Top-Up Warrants issued to such Holder prior to such date of determination (excluding Shares attributable to Top-Up Warrants that have expired in accordance with their terms), plus (iii) all Shares issued or issuable upon conversion of the portion of the Notes held by such Holder at the Reference Time comprising pay-in-kind interest that has been added to the Principal Amount after the Reference Time and prior to such date of determination, in each of clauses (i), (ii) and (iii), reduced proportionally by the Shares attributable to Notes and Warrants that have been transferred by such Holder to another Person (whether or not an Affiliate).

“Top-Up Shares” means Shares and any other shares of the Company that may be a part of the authorized capital of the Company from time to time.

“Trademark Security Agreement” means that certain Amended and Restated Trademark Security Agreement dated as of the Fourth Restatement Closing Date, made by the Credit Parties party thereto and each other Credit Party which joins and becomes bound by such agreement as “Grantors”, in favor of the Collateral Agent and as amended, restated, supplemented or otherwise modified from time to time.

“Tranche 1 Advances” means, collectively, the Tranche 1-A Advance and the Tranche 1-B Advance, and each is a “Tranche 1 Advance”.

“Tranche 1 Notes” means, collectively, the Tranche 1-A Notes and Tranche 1-B Notes.

“Tranche 1 Warrants” means, collectively, the Tranche 1-A(1) Warrants, Tranche 1-A(2) Warrants, Tranche 1-B(1) Warrants and Tranche 1-B(2) Warrants, and each is a “Tranche 1 Warrant”.

“Tranche 1-A Advance” means the $20,000,000 funded by certain Purchasers to the Borrowers on the Closing Date.

“Tranche 1-A Notes” means the first priority senior secured convertible notes issued on the Closing Date by the Borrowers to the applicable Purchasers in the aggregate amount of the Tranche 1-A Advance, as amended by the Amended and Restated Notes.

“Tranche 1-A Warrants” means, collectively, the Tranche 1-A(1) Warrants and Tranche 1-A(2) Warrants, and each is a “Tranche 1-A Warrant”.

“Tranche 1-A(1) Warrants” means the warrants to purchase Shares, issued on the Closing Date by the Company to the applicable Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 1-A Advance and with the exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 1-A(2) Warrants” means the warrants to purchase Shares, issued on the Closing Date by the Company to the applicable Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 1-A Advance and with the exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 1-B Advance” means the $80,000,000 funded by certain Purchasers to the Borrowers on the Tranche 1-B Funding Date.

“Tranche 1-B Funding Date” means May 22, 2019.

“Tranche 1-B Notes” means the first priority senior secured convertible notes issued on the Tranche 1-B Funding Date by the Borrowers to the Purchasers in the aggregate amount of the Tranche 1-B Advance, as amended by the Amended and Restated Notes.

“Tranche 1-B Warrants” means collectively, the Tranche 1-B(1) Warrants and Tranche 1-B(2) Warrants, and each is a “Tranche 1-B Warrant”.

“Tranche 1-B(1) Warrants” means the warrants to purchase Shares, issued on the Tranche 1-B Funding Date by the Company to the Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 1-B Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 1-B(2) Warrants” means the warrants to purchase Shares, issued on the Tranche 1-B Funding Date by the Company to the Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 1-B Advance and with an exercise price with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 2 Advance” means the $25,000,000 funded by certain Purchasers to the Borrowers on the Tranche 2 Funding Date.

“Tranche 2 Funding Date” means July 12, 2019.

“Tranche 2 Notes” means the first priority senior secured convertible notes issued on the Tranche 2 Funding Date by the Borrowers to the Purchasers in the aggregate amount of the Tranche 2 Advance, as amended by the Amended and Restated Notes.

“Tranche 2 Warrants” means, collectively, the Tranche 2-A Warrants and Tranche 2-B Warrants, and each is a “Tranche 2 Warrant”.

“Tranche 2-A Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 2 Funding Date to the Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 2 Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 2-B Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 2 Funding Date to the Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 2 Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 3 Advance” means the $10,000,000 funded by the Purchasers to the Borrowers on the Tranche 3 Funding Date.

“Tranche 3 Funding Date” means November 27, 2019.

“Tranche 3 Notes” means the first priority senior secured convertible notes issued on the Tranche 3 Funding Date by the Borrowers to the Purchasers in the aggregate principal amount of the Tranche 3 Advance, as amended by the Amended and Restated Notes.

“Tranche 3 Warrants” means, collectively, the Tranche 3-A Warrants and Tranche 3-B Warrants, and each is a “Tranche 3 Warrant”.

“Tranche 3-A Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 3 Funding Date to the Purchasers, representing in the aggregate thirty seven and one half percent (37.5%) coverage with respect to the Tranche 3 Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 3-B Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 3 Funding Date to the Purchasers, representing in the aggregate twelve and one half percent (12.5%) coverage with respect to the Tranche 3 Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Tranche 4 Advance” means the $12,500,000 funded by certain Purchasers to the Borrowers on the Tranche 4 Funding Date.

“Tranche 4 Funding Date” means March 27, 2020.

“Transactions” means the Concurrent Financing, this Fourth Amendment and Restatement of the Existing Agreement (and the issuance of Amended and Restated Notes and Amended and Restated Warrants required hereby), the Note and Warrant Assignment Agreements, the payment of  fees, costs and expenses in connection with the foregoing, and all agreements, instruments, documents, actions and transactions executed or entered into in connection with the foregoing.

“Tranche 4 Holder” has the meaning given to such term in the definition of “Tranche 4 Joinder.”

“Tranche 4 Joinder” means a joinder to this Agreement pursuant to which a holder of a Hankey Warrant that has validly exercised its right to acquire Tranche 4 Notes pursuant to the Hankey Warrant (each, a “Tranche 4 Holder”) and paid the consideration therefor has become party to this Agreement as a Holder.

“Tranche 4 Notes” means notes required to be issued upon election of the holder(s) of the Hankey Warrant, in an aggregate principal amount of up to $30,000,000, and having the same terms and conditions as the other Notes, except for the issue date (from which interest shall commence to accrue) and except that the Conversion Price for converting the Principal Amount of the Tranche 4 Notes (i.e., the Principal Amount of such Note excluding the conversion price for Interest accruing after the Fourth Restatement Date and payble in kind as described in the Note) shall be set at $0.24.  The Tranche 4 Notes shall be Notes for all purposes hereunder upon issuance, including the definition of “Obligations” and Section 11.1 (Consent to Amendments; Waivers), and it shall be a condition to the issuance of the Tranche 4 Notes that each person to whom Tranche 4 Notes are required to be issued pursuant to the Hankey Warrant shall have signed a Tranche 4 Joinder (if not already party hereto).

“Tranche 4 Warrants” means warrants to purchase Shares, issued by the Company on the Tranche 4 Funding Date to the Purchasers who participate in the Tranche 4 Advance, representing in the aggregate one hundred percent (100%) coverage with respect to the Tranche 4 Advance and with an exercise price set forth on Schedule 1.1(d), as amended, modified, supplemented or restated from time to time, together with all warrants issued in substitution or exchange therefor.

“Treehouse REIT” means Treehouse Real Estate Investment Trust.

“Treehouse REIT Documents” means that certain Management Agreement dated as of January 3, 2019, entered into by and among LCR Manager, LLC, a Delaware limited liability company, Treehouse Real Estate Investment Trust, Inc., a Maryland corporation and Le Cirque Rouge, LP, a Delaware partnership, that certain Limited Partnership Agreement dated as of January 3, 2019, and all other agreements, instruments and documents entered into in connection therewith as the same may be amended or modified or terms waived from time to time, including the Second Amendment to Master Lease Agreement dated July 2, 2020 and the Forbearance Agreement effective as of April 15, 2020, as amended by the First Amendment to Forbearance Agreement dated as of May 31, 2020; provided, that any modification thereof or waiver requested or granted thereunder that is adverse to the Holders shall require the prior written consent of the Majority Holders not to be unreasonably withheld.

“Treehouse REIT Transactions” means the sale of certain Credit Parties’ real property and leasehold interests to Treehouse REIT and simultaneous lease of such real property or leasehold back to such Credit Parties in accordance with the Treehouse REIT Documents.

“Triggering Event” means the date federal laws in the United States are amended to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C. § 802) or to remove the regulation of such activities from the federal laws of the United States.

“Underlying Shares” means the Shares into which the Notes are convertible or issued upon any such conversion.

“Unencumbered Liquid Assets” means all unrestricted cash or Cash Equivalents of any Credit Party subject to a Control Agreement.

“Unfunded Benefit Liabilities” means the excess of a Title IV Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Title IV Plan’s assets, determined in accordance with the actuarial assumptions used by the Title IV Plan’s actuaries for Title IV Plan funding purposes for the applicable plan year.

“United States” and “U.S.” each means the United States of America and political subdivisions thereof.

“Unrestricted Subsidiary” means any Subsidiary listed on Schedule 1.1(c)(v) as of the Fourth Restatement Closing Date and any Subsidiary designated by the Company as an Unrestricted Subsidiary pursuant to Section 7.7 subsequent to the Fourth Restatement Closing Date; provided, that, no Borrower and no Cannabis License Holder and no IP Subsidiary shall be an Unrestricted Subsidiary.

“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under Regulation D.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws.

“Virginia Subsidiary” means PharmaCann Virginia LLC.

“Warrant Shares” means the Shares of the Company issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Tranche 1 Warrants, Tranche 2 Warrants, Tranche 3 Warrants, Tranche 4 Warrants, Incremental Warrants, Third Restatement Warrants, and Amended and Restated Warrants, and each is a “Warrant”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment, by (2) the sum of all such payments.

Table of Defined Terms

Additional Mortgage	Section 7.12(b)
Agent-Related Persons	Section 10.2
Agreement	Preamble
Annual Budget	Section 7.1(a)(iii)
Anti-Terrorism Laws	Section 5.22
Collateral Agent	Preamble
Company	Preamble
Company Historical Financial Statements	Section 5.12(a)
Compliance Certificate	Section 7.2
Cured Default	Section 1.1(e)
Default Rate	Section 9.1
Deferral Notice	Section 7.18(b)(viii)(B)
Deferral Period	Section 7.18(b)(viii)
Disposition	Section 8.3
Eligible Issuance	Section 7.16
Environmental Permits	Section 5.13
Evanston Prepayment	Section 8.3
Evanston Sale	Section 8.3
Evanston Seller Notes	Section 8.3
Event of Default	Section 9.1
Executive Order	Section 5.22
Existing Agreement	Recitals
Existing Defaults	Section 3.3
First Agreement	Recitals
First Amendment and Restatement	Recitals
Indemnified Liabilities	Section 10.7
Indemnitee	Section 11.18
Initial Borrower	Preamble
Initial Borrowers	Preamble

Investments	Section 8.5
Last Audited Financial Statements	Section 5.12(a)
Last Unaudited Financial Statements	Section 5.12(a)
Material Event	Section 7.18(b)(viii)
New Issuance	Section 8.22
New Subsidiary	Section 7.12(a)
Newly Issued Securities	Section 8.22
OFAC	Section 5.22
Originating Holder	Section 11.3(a)
Other Payments	Section 9.1
Participant	Section 11.3(a)
Participant Register	Section 11.3
Patriot Act	Section 11.19
Permitted Liens	Section 8.1
Preemptive Rights Notice	Section 8.22
Pro Rata Portion	Section 8.22
Refinancing Indebtedness	Section 8.2
Registration Rights Indemnified Party	Section 7.18(f)(iii)
Registration Rights Indemnifying Party	Section 7.18(f)(iii)
Regulatory Disclosure Requirement	Section 7.17
Second Amendment and Restatement	Recitals
Securities	Section 11.9(a)
Top-Up Rights	Section 7.16
Top-Up Warrants	Section 7.16
U.S. Tax Compliance Certificate	Section 11.2(f)(ii)(B)(3)

Accounting Principles.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined under this Agreement (including the Exhibits hereto) shall be made and determined, both as to classification of items and as to amount, in accordance with GAAP or IFRS, as applicable. If any changes in accounting principles or practices from GAAP or IFRS, as applicable, are occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) with respect to GAAP, and the International Accounting Standards Board with respect to IFRS, which results in a change in the method of accounting in the calculation of financial covenants, standards or terms contained in this Agreement or any other Operative Document, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Credit Parties shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in the Operative Documents in accordance with GAAP or IFRS, as applicable, as in effect immediately prior to such changes.

1.2Other Definitional or Interpretive Provisions.

(a)Unless otherwise noted, all references to currency shall be United States dollars and all payments contemplated herein shall be paid in United States funds, by certified check, bank draft or wire transfer of immediately available funds.

(b)Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa.  The words “include,” “includes” and “including” shall in any event be deemed to be followed by the phrase “without limitation.”

(c)All references in this Agreement to “this Agreement”, “herein”, “hereunder”, “hereof” shall be deemed to refer to this Agreement and the Exhibits hereto (including their annexes) unless the context requires otherwise.  All references in this Agreement to Articles, Sections, Exhibits and Annexes shall be construed to refer to Articles and Sections of, and Exhibits and Annexes to, this Agreement unless the context requires otherwise. Unless the context otherwise requires, all references in this Agreement to Schedules shall be construed to refer to the disclosure schedules delivered by the Company to the Collateral Agent and the Holders on the Fourth Restatement Closing Date pursuant to the Disclosure Letter on or prior to the Fourth Restatement Closing Date. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Operative Document).

(d)Except as otherwise provided herein, any reference to a statute refers to the statute or any successor thereto, in each case as amended, reformed or modified from time to time and to all rules and regulations promulgated under or implementing the statute as in effect at the relevant time and a reference to a specific provision of a statute, rule or regulation includes any successor provision or provisions.

(e)It is understood and agreed that (i) with respect to any Default or Event of Default, the words “exists,” “is continuing” or any similar expression with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived; (ii) if any Default or Event of Default occurs due to (A) the failure by the Company and/or any Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Person takes such action or (B) the taking of any action by the Company and/or any Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Operative Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (1) the date on which such action would be permitted at such time to be taken under this Agreement and (2) the date on which such action is unwound or modified to the extent necessary so that the modified action is permitted by this Agreement or the other relevant Operative Document; and (iii) if any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Credit Party or the taking of any action by any Credit Party or any subsidiary of any Credit Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured

Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default, but only to the extent that the Company was not aware of the existence of the Cured Default that caused the relevant subsequent Default or Event of Default to arise at the time of the making or deemed making of the relevant representation and warranty or the taking of the relevant action.

(f)Any determination of fair market value of any asset other than cash for purposes of Section 8.3 shall be made by the Company in good faith at its election either (1) at the time of the execution of the definitive agreement governing such Disposition or (2) the date on which such Disposition is consummated.

ARTICLE II
Authorization and Sale of Securities.

2.1Authorization.  Prior to each Closing, the Company and Holdings authorized the issuance and sale of the Notes and Warrants to the Purchasers, to the extent applicable, in the amounts provided in Section 2.2.

2.2Sale of the Securities to the Purchasers.

(a)Prior Advances. Prior to the Fourth Restatement Closing Date and in accordance with the Existing Agreement, the Borrowers sold to certain of the Purchasers various Existing Notes, and the Company sold to certain of the Purchasers various Warrants, for the consideration set forth in the Existing Agreement, and subject to the terms set forth in the Existing Agreement and in such Existing Notes (as amended on the Fourth Restatement Closing Date) and Warrants.

(b)Advances as of the Fourth Restatement Closing Date. Schedule 1.1(d) has been updated as of the Fourth Restatement Closing Date to reflect all Advances made prior to the Fourth Restatement Closing Date and adjustments required to have been made to such date under Section 8.22 of the Existing Agreement, such updated schedule being attached to the Disclosure Letter. Notwithstanding anything to the contrary in any Warrant issued or any other Operative Document executed prior to the Fourth Restatement Closing Date, the applicable Exercise Prices for each Warrant and Conversion Prices for each Note issued under the Existing Agreement (as amended by this Agreement) are set forth in Schedule 1.1(d).

ARTICLE III
Closing; Delivery; Amendments to Notes

3.1Closing.  Each Closing prior to the Fourth Restatement Closing Date was held at the offices of Honigman LLP, located at 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226, on the applicable Funding Date, or virtually by exchange of electronic documents, at the time, date and place as was agreed to in writing by the Company and the Purchasers. The Closing on the Fourth Restatement Closing Date is to be held at the offices of DLA Piper LLP (US), located at 1251 Avenue of the Americas, 27th Floor, New York, New York, 10020, or virtually by exchange of electronic documents, at 10:00 a.m., local time, or at such other time, date and place as may be agreed to in writing by the Company and the Collateral Agent.

3.2Delivery; Advances.

(a)On each Funding Date prior to the Fourth Restatement Closing Date, the Borrowers and the Company delivered certain Notes and Warrants, respectively, and certain Purchasers made Advances as consideration therefor by wire transfer to accounts designated by the Borrowers and Company, respectively.

(b)Following the Fourth Restatement Closing Date, subject to the terms and conditions herein, and subject Section 7.20, the Borrowers and the Company will deliver the Amended and Restated Notes, and the Amended and Restated Warrants, respectively, against: delivery of the corresponding Notes and Warrants or, if after diligent and thorough search, such Notes and Warrants cannot be located, (x) evidence reasonably satisfactory to the Borrowers and the Company of the loss, theft, destruction or mutilation of any such Notes or Warrants and (y) indemnity satisfactory to the Company against all liability in respect of such loss, theft, destruction or mutilation.

(c)The Company and the Purchasers agreed as between the Company and the Purchasers, that the fair market value of the Tranche 1 Warrants and the rights to acquire the Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants in the aggregate was equal to $400,000.  The Company and the Purchasers further agreed that, pursuant to Treas. Reg. § 1.1273-2(h), $400,000 of the issue price of the investment unit consisting of (A)(1) the Tranche 1-A Notes and (2) the Tranche 1-B Notes, on the one hand, and (B)(1) the Tranche 1 Warrants and (2) the rights to acquire the Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants, on the other hand, was allocable to the Tranche 1 Warrants and the right to acquire the Tranche 2 Warrants, Tranche 3 Warrants and Tranche 4 Warrants.  The Company and the Purchasers have prepared and filed, or shall prepare and file, as applicable, all Tax and information reports in a manner consistent with the foregoing allocation and shall not take any position on any Tax return, before any Governmental Authority or in any proceeding relating to Taxes that is inconsistent with such allocation unless required by a determination within the meaning of Section 1313(a) of the Code. The Company and the Purchasers shall use commercially reasonable efforts to defend such allocation in any such tax proceeding. For the avoidance of doubt, this Section 3.2(c) pertains solely to the Existing Notes and Existing Warrants.

3.3Waiver of Existing Defaults.

Subject to the satisfaction of the conditions set forth in Section 4.2, the Holders and Collateral Agent hereby waive any Defaults or Events of Default, whether known or unknown, that have occurred on or prior to, or are existing as, of the Fourth Restatement Closing Date (the “Existing Defaults”). Nothing in this Section 3.3 shall constitute a waiver of compliance by Borrowers or any other Credit Party or any agreement to waive or forbear with respect to any future Event of Default in any other circumstances for any period after the Fourth Restatement Closing Date or waive compliance after the Fourth Restatement Closing Date by Borrowers or any other Credit Party with any other term, provision or condition of this Agreement, any other Operative Document or any other instrument or agreement referred to therein.

3.4Amendments to Notes. The parties agree to amend and restate each Note issued prior to the date hereof in the form substantially attached hereto as Exhibit A, and the Company agrees to deliver such Amended and Restated Note in accordance with Section 7.20 hereof against cancellation of such existing Note.

3.5Amendment to Warrants. The parties agree to amend and restate each Warrant issued prior to the date hereof in the form substantially attached hereto as Exhibit B, and the Company agrees to deliver such Amended and Restated Warrant in accordance with Section 7.20 hereof, against cancellation of such Warrant.

ARTICLE IV
Conditions to Closing by the Holders

4.1[Reserved].

4.2Fourth Restatement Closing.  This Agreement shall become effective on and as of the first date (the “Fourth Restatement Closing Date”) on which the following conditions precedent have been satisfied (or waived in accordance with Section 11.1):

(a)The Credit Parties shall have delivered this Agreement and the Fourth Restatement Operative Documents to the Holders and the Collateral Agent, duly executed by the Borrowers and the Credit Parties, to the extent party thereto, on or prior to the Fourth Restatement Closing Date (or written evidence reasonably satisfactory to the Fourth Restatement Holders and the Collateral Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart);

(b)Subject Sections 3.4, 3.5 and 7.20, the Borrowers shall have delivered on the Fourth Restatement Closing Date, the Amended and Restated Notes and the Amended and Restated Warrants duly executed by the Borrowers and the Company respectively, to the Fourth Restatement Holders;

(c)Prior to the delivery by the Company of the Amended and Restated Warrants, the applicable Holders shall deliver evidence reasonably satisfactory to the Company that the Warrants issued prior to the date hereof shall be cancelled upon the issuance of the Amended and Restated Warrants, such cancelation to become effective immediately upon such delivery;

(d)Prior to the delivery by the Borrowers of the Amended and Restated Notes, the Holders shall deliver evidence reasonably satisfactory to the Company that all the Notes issued prior to the date hereof in connection with the Existing Agreement shall be cancelled and extinguished upon the issuance of Amended and Restated Notes, such cancelation to become effective immediately upon such delivery;

(e)The Credit Parties shall have delivered to the Fourth Restatement Holders copies of all Cannabis Licenses;

(f)The Credit Parties shall have delivered to the Fourth Restatement Holders copies of each of the following on or before the Fourth Restatement Closing Date, in each case,

certified to be in full force and effect on the Fourth Restatement Closing Date or unchanged since the last copy certified as required under this Agreement, in each case by the general partner, secretary, assistant secretary or other officer or manager of such Credit Party and in form and substance reasonably satisfactory to the Fourth Restatement Holders:

(i)the certificate of incorporation or certificate of formation, as applicable, of such Credit Party as of the Fourth Restatement Closing Date, certified by the Secretary of State of the State under the laws of which such Credit Party is incorporated or organized as of a recent date prior to the Fourth Restatement Closing Date;

(ii)the limited partnership agreement, by-laws or operating agreement, as applicable, of such Credit Party as of the Fourth Restatement Closing Date; and

(iii)resolutions of the general partner, board of directors and/or board of managers, and, if necessary, the resolution of the partners, stockholders or members, as applicable, of such Credit Party, authorizing the execution, delivery and performance of the Fourth Restatement Operative Documents and the Amended and Restated Notes to which such Credit Party is a party and the transactions contemplated hereby;

(g)The representations and warranties of the Credit Parties contained in ARTICLE V hereof and in the other Operative Documents shall be true and correct in all material respects as of the Fourth Restatement Closing Date as if made on the Fourth Restatement Closing Date (except (x) to the extent not true and correct as result of the Existing Defaults, (y) if such representation or warranty is qualified by or subject to a “material respects”, “material adverse effect”, “Material adverse change” or similar term or qualification, such representation and warranty is true in all respects other than as a result of the Existing Defaults and (z) to the extent expressly made as of a prior date, in which case such representations and warranties shall be true and correct as of such earlier date), with exceptions to the foregoing being disclosed to the Fourth Restatement Holders in the form of updated Schedules to this Agreement;

(h)After giving effect to the Fourth Restatement Holders’ waiver of the Existing Defaults granted on the Fourth Restatement Closing Date, no Default or Event of Default shall have occurred and be continuing, or would result from, the Credit Parties’ execution, delivery or performance of this Agreement or the Fourth Restatement Operative Documents;

(i)The Credit Parties shall execute and deliver to the Fourth Restatement Holders an updated Perfection Certificate on or before the Fourth Restatement Closing Date;

(j)The Company has provided to the Holders and the Collateral Agent a copy of each Material Agreement;

(k)The Company has provided to the Holders and the Collateral Agent a true and complete listing of such insurance, including issuers, coverages and deductibles; and

(l)The Initial Borrowers shall have executed and delivered to the Fourth Restatement Holders a certificate executed by a Responsible Officer of the Initial Borrowers, dated as of the Fourth Restatement Closing Date, as to the satisfaction of the applicable conditions set forth in this Section 4.2.

The delivery of a signature page hereto by the Fourth Restatement Holders and the Collateral Agent shall conclusively be deemed to constitute an acknowledgement by the Collateral Agent and each Holder that each of the conditions precedent set forth in this Section 4.2 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

ARTICLE V
Representations and Warranties of the Credit Parties

Each Credit Party hereby represents and warrants to the Fourth Restatement Holders as set forth below, and acknowledges that the Fourth Restatement Holders are entering into this Agreement and the other Operative Documents in reliance on the truth and accuracy of such representations and warranties.  For purposes of this Agreement, except as otherwise specifically provided in this Agreement, all representations and warranties in this ARTICLE V shall be deemed to be made on the Fourth Restatement Closing Date.  Notwithstanding anything herein to the contrary, each of the representations and warranties in this Article V shall be deemed modified to account for the existence of the Existing Defaults prior to the waiver thereof pursuant to Section 3.3 and no Credit Party shall be deemed to have made any misrepresentation in this Article V solely as a result of the impact on such representation or warranty of the Existing Defaults.

5.1Existence and Power. Each Credit Party:  (a)(i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and (ii) subject to Section 7.20, is in good standing under the laws of the jurisdiction in which it was incorporated, amalgamated, continued, formed or organized as the case may be and (b) has the corporate, limited liability company or limited partnership (as applicable) power and capacity and all governmental licenses, authorizations, consents and approvals to own its assets and properties and carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except, in each case referred to in this Section 5.1 (other than clause (a)(i) and (b), in each case, with respect to each Borrower) where failure to do so, individually or in the aggregate, would not reasonably be expected  to result in a Material Adverse Effect.

5.2Authorization; No Contravention; Equity Interests.

(a)The execution, delivery and performance by each Credit Party of this Agreement, and by each Credit Party of each other Operative Document to which such Person is a party, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and do not:  (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of any document evidencing any Contractual Obligation to which such Person is a party; (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (iv) violate any Law applicable to such Credit Party; in each case, except where such violation would not reasonably be expected to result in a Material Adverse Effect.

(b)As of the Fourth Restatement Closing Date, Schedule 5.2 sets forth the authorized and issued securities of each Credit Party and each Subsidiary after giving effect to the consummation of the transactions contemplated by this Agreement.  All issued and outstanding securities of each Credit Party and each Restricted Subsidiary (to the extent applicable) are duly authorized and validly issued and fully paid, and where applicable, non-assessable (except where failure to comply would not reasonably be expected to have a Material Adverse Effect), and (excluding any Permitted Liens or Liens with respect to Excluded Subsidiaries and Unrestricted Subsidiaries) free and clear of all Liens. As of the Fourth Restatement Closing Date, except as set forth on Schedule 5.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of any such Person. As of the Fourth Restatement Closing Date, no Credit Party owns any Equity Interests in any other Person other than as set forth in Schedule 5.2.

5.3Governmental Authorization.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution, delivery, and performance of its obligations under, the Operative Documents to which it is a party, the receipt of the extensions of credit hereunder, the performance by the Credit Parties of the Operative Documents, the perfection or maintenance of the Liens created under the Security Agreement or the exercise by the Holders of their rights under the Operative Documents or remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements (with respect to Credit Parties formed in the U.S.) and filings under the Personal Property Security Act (with respect to Credit Parties formed in Canada), (b) recordation of Mortgages, (c) such as have been made or obtained and are in full force and effect or is reasonably expected to be timely made or obtained and be in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, (e) filings or other actions listed on Schedule 5.3, and (f) as may be limited by any Excluded Laws.

5.4Binding Effect.  Each Operative Document to which any Credit Party or Subsidiary is a party constitutes the legal, valid and binding obligations of each Credit Party and each Subsidiary that is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by Excluded Laws or applicable Debtor Relief Laws or by equitable principles relating to enforceability.

5.5Litigation.  Except as set forth on Schedule 5.5 as of the Fourth Restatement Closing Date, (a) there are no actions, suits, judgments, investigations, inquires or proceedings (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Company, pending or threatened in writing, in each case, against or affecting any Credit Party, at law or in equity or before or by any Governmental Authority and, to the knowledge of the Company, none of the Credit Parties is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which in the case of any of the foregoing, either individually or in the aggregate, would reasonably be expected to have Material Adverse Effect; and (b) to the Company’s knowledge, there are no actions, suits, judgments, investigations, inquires or proceedings (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Company, pending or threatened in writing, against or affecting any Cannabis License Holder, at law or in equity or before or by any Governmental Authority and, to the knowledge of the Company, none of the Cannabis License Holders is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, would reasonably be expected to have Material

Adverse Effect and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened in writing against or are contemplated with respect to any Credit Party or their property or assets which, either separately or in the aggregate, could reasonably be expected to have Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Operative Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

5.6Compliance with Laws.

(a)Neither any Credit Party nor any Subsidiary is in violation of any Law, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)The Company is a reporting issuer in good standing under the Canadian Securities Laws and is in material compliance with the requirements of such Canadian Securities Laws and is not included in a list of defaulting issuers maintained by the Securities Commissions. The outstanding Shares are listed and posted for trading on the CSE, and all necessary notices and filings have been made or will be made with, the CSE to ensure that the Shares to be issued as described in the Operative Documents, including, without limitation, the Shares issuable upon conversion of the Notes and exercise of the Warrants, will be listed and posted for trading on the CSE upon their issuance.

(c)No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any Governmental Authority.

(d)The Company is in compliance in all material respects with its disclosure obligations under applicable Securities Laws and the policies of the CSE or any other exchange on which the Shares are traded, and has filed all documents required to be filed by it with the Securities Commissions under applicable Securities Laws, and no document has been filed on a confidential basis with the Securities Commissions that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a material misrepresentation.

(e)No Securities Commission, stock exchange or comparable authority has issued any order preventing the distribution of the Shares nor instituted proceedings for that purpose, nor is any such proceeding pending, and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(f)To the knowledge of the Company, neither the Company nor any of its Subsidiaries, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws.

(g)Each Credit Party, each of its Restricted Subsidiaries and, to the Company’s knowledge, each Cannabis License Holder is in compliance with all Cannabis Laws that are applicable to such Person and its businesses and all Cannabis Licenses, except where non-compliance would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, no Cannabis License Holder is in violation of any Cannabis Law in any material respect, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority with respect to any Cannabis Law in any material respect. No Cannabis License Holder has received any notice from a Governmental Authority in the United States alleging a material defect, default, violation, breach or claim in respect of any of its or their Cannabis Licenses or that otherwise would reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect.

(h)The Company, each other Credit Party, each Subsidiary and, to the Company’s knowledge, each Cannabis License Holder has security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect. The Company, the Credit Parties and each Cannabis License Holder, have complied with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.7No Event of Default.  After giving effect to the transactions contemplated by this Agreement (including the waivers of the Existing Defaults pursuant to Section 3.3), no Event of Default exists or would result from the issuance of the Notes or the incurrence of any other Obligations by any Credit Party.  Neither any Credit Party nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

5.8ERISA/Canadian Pension Plan Compliance.  No steps have been taken to terminate any Pension Plan or any Canadian Pension Plan, that otherwise would reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect.  No contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.  The minimum funding standard under Section 412(a) of the Code and Section 302(a) of ERISA has been met with respect to each Pension Plan and the equivalent funding requirements and other assessments under applicable Canadian federal and provincial Laws have been met and paid with respect to each Canadian Pension Plan, and no condition exists or event or transaction has occurred with respect to any

Pension Plan or Canadian Pension Plan which would reasonably be expected to result in a Material Adverse Effect.  Neither any Credit Party nor any ERISA Affiliate contributes to or participates in any Title IV or Multiemployer Pension Plan.  Each Employee Benefit Plan is in compliance in form and operation with its terms and with applicable requirements of ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.9Margin Regulations.  Neither any Credit Party nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  The proceeds of the Notes have not been used for the purpose of purchasing or carrying Margin Stock that violates the provisions of Regulations T, U and X.

5.10Title to Properties.

(a)As of (i) the Fourth Restatement Closing Date, (ii) the date on which any Material Real Property is acquired or leased by any Credit Party or a Restricted Subsidiary and (iii) the applicable date of the delivery of each Mortgage, each of the Credit Parties has (A) good and marketable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Material Real Properties and (B) good title to its personal property and assets, in each case, except for Permitted Liens, in each case, except to the extent the failure of the same to be true would not reasonably be expected to have a Material Adverse Effect.  The Mortgaged Properties are free from defects that materially adversely affect, or could reasonably be expected to materially adversely affect, the Mortgaged Properties’ suitability, taken as a whole, for the purposes for which they are contemplated to be used (as contemplated under the Operative Documents).

(b)(i) All leases to which each Credit Party is a party are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms, except where such failure would not reasonably be expected to have a Material Adverse Effect, and (ii) neither any Credit Party nor any of its Restricted Subsidiaries has defaulted under any leases to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) neither any Credit Party nor any of its Restricted Subsidiaries has defaulted, or with the passage of time would be in default, under any leases to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each Credit Party enjoys peaceful and undisturbed possession under the leases to which it is a party, except for leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No claim is being asserted or, to the knowledge of the Company, threatened, with respect to any lease payment under any lease other than any such Lien or claim that could not reasonably be expected to have a Material Adverse Effect.

(c)None of the Credit Parties have received any written notice of any pending, threatened or contemplated condemnation proceeding affecting any portion of the Mortgaged

Properties or any sale or disposition thereof in lieu of condemnation which could result in a Material Adverse Effect.

(d)None of the Credit Parties is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, other than as set forth in the Treehouse REIT Documents.

(e)Each Mortgaged Property is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanity sewer, storm drain facilities and other public utilities necessary for the uses contemplated under the Operative Documents to the extent required by applicable Law, in each case, except where such failure would not reasonably be expected to cause a Material Adverse Effect.

5.11Taxes.  Except to the extent failure of the same to be true would not reasonably be expected to have a Material Adverse Effect, or as part of the Company’s tax management program, each Credit Party and each Restricted Subsidiary has filed all federal and other material Tax returns and reports required to be filed, and has paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with IFRS or GAAP, as applicable.  There is no Tax assessment proposed in writing by a Governmental Authority against any Credit Party or any Restricted Subsidiary that would, if the assessment were made, be reasonably expected to have a Material Adverse Effect or that is not part of the Company’s tax management program.

5.12Financial Condition.

(a)Credit Parties have delivered (to the extent not publicly available) to the Fourth Restatement Holders the audited annual financial statements of the Company dated as of June 27, 2020 and June 29, 2019, respectively, including the statement of financial position and the related statements of operations and comprehensive loss as of and for the periods then ended (the “Last Audited Financial Statements”), and the unaudited quarterly financial statements of the Company dated as of March 27, 2021, December 26, 2020 and September 26, 2020, including the statement of financial position and the related statements of operations and comprehensive loss as of and for the periods then ended (the “Last Unaudited Financial Statements” and, with the Last Audited Financial Statements, collectively, the “Company Historical Financial Statements”).

(b)The Company Historical Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved (except for normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be material). The Company Historical Financial Statements fairly present in all material respects the assets, liabilities and financial position of the Company and its results of operations and changes in financial position and cash flows as of the respective dates and for the periods specified, all in accordance with GAAP consistently applied during the periods involved, except as otherwise expressly noted therein.

(c)Since June 27, 2020, there has been no Material Adverse Effect.

5.13Environmental Matters.  The operations of each Credit Party and each Subsidiary comply in all respects with all Environmental Laws, except where the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Each Credit Party and each Subsidiary has obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for its respective Ordinary Course of Business, all such Environmental Permits are in good standing, and each Credit Party and each Subsidiary is in compliance with all material terms and conditions of such Environmental Permits, except whether the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither any Credit Party nor any Subsidiary, nor any of their respective Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, except where the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Subsidiary has received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws which would reasonably be expected to have a Material Adverse Effect. There are no Hazardous Materials or other environmental conditions or circumstances existing with respect to any real Property owned, leased or operated by any Credit Party or any Subsidiary, or, to each Credit Party’s knowledge, arising from operations thereon prior to the Closing Date, except where such Hazardous Materials or other environmental conditions or circumstances, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  In addition, neither any Credit Party nor any Subsidiary has any underground storage tanks that are (a) not properly registered or permitted under applicable Environmental Laws or (b) to each Credit Party’s knowledge, leaking or releasing Hazardous Materials, in each case, except where such failure to register, leaks or releases of Hazardous Materials would not reasonably be expected to have a Material Adverse Effect.

5.14[Reserved].

5.15Regulated Entities.  None of any Credit Party or any Subsidiary is (a) required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any state public utilities code.

5.16Labor Relations.  Except where any non-compliance would not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, including, without limitation, the U.S. Fair Labor Standards Act, independent contractor classification, and neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice, and (b) the Company and each of its Restricted Subsidiaries has no outstanding liability for any arrears of wages or any penalty for failure to comply with any of the foregoing. Except as set forth in Schedule 5.16, there are no strikes, lockouts or other general labor disputes against any Credit Party or any Restricted Subsidiary, or, to each Credit Party’s knowledge, threatened in writing against or affecting any Credit Party or any Restricted Subsidiary, and no significant unfair labor practice complaint is pending against any Credit Party or any Restricted Subsidiary or, to the knowledge of each Credit Party, threatened in writing against any Credit Party or any Restricted Subsidiary before any Governmental Authority.

5.17Copyrights, Patents, Trademarks and Licenses, Etc.  Schedule 5.17 identifies as of the Fourth Restatement Closing Date (a) all material United States, state and foreign registrations and applications for registration of patents, trademarks, service marks, trade names, domain names and copyrights, and licenses thereof, owned or, in the case of licenses, held by any Credit Party or any Restricted Subsidiary (other than off-the-shelf licensed software), (b) any material licenses granted to third parties for the use of such intellectual property and (c) the jurisdictions in which such registrations and applications have been filed.  The intellectual property exclusively owned by the Credit Parties, together with any intellectual property licensed to the Credit Parties pursuant to a valid enforceable license agreement constitutes all intellectual property necessary and material for the operations or business of the Company and its Subsidiaries.  Except as otherwise disclosed in Schedule 5.17, each Credit Party and each Restricted Subsidiary is the sole beneficial owner of, or has the right to use, free from any Lien (other than Permitted Liens) or other restrictions, claims, rights, encumbrances or burdens (other than customary restrictions in connection with commercially licensed software), the intellectual property identified on Schedule 5.17 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, know-how and all other intellectual property that are necessary and material for the operation of each Credit Party’s and each Restricted Subsidiary’s businesses as being operated on the Fourth Restatement Closing Date. To the knowledge of each Credit Party, each patent, trademark, service mark, trade name, copyright and license listed on Schedule 5.17 is valid, enforceable and subsisting.  To the knowledge of each Credit Party (i) none of the present or contemplated products or operations of any Credit Party or any Restricted Subsidiary infringes upon any patent, trademark, service mark, trade name, copyright, license of intellectual property or other right owned by any other Person, and (ii) there is no pending or threatened claim or litigation against or affecting any Credit Party or any Restricted Subsidiary contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation.

5.18[Reserved].

5.19Brokers’ Fees; Transaction Fees.  Neither any Credit Party nor any Restricted Subsidiary has any obligation to any Person in respect of any finder’s fee, broker’s commission or investment banker’s fee or other similar fee in connection with the transactions contemplated hereby, other than fees payable under any Operative Document, fees payable to Moelis by the Company or those set forth on Schedule 5.19 as of the Fourth Restatement Closing Date.

5.20Insurance.  Each Credit Party and each Restricted Subsidiary and their respective Properties are insured in accordance with the insurance requirements set forth in Section 7.6.

5.21Material Facts Disclosed.  None of the representations or warranties made by any Credit Party in the Operative Documents as of the date such representations and warranties were made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party in connection with the Operative Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered in light of the circumstances at the time made; provided, that with respect to any forecasts or projections delivered to the Fourth Restatement Holders, each Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be fair and reasonable at the time in light of current market conditions and that such forecasts or projections are not to be viewed as facts, and that the actual results during such period or periods covered by any such forecasts or projections may differ significantly from projected results.

5.22Anti-Terrorism Laws.  No Credit Party, nor to each Credit Party’s knowledge, any Affiliate of any Credit Party, or brokers or other agents of any such Person acting or benefiting in any capacity in connection with the Notes or other Obligations:  (a) is in violation of any applicable Laws relating to terrorism or sanctions (“Anti-Terrorism Laws”) and Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (b) is a Person:  (i) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) with which the Holders or the Collateral Agent are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or has done so or plans to do so; or (v) that is named as a “specially designated national and blocked person” on the most current list published by the USA Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list in existence on the date of determination; (c) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above; (d) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (e) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

5.23Solvency.  As of the Fourth Restatement Closing Date, after giving effect to the transactions occurring on or about the Fourth Restatement Closing Date, (a) the sum of the liabilities (including disputed, contingent and unliquidated liabilities) of the Credit Parties and their Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the property and assets of the Credit Parties and their Restricted Subsidiaries, taken as a whole, (b) the capital of the Credit Parties and their Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Credit Parties and their Restricted Subsidiaries, taken as a whole, as of, or contemplated as of, the Fourth Restatement Closing Date; (c) the Credit Parties and their Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they become absolute and mature in accordance with their terms; and (d) the present fair saleable value of the assets of the Credit Parties and their Restricted Subsidiaries, taken as a whole is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured.  For purposes of this Section 5.23, (A) it is assumed that the Indebtedness and other obligations under this Agreement will come due at its maturity and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

5.24Security Documents.The Security Agreement and Company Security Agreements will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of Holders, legal, valid and enforceable first priority Liens (other than with respect to Liens on the property, assets or Equity Interests of the Hankey Subsidiaries to the extent the Hankey Subsidiaries are Excluded Subsidiaries pursuant to clause (ii) of the definition thereof and Installment Sale Subsidiaries) on, and security interests in, the collateral described therein to the extent intended to be created thereby, and (i) when financing statements and other filings in appropriate form are filed in each applicable filing office for each applicable jurisdiction and (ii) upon the taking of possession or control by the Collateral Agent for the benefit of the Holders of such collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent for the benefit of the Holders to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement and Company Security Agreements shall constitute fully perfected first-priority (or such other priority as expressly permitted under this Agreement) Liens (other than with respect to Liens on the property, assets or Equity Interests of the Hankey Subsidiaries to the extent the Hankey Subsidiaries are Excluded Subsidiaries pursuant to clause (ii) of the definition thereof and Installment Sale Subsidiaries) on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Permitted Liens and Excluded Laws.

5.25Material Agreements. Except with respect to the Material Agreements listed as items 3, 4 and 5 on Schedule 1.1(e), none of the Credit Parties has received any written notification from any party that it intends to terminate any Material Agreement, and there is no default or event of default by a Credit Party under any such agreement, in each case, which would reasonably be expected to have a Material Adverse Effect.

5.26[Reserved].

5.27Private Offering.  Assuming the accuracy and validity of representations of the Holders in ARTICLE VI, no registration of the Notes or Warrants pursuant to the provisions of any Securities Law will be required in connection with the offer, sale or issuance of the Notes or

Warrants pursuant to this Agreement.  The Credit Parties have not, directly or indirectly, offered, sold or solicited any offer to buy, and the Company will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes or Warrants and require the Notes or Warrants to be registered under any Securities Laws.  None of the Credit Parties, their Affiliates or any Person acting on its or any of their behalf (other than the Fourth Restatement Holders and the Collateral Agent, as to whom the Credit Parties make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes.  Each Credit Party covenants and agrees that neither it, nor anyone acting on its behalf, will offer or sell the Notes or any other security so as to require the registration of the Notes pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Notes are so registered. The Notes shall be issuable only in registered form without coupons and in any denomination a Holder may request.

ARTICLE VI
Representations and Warranties of the Purchasers

Each Purchaser, for itself only and not on behalf of any other subsequent Holder of the Notes, represents and warrants on behalf of itself, and each Person who subsequently becomes a Holder shall similarly represent to the Company as and to the same extent as the Purchasers, to the Company as follows:

6.1Purchase for Investment.  Such Purchaser acquired the Notes for investment for its own account and not with a view to the resale of all or any part thereof in any transaction that would constitute a “distribution” within the meaning of Canadian Securities Laws; provided, however, the disposition of such Purchaser’s property shall at all times be and remain in its control, subject to applicable Laws, including those related to insider trading.

6.2Investor Qualifications.  Such Purchaser (a) is an “accredited investor” (as defined in Regulation D promulgated by the Commission and as defined in NI 45-106), (b) is able to bear the economic risk of its investment in the Notes, (c) acknowledges that neither the Notes nor the Warrants have been or will be registered under the U.S. Securities Act and therefor are or will be subject to certain restrictions on transfer unless registered for resale or subject to an exempt transaction under the U.S. Securities Act and any applicable state securities law and the Company is not under any obligation to file a registration statements with the Commission with respect to the Notes, the Warrants or any of the underlying Shares, and (d) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and the Notes.  Such Purchaser is not an entity formed solely to make this investment. Each Purchaser is an U.S. Accredited Investor and is acquiring the Notes and Warrants for its own account, and for investment and not with a view to any resale, distribution or other disposition of the Notes, Warrants, or Shares in violation of United States federal or state securities Laws, and each Purchaser has so indicated by checking the appropriate category on the U.S. Accredited Investor certificate delivered to the Borrowers which so describes it and acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate U.S. Accredited Investor category are true.

6.3Fees and Commissions.  Such Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

6.4Power, Authority and Authorization.

(a)Such Purchaser is a corporation, limited partnership or limited liability company, as the case may be, validly exiting under the laws of the jurisdiction of its incorporation or formation, as the case may be.  Such Purchaser has full power, capacity and authority to enter into and perform its obligations under this Agreement and each of the Operative Documents in accordance with its terms.

(b)This Agreement and each other Operative Document to be executed and delivered by a Purchaser has been duly authorized, executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms subject, however, to the customary limitations with respect to Debtor Relief Laws and with respect to the availability of equitable remedies.

(c)The execution, delivery and performance by each Purchaser of this Agreement and each other Operative Document to which such Person is a party, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and do not: (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of any document evidencing any Contractual Obligation to which such Person is a party, except where such conflict, breach or contravention would not reasonably be expected to result in a Material Adverse Effect; (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (iv) violate any Law applicable to such Purchaser.

6.5Acknowledgements Regarding Notes.  Each Purchaser acknowledges and agrees that:

(a)no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes, Warrants, Shares or Warrant Shares;

(b)there are risks associated with the purchase of the Notes and Warrants, and each Purchaser has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

(c)the Notes and Warrants are being offered for sale only on a “private placement” basis and that the sale and delivery of the Notes and Warrants are conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum (and no such document has been provided to, or requested by, the Purchaser) or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under applicable Canadian Securities Laws; (ii) it may not receive information that would otherwise be required to be provided to it under applicable Canadian Securities Laws; and (iii) the Company is relieved from certain obligations that would otherwise apply under applicable Canadian Securities Laws;

(d)the Company has advised each Purchaser, that the Company is relying on an exemption from the requirements to provide each Purchaser with a prospectus under the Securities Act (Ontario) and other applicable Canadian Securities Laws; and, as a consequence of acquiring the Notes and Warrants pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario) and applicable Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to them; and

(e)each Purchaser acknowledges that the Operative Documents require it to provide certain Personal Information to the Company. Such information is being collected and will be used by the Company for the purposes of completing the proposed issuance and sale of the Notes and Warrants, which includes, without limitation, determining the Purchasers’ eligibility to purchase such securities under applicable Laws and preparing and registering certificates representing the Notes and Warrants, and the underlying securities issuable upon exercise or conversion thereof. Each Purchaser agrees that its Personal Information may be disclosed by the Company to: (a) applicable securities regulatory authorities and the CSE, (b) the Company’s registrar and transfer agent, if any, and (c) any of the other parties involved in the proposed transaction, including legal counsel, and may be included in record books in connection with the transaction. In addition, each Purchaser acknowledges, agrees and consents to the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Company’s business.

ARTICLE VII
Affirmative Covenants

Each Credit Party covenants and agrees that, from and after the date hereof until the Notes and all other amounts under the Operative Documents have been finally paid in full in accordance with their terms (other than contingent indemnification or reimbursement obligations to the extent no claim giving rise thereto has been asserted), each Credit Party shall, and shall cause each of its Subsidiaries to, perform and comply with all covenants in this ARTICLE VII.

7.1Financial Statements.

(a)The Company shall deliver to the Fourth Restatement Holders and to the Collateral Agent (for distribution to the Holders who are not Fourth Restatement Holders):

(i)within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending June 29, 2019, a copy of the audited consolidated statement of financial position of the Company as at the end of such Fiscal Year and the related audited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if any), certified on behalf of the Company by a Responsible Officer as fairly presenting, in all material respects, in accordance with IFRS or GAAP, as applicable, the consolidated financial position and the results of operations of the

Company, accompanied by the opinion of MNP LLP or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position as at and for the periods indicated in accordance with IFRS or GAAP, as applicable.  Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant, beyond an accountant’s standard limitation for an audit conducted in accordance with IFRS or GAAP, as applicable, (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any breach or anticipated breach of any financial covenant under any Indebtedness, including, the financial covenant set forth in Section 7.19(a));

(ii)within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or about September 30, 2019, a copy of the unaudited consolidated statement of financial position of the Company as of the end of such Fiscal Quarter, and the related unaudited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, and setting forth in each case comparisons to the corresponding periods in the preceding Fiscal Year all certified on behalf of the Company by a Responsible Officer as fairly presenting, in all material respects, in accordance with IFRS or GAAP, as applicable, the financial position and the results of operations of the Company and its Subsidiaries on a consolidated basis, subject to normal year-end adjustments and absence of footnote disclosure;

(iii)within thirty (30) days after the commencement of each Fiscal Year, the Company’s consolidated annual operating plans, operating and capital expenditure budgets, and financial forecasts, in a form that is substantially similar to the Annual Budget for the Fiscal Year ending June 25, 2022, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of the Company (such report, as amended, supplemented or otherwise modified, in each case as approved by the board of directors of the Company, the “Annual Budget”);

(iv)within ten (10) Business Days after the end of each fiscal month, an internally prepared monthly accounts payable aging reporting schedule of the Company and its Restricted Subsidiaries for the prior month; and

(v)Within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending June 25, 2022, (x) an updated Perfection Certificate reflecting all changes since the date of the information most recently received pursuant to this paragraph (v) or Section 4.2(i), as applicable and (y) subject to the terms of any applicable Intercreditor Agreement, certificates of insurance for each new or materially modified policy of liability insurance obtained during such Fiscal Year, which shall be accompanied by an additional insured endorsement in favor of the Collateral Agent that provides for the insurer to provide at least thirty (30) days prior written cancellation notice to the Collateral Agent.

(b)Notwithstanding the foregoing, the obligations in clauses (a)(i), (ii) and (iii) of this Section 7.1 may be satisfied with respect to financial information of the Company by furnishing (A) the applicable consolidated financial statements of the Company, any direct or indirect parent of the Company that, directly or indirectly, holds all of the Equity Interests of the Company (other than directors’ qualifying shares or shares required by applicable Law to be owned by a resident of the relevant jurisdiction) or (B) the Company’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the Commission; provided, that (i) to the extent such information relates to a parent of the Company and either (x) such parent of the Company has any material third party Indebtedness and/or material operations (as determined by the Company in good faith and other than any operations that are attributable solely to such parent of the Company’s ownership of the Borrower and its Subsidiaries) or (y) there are material differences (in the good faith determination of the Company) between the financial statements of such parent of the Company and its consolidated Subsidiaries, on the one hand, and the Company and its consolidated Subsidiaries, on the other hand, then such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to such parent of the Company and its consolidated Subsidiaries, on the one hand, and the information relating to the Company and its consolidated Subsidiaries on a standalone basis, on the other hand (other than any such difference relating to shareholders’ equity) and (ii) to the extent such financial statements are in lieu of the financial statements required to be provided under Section 7.1(a)(i), such financial statements are accompanied by the opinion of MNP LLP or another nationally recognized independent public accounting firm , which report shall satisfy the applicable requirements regarding scope and qualification set forth in Section 7.1(a)(i).

7.2Certificates; Other Information.  The Company shall deliver to (x) in the case of the following clauses (a) through (c), the Fourth Restatement Holders and to the Collateral Agent (for distribution to the Holders who are not Fourth Restatement Holders) and (y) in the case of the following clause (d), the Holders (who constitute Majority Holders) who have made such written request:

(a)concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) of Section 7.1(a), a compliance certificate in substantially the same form as set forth in Exhibit D (each, a “Compliance Certificate”), under which a Responsible Officer certifies on behalf of the Credit Parties that, to such Responsible Officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing, except as specified in such certificate, and as to the Company’s compliance with the financial covenant set forth in Section 7.19(a) (it being understood and agreed that such Compliance Certificate shall include a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements);

(b)promptly after the same are sent, copies of all financial statements and other formal written reports and written communications, in each case, which the Company sends to at least a majority of its holders of its Equity Interests (solely in their capacities as holders of such Equity Interests) to the extent not publicly filed and available or not expected to be publicly filed or available, as part of the Company Public Disclosure Record, provided that, if such financial statements and such other written reports and written communications are not in fact made publicly available within thirty (30) days of delivery to such holders of such Credit Party’s Equity Interests, then the Company shall deliver such financial statements, written reports and written communications to the Fourth Restatement Holders and to the Collateral Agent (for distribution to the other Holders);

(c)together with each delivery of financial statements pursuant to Section 7.1(a), a management report, in reasonable detail, signed by a Responsible Officer of the Company, describing the operations and financial condition of the Company and its Subsidiaries for the Fiscal Quarter then ended (or for the Fiscal Year then ended in the case of annual financial statements); provided that, the obligations in this clause (c) may be satisfied by the Company’s management discussion and analysis (or that of any direct or indirect parent of the Company, as applicable) Form 10-K or 10-Q, as applicable, filed with the Commission, or a publicly available earnings call of the Company (or of any direct or indirect parent thereof, as applicable); and

(d)such additional business, financial, corporate (or other organizational) and other information as the Majority Holders may from time to time reasonably request, in writing and in good faith, within a reasonable period after receipt by the Company of such written request, taking into account the nature of the request; provided that the Company shall not be required to provide any information (i) pertaining to non-financial trade secrets or non-financial proprietary information of any Person, (ii) in respect of which disclosure is prohibited by applicable Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product, or (iv) in respect of which a Credit Party or any Subsidiary thereof owes confidentiality obligations to any third party; provided, further, that, the Company shall not be required to provide the requested information if the applicable Holders making such request do not provide their notice information (including email addresses) in the applicable written request.

7.3Notices.  (a) The Company shall promptly notify the Fourth Restatement Holders and the Collateral Agent (for distribution to the other Holders) of any of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof):

(i)the occurrence or existence of any Event of Default;

(ii)any material violation of, or material non-compliance with, any Cannabis Law by any Credit Party or any Restricted Subsidiary, including a description of such violation or non-compliance;

(iii)any litigation, formal proceeding or suspension (related to applicable Cannabis Laws) which may exist at any time between (x) any Credit Party or any Restricted Subsidiary, on the one hand, and (y) any Governmental Authority with jurisdiction over any Cannabis Laws, on the other hand, (except to the extent notice of such litigation, formal proceeding or suspension is prohibited under applicable Law, regulation or order with respect to such dispute, litigation, investigation, audit, proceeding or suspension) other than (1) formal proceedings in the Ordinary Course of Business or (2) litigations, formal proceedings or suspensions that otherwise could not reasonably be expected to, either individually or in the aggregate, materially and adversely affect any Credit Party or Restricted Subsidiary or result in a Material Adverse Effect;

(iv)any notice from a Governmental Authority which could reasonably be expected to lead to the suspension or revocation of any material Cannabis License held by a Cannabis License Holder, or any material fine or penalty levied against any Cannabis License Holder which could reasonably be expected to materially and adversely affect a Cannabis License held by any Cannabis License Holder;

(v)the commencement of, or any material adverse development in, any litigation or proceeding affecting any Credit Party or any Restricted Subsidiary (i) in which the amount of damages claimed is at least $10,000,000, (ii) in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Operative Document;

(vi)any of the following if the same could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Credit Party or any ERISA Affiliate with respect to such event:  (i) an ERISA Event; (ii) the adoption of any new, or the commencement of contributions to, any Title IV Plan or Multiemployer Plan by any Credit Party, any Subsidiary or any ERISA Affiliate; or (iii) the adoption of any amendment to a Title IV Plan, if such amendment results in a material increase in benefits or unfunded liabilities;

(vii)any Material Adverse Effect subsequent to the date of the most recent consolidated audited financial statements of the Company delivered in accordance with Section 7.1(a) (or, if applicable, Section 7.1(b));

(viii)any material change in accounting policies or financial reporting practices by any Credit Party or any Restricted Subsidiary;

(ix)any change, amendment or modification to any insurance policy of a Credit Party or any Restricted Subsidiary that covers the property or business of such Credit Party or such Restricted Subsidiary against loss or damage; and

(b)In the event the Company and its Subsidiaries, on an aggregate (and not line by line) basis, collectively incur corporate expenditures during any Fiscal Quarter in an amount greater than one-hundred twenty percent (120%) of the amount set forth in the Annual Budget for such Fiscal Quarter, then within sixty (60) days after the end of the applicable Fiscal Quarter provide written notice thereof to the Fourth Restatement Holders and to the Collateral Agent (for distribution to the other Holders).

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer on behalf of the Company setting forth details of the occurrence referred to therein, and, in the case of Section 7.3(a)(i), stating what action the Company proposes to take with respect thereto.  Notwithstanding the foregoing, the obligations in clauses (a) through (c) of this Section 7.3 may be satisfied by furnishing the Company’s (or any direct or indirect parent thereof, as applicable) public filings and disclosures filed with the Commission.

7.4Preservation of Existence, Etc.  Each Credit Party shall:

(a)subject to Section 7.20, preserve and maintain in full force and effect its corporate, partnership, limited liability company or other existence and good standing under the laws of its state or jurisdiction of incorporation or formation; except (i) pursuant to a transaction not prohibited by Article VIII or (ii) (other than with respect to a Borrower) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or the revocation or materially adverse modification of the Specified Cannabis License;

(b)use commercially reasonable efforts, in the Ordinary Course of Business, to preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business where failure to do so could reasonably be expected to result in a Material Adverse Effect;

(c)use commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, where failure to do so could reasonably be expected to result in a Material Adverse Effect; and

(d)preserve or renew all of its registered trademarks, trade names and service marks materially necessary or materially useful to the operation of its business, where failure to do so could reasonably be expected to result in a Material Adverse Effect.

7.5Maintenance of Property.  Except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party shall, in the Ordinary Course of Business, maintain and preserve all of its Property constituting Collateral which is used or materially useful in its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof.

7.6Property Insurance and Business Interruption Insurance.  Each Credit Party shall, and shall cause each Restricted Subsidiary to, maintain, at its expense, with financially sound and reputable insurers, customary insurance, as determined by the management of the Company acting in good faith, with respect to its properties and business against loss or damage.

7.7Designation of Subsidiaries.

(a)Subject to Section 7.7(b), the Company may at any time by written notice to the Collateral Agent (for distribution to the Holders) designate (or redesignate) any Restricted Subsidiary (other than the Borrowers) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company (if the direct parent thereof) or the applicable Restricted Subsidiary parent thereof, as applicable, therein at the date of designation in an amount equal to the fair market value of the net assets of such subsidiary attributable to the Company’s or the applicable Restricted Subsidiary’s, as applicable, equity interest therein as estimated by the Company in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 8.5). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)The Company may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, (A) in each case unless no Default or Event of Default exists or would result therefrom and (B) in the case of clause (x) only, the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own a majority of the Equity Interests of any Restricted Subsidiary (unless such Restricted Subsidiary is also being concurrently designated as an Unrestricted Subsidiary in accordance with this Section 7.7).

7.8Compliance with Laws.  Each Credit Party shall, and shall cause each Subsidiary to, comply, with all applicable Laws, where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.9Inspection of Property and Books and Records.  (a) Each Credit Party shall maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS or GAAP, in all material respects, as applicable to such Credit Party, consistently applied shall be made of all financial transactions and matters involving the assets and business of each Credit Party and each Restricted Subsidiary.

(b)At the written request of the Majority Holders, each Credit Party shall, and shall cause each Restricted Subsidiary to, permit two representatives (or in lieu of one or both such representatives, independent contractors who are not competitors of the Company) of the Holders to visit and inspect any of their respective Properties, to examine their respective organizational, corporate, limited liability company or partnership, as applicable, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, so long as a senior member of Company’s management is given a reasonable opportunity to be present, independent public accountants, at such reasonable times, upon reasonable prior written notice, during normal business hours, in a manner that would not reasonably be expected to disrupt the conduct of such Credit Party’s or Restricted Subsidiary’s business in the ordinary course; provided that, unless an Event of Default has occurred and is continuing, no more than one (1) such visit or inspection shall occur per calendar year at the expense of the Credit Parties.

7.10[Reserved].

7.11[Reserved].

7.12Additional Guarantors and Collateral.

(a)In the event (1) any Credit Party forms or acquires any Subsidiary which is not an Excluded Subsidiary or an Unrestricted Subsidiary after the Closing Date, (2) any Excluded Subsidiary shall no longer be deemed an Excluded Subsidiary or (3) any Unrestricted Subsidiary being designated a Restricted Subsidiary, such Credit Party or the Credit Party which controls such former Excluded Subsidiary or former Unrestricted Subsidiary shall within sixty (60) days after such formation, acquisition or change in status, as applicable, cause (i) such newly formed or acquired Subsidiary, former Excluded Subsidiary or former Unrestricted Subsidiary (each is a

“New Subsidiary”) to execute and deliver to the Collateral Agent such documents as the Collateral Agent may reasonably require to cause such New Subsidiary to provide Guaranties and grant a Lien in favor of the Collateral Agent over its assets that do not constitute Excluded Property (as defined in the Security Agreement) (including the execution and delivery by New Subsidiary of an Assumption Agreement substantially in the form of Annex I to the Security Agreement), (ii) a certificate attaching (x) the Organization Documents of such New Subsidiary, (y) resolutions of the board of directors (or similar governing body) of such New Subsidiary approving and authorizing the execution, delivery and performance of the documents described in this Section 7.12 and the other Operative Documents and the transactions contemplated thereby, and (z) signature and incumbency schedule of such New Subsidiary, all certified as of the date of delivery of such certificate by a Responsible Officer of such New Subsidiary as being true and complete and in full force and effect without modification on the date of delivery thereof, (iii) unless such requirement is waived by the Collateral Agent, a customary opinion of counsel (permitting reasonable assumptions and qualifications which are typically provided in connection with opinions rendered in the cannabis industry); and (iv) such other instruments, documents, and certificates related to granting a security interest and providing a Guaranty reasonably required by the  Collateral Agent in accordance with the Operative Documents in connection therewith.

(b)The Company shall promptly notify the Fourth Restatement Holders and the Collateral Agent (for distribution to the other Holders) of the acquisition of, or completion of improvements on any Material Real Property, and, within one hundred eighty days (180) days after such acquisition or completion, grant and cause each of the Credit Parties to grant to the Collateral Agent for the benefit of the Holders security interests and Mortgages in such Material Real Property of the Company or any such Credit Parties as are not covered by the Mortgages previously delivered and recorded pursuant to documentation substantially in the form of the Mortgages or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such Credit Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent for the benefit of the Holders required to be granted pursuant to the Additional Mortgages and pay, and cause each such Credit Party to pay, in full, all Taxes, fees and other charges payable in connection therewith.  Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Company shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy in an amount and with such endorsements as shall be required by the Collateral Agent and in form and substance reasonably acceptable to the Collateral Agent, flood determination and evidence of flood insurance, if required by law, legal opinion (in form and substance customary for the particular transaction and permitting reasonable assumptions and qualifications which are typically required in connection with opinions rendered in the cannabis industry), FIRREA appraisal (if required by law), a phase I environmental assessment, evidence of zoning compliance and no non-compliance with any other applicable laws, rules and regulations, an ALTA survey in form and substance reasonably acceptable to the Collateral Agent, a phase I environmental assessment disclosing no recognized environmental conditions and otherwise in form and substance reasonably acceptable to the Collateral Agent, and otherwise comply with the requirements of the Operative Documents applicable to Mortgages and Mortgaged Property.  Any survey, environmental assessment, title insurance commitment or policy and evidence of zoning/compliance with applicable laws, ordinances, rules and regulations shall be at the sole cost and expense of Company.

(c)The Company shall furnish to the Collateral Agent within ten (10) days after such change written notice of any change (i) in any Credit Party’s corporate or organization name, (ii) [reserved], (iii) in any Credit Party’s organizational identification number (to the extent such organizational identification number is necessary for maintain the validity of filings made under the Uniform Commercial Code or PPSA in effect in the jurisdiction of organization or formation of such Credit Party), or (iv) in any Credit Party’s jurisdiction of organization (it being understood that any Credit Party may change the name under which it conducts its business or its corporate name, trade name, trademarks, brand name or other public identifiers without having the provide the notice described in this clause (c)).

(d)Not later than sixty (60) days (as such period may be further extended at the Collateral Agent’s reasonable discretion) after any new deposit account or securities account is opened by any Credit Party (other than any Excluded Accounts (as defined in the Security Agreement)), use commercially reasonable efforts to deliver to the Collateral Agent for the benefit of the Holders a Control Agreement with respect to each such account.

7.13Anti-Terrorism Laws.  Each Credit Party shall, and shall cause each Subsidiary to, (a) ensure that no Person that directly or indirectly owns a controlling interest in or otherwise controls such Person is or shall be listed in any of the listings described in Section 5.22 and (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC.

7.14Fees and Expenses.

(a)Each Credit Party shall bear all of its own expenses in connection with the initial drafting, negotiation and execution of this Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby incurred on or before the Fourth Restatement Closing Date.

(b)Any action taken by any Credit Party under or with respect to any Operative Document, even if required under any Operative Document or at the request of the Holders or the Collateral Agent, shall be at the expense of the Credit Parties, and neither the Holders nor the Collateral Agent shall be required under any Operative Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Credit Parties agree to pay or reimburse within five (5) Business Days of receipt of written demand, the Holders and the Collateral Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, execution, interpretation or administration of, any modification of any term of, or termination of, any Operative Document, any other document prepared in connection therewith, the consummation and administration of any transaction contemplated therein or the enforcement or preservation of any right or remedy or conduct of any other action with respect to any proceeding related to the Company or any

Operative Document, in each case, to the extent such cost and expense is incurred after the Fourth Restatement Closing Date (but limited, in the case of legal fees and expenses, to Attorney Costs).

7.15Taxes.  Each Credit Party and each Restricted Subsidiary shall file all Tax returns and reports required to be filed, and will pay or cause to be paid Taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with IFRS or GAAP, as applicable, or that could not reasonably be expected to result in a Material Adverse Effect; provided, that, this Section 7.15 shall not prevent the Credit Parties or the Restricted Subsidiaries from taking (or refraining from taking) actions (including filing (or refraining from filing) Tax returns and reports and paying (or refraining from paying) Taxes, assessments, fees and other governmental charges) , as determined by the management of such Credit Parties or Restricted Subsidiaries in good faith, in accordance with its respective tax management program.

7.16Top-Up Rights.

(a)In connection with the issuance (other than a Top-Up Excluded Issuance) of any Top-Up Shares on and from the date of this Agreement, Top-Up Eligible Holders shall each be entitled to the right (collectively, the “Top-Up Rights”) to subscribe for additional Shares in respect of any Top-Up Shares so issued, including any and all Top-Up Shares issued pursuant to any warrants, options or securities convertible into, exercisable or exchangeable for Top-Up Shares, including convertible Indebtedness, or other rights to acquire Top-Up Shares (each such issuance of Top-Up Shares, an “Eligible Issuance”).  In connection with the completion of any Eligible Issuance or any issuance of any securities that, upon exercise, conversion, settlement, exchange or otherwise may result in an Eligible Issuance, each Top-Up Eligible Holder shall be issued a warrant (collectively, the “Top-Up Warrants”), providing such Top-Up Eligible Holder with its Top-Up Rights to subscribe for that number of Shares equal to the Holder's Top-Up Entitlement, which exercise of the applicable Top-Up Warrant, if issued in connection with an issuance of securities other than pursuant to an issuance of Shares, is subject to an Eligible Issuance occurring.  For greater certainty, if a Top-Up Warrant is issued in connection with the issuance of securities other than an Eligible Issuance, a second Top-Up Warrant is not issued upon the related Eligible Issuance.

(b)The term of the Top-Up Warrants shall be five years (or such longer period as the rules of the CSE or, if not listed on the CSE, the primary stock exchange upon which the Company may be listed at the time of the issuance of the Top-Up Warrants).  The subscription price for the Shares subject to the Top-Up Warrants shall be equivalent to the price paid by the subscriber in the applicable Eligible Issuance (as may need to be adjusted in good faith by the Board of Directors of the Company to the extent required to provide the Holder with the same benefit of the Top-Up Rights contemplated herein if the subscriber in the Eligible Issuance has subscribed for Top-Up Shares other than Shares), subject to the minimum price permitted under the polices of the CSE or any other applicable stock exchange. For greater certainty, if Top-Up Rights arise due to the conversion of convertible debt, the subscription price shall be the conversion price, subject to the minimum price permitted under the polices of the CSE or any other applicable stock exchange.  In the event that the consideration for the Shares giving rise to the Top-Up Rights is other than cash (e.g., in connection with a merger or acquisition of assets), the subscription price for purposes of the Top-Up Warrants shall be equal to the price per Share ascribed to the value of a Share issued in the relevant transaction, as determined by the Board of Directors in good faith, subject to the minimum price permitted under the polices of the CSE or any other applicable stock exchange.

Each Top-Up Warrant shall provide that the Top-Up Rights in respect of the applicable Eligible Issuance shall expire on the earlier of the date that is (i) the expiry date of such Top-Up Warrant, and (ii) the later of (A) ninety (90) days after the Triggering Event, or (B) ninety (90) days after the issuance of the Top-Up Shares under such Eligible Issuance by the Company.  Each Top-Up Warrant shall also provide that, to the extent any rights to acquire Shares pursuant to such Eligible Issuance shall have expired unexercised (or the Eligible Top-Up Holder shall have exercised any Preemptive Rights pursuant to Section 8.22 in respect of an Eligible Issuance), the number of Shares issuable pursuant to such Top-Up Warrant shall be proportionately reduced.

(c)In the event that a Top-up Eligible Holder transfers any of the Notes or Warrants held by such Holder, such  Holder shall lose its entitlement to any future Top-Up Rights pursuant to this Section 7.16 (and the entitlement shall not pass to the transferee) with respect to the Notes or Warrants so transferred on the date that such Holder transfers such Notes or Warrants to any Person that is not an Affiliate of the Holder; provided, however, that (i) any transfer of Notes and Warrants to Superhero shall not be considered to be a transfer to a Person that is not an Affiliate of a Holder, (ii) the distribution or other transfer of Notes and/or Warrants held by Superhero to its securityholders as of the Fourth Restatement Closing Date shall not terminate the Top-Up Rights contemplated herein (including future Top-Up Rights) and any future Top-Up Rights will be split between Superhero and such securityholders in proportion to the Notes and Warrants continuing to be held by Superhero and the Notes and Warrants held by such securityholders as of the Fourth Restatement Closing Date, and (iii) in respect of all Top-Up Rights, for the avoidance of doubt, only one Person may exercise any particular Top-Up Warrant.  For the avoidance of doubt, (x) all securityholders of Superhero as of the Fourth Restatement Closing Date shall be considered to be Affiliates of Superhero for the purposes of this Section 7.16, and (y) any transferee of Notes or Warrants that is a securityholder in Superhero as of the Fourth Restatement Closing Date shall receive and be entitled to any and all rights under this Section 7.16 as if such transferee was a Holder on the date hereof (unless and until such transferee subsequently transfers such Notes or Warrants).

(d)The parties acknowledge and agree that (i) all Share related numbers contained in this Agreement shall be appropriately adjusted to take into account any Share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Shares, and (ii) Top-Up Rights are non-transferable other than for transfers contemplated in Section 7.16(c) above.

7.17Regulatory Disclosures. In the event that any Credit Party receives a subpoena, notice of requirement to disclose or any request to disclose any information about any Holder or the Collateral Agent from any Governmental Authority, or any applicable Law or Order (other than Excluded Laws) requires any Credit Party to disclose any information about any Holder or the Collateral Agent (each is a “Regulatory Disclosure Requirement”), such Credit Party shall, to the extent permissible under the applicable Laws or Order (or requirements promulgated by the applicable Governmental Authority), immediately (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof) notify such Holder or the Collateral

Agent, as applicable, of such Regulatory Disclosure Requirement. The Credit Parties may not disclose any non-public information about the applicable Holder or Collateral Agent unless (x) it is legally required to do so or (y) the applicable Holder or Collateral Agent consents to such disclosure (it being agreed that such consent shall not be unreasonably withheld, conditioned or delayed).

7.18Registration Rights

(a)Registration.

(i)The Company shall use its commercially reasonable efforts to prepare and file or cause to be prepared and filed, as soon as practicable but in any event no later than the earlier of: (a) fifteen (15) Business Days following the filing of the Company’s Annual Report on Form 10-K for the period ended June 26, 2021, with the Commission or (b) October 18, 2021, (the “filing deadline”) a registration statement on Form S-1 (the “Registration Statement”) registering the resale from time to time by Share Holders of the Registrable Securities; provided however, that (A) the Company’s obligation to include a Share Holder’s Registrable Securities in the Registration Statement is contingent upon such Share Holder furnishing in writing to the Company such information regarding the Share Holder, the securities of the Company held by such Share Holder and the intended method of distribution of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Share Holders shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations and (B) the amount of Registrable Securities to be included for resale on the initial Registration Statement shall not exceed 2,000,000,000. The Company shall use its commercially reasonable efforts to cause the initial Registration Statement to become effective in the United States no later than sixty (60) Business Days following the filing deadline and to keep the Registration Statement continuously effective under the U.S. Securities Act until the expiration of the Effectiveness Period.

(ii)If the Registration Statement covering resales of the Registrable Securities ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and amend the Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement with the Commission so that all Registrable Securities outstanding as of the date of such filing are covered by a Registration Statement. If a new Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the new Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Registration Statement continuously effective until the end of the Effectiveness Period.

(iii)The Company shall amend and supplement the Prospectus and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or file a new

Registration Statement, if required by the U.S. Securities Act, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 7.18(a)(v).

(iv)[Reserved].

(v)Each Share Holder may sell Registrable Securities pursuant to a Registration Statement and related Prospectus only in accordance with this Section 7.18(a)(v) and Section 7.18(b)(vii). Each Share Holder wishing to sell Registrable Securities pursuant to the Resale Documents shall deliver a completed Notice and Questionnaire to the Company prior to any intended distribution of Registrable Securities under the Resale Documents. From and after the date the initial Registration Statement is declared effective, the Company shall, as promptly as practicable after the date completed Notice and Questionnaires from one or more Notice Holders holding at least 150,000,000 Registrable Securities are delivered, and in any event no later than the later of (x) twenty (20) calendar days after such date or (y) twenty (20) calendar days after the expiration of any Deferral Period in effect when the Notice and Questionnaire are delivered or put into effect within five (5) Business Days of such delivery date (but in any event, not more than twice in any fiscal year):

(A)if required by applicable law, use commercially reasonable efforts to file with the Commission a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Registration Statement or any other required document so that the Share Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Registration Statement and the related Prospectus in such a manner as to permit such Share Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a Registration Statement or shall file a new Registration Statement, the Company shall use its commercially reasonable efforts to cause such post-effective amendment or new Registration Statement to be declared effective under the U.S. Securities Act as promptly as is practicable;

(B)provide such Share Holder, upon request and without charge, copies of any documents filed pursuant to Section 7.18(a)(v)(A); and

(C)notify Special Counsel as promptly as practicable after the effectiveness under the U.S. Securities Act of any new Registration Statement or post-effective amendment filed pursuant to Section 7.18(a)(v)(A);

provided that if such Notice and Questionnaire are delivered during a Deferral Period, the Company shall so inform the Share Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (A), (B) and (C) above upon expiration of the Deferral Period in accordance with Section 7.18(b)(vii). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Share Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares held by a Notice Holder or any other Notice Holder or otherwise, the number of Shares to be registered for each Notice Holder in the Registration Statement shall be reduced pro rata among all such selling securityholders such that the Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission, provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for resale by any Notice Holder in such Registration Statement, the Company shall first remove any securities included in such Registration Statement for any Person other than a Notice Holder. Notwithstanding the foregoing, the Company shall continue to its use commercially reasonable efforts to register the resale of all remaining Registrable Securities held by the Notice Holders.

(b)Registration Procedures. In connection with the registration obligations of the Company under Section 7.18(a), the Company shall:

(i)Before filing any Resale Documents with the Commission (other than a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference as a result of filing or furnishing a Current Report on Form 8-K), furnish to the Notice Holders and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least three Business Days prior to the filing of such Resale Documents (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto).

(ii)Subject to Section 7.18(b)(vii), use reasonable efforts to prepare and file with the Commission such amendments (including post-effective amendments), supplements and any other required document to each Resale Document as may be necessary to keep such Registration Statement continuously effective during the Effectiveness Period; and use its commercially reasonable efforts to comply with the provisions of the U.S. Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(iii)As promptly as practicable give notice to the Special Counsel, (A) when any Resale Document has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto), (B) of any request, following the effectiveness of the initial Registration Statement under the U.S. Securities Act, by the Commission or any other federal, provincial or state governmental authority for amendments or supplements to any Resale Documents or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Documents or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the occurrence of, but not the nature of or details concerning, a Material Event and (F) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 7.18(b)(vii)) state that it constitutes a Deferral Notice, in which event the provisions of Section 7.18(b)(vii) shall apply.

(iv)Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction in which it was not otherwise subject or (C) file a general consent to service of process in any such jurisdiction.

(v)During the Effectiveness Period, deliver to each Notice Holder and the Special Counsel, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(vi)Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the expiration of the Effectiveness Period (which request may be included in the Notice and Questionnaire); provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(vii)Upon (w) the issuance by the Commission of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the U.S. Securities Act, (x) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the occurrence of any event that requires the filing of a post-effective amendment to the Registration Statement under the U.S. Securities Act or the U.S. Exchange Act or (z) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus:

(A)in the case of clause (x) above, use its commercially reasonable efforts to as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable;

(B)in the case of clause (y) above, use its commercially reasonable efforts to as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement and use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable; and

(C)in any event, give notice to the Special Counsel that the availability of a Registration Statement is suspended (a “Deferral Notice”).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (i) in the case of clause (w) above, as promptly as is practicable, (ii) in the case of clauses (x) or (y) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (iii) in the case of clause (z) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. Any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed forty-five (45) days in any ninety (90)-day period or an aggregate of ninety (90) days in any twelve (12)-month period.

(viii)If requested in writing in connection with a disposition of Registrable Securities pursuant to the Resale Documents, cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the U.S. Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (x) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (y) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (z) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Special Counsel; and provided further that the Company shall not be required to provide commercially sensitive materials to direct competitors of the Company. Any person legally compelled to disclose any such confidential information made available for inspection shall as soon as practicable provide the Company with prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and such person shall take such actions as reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interest of the Share Holder.

(ix)Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder (or any similar rule promulgated under the U.S. Securities Act) for a twelve (12)-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than sixty (60) days after the end of the twelve (12)-month period or ninety (90) days if the twelve (12)-month period coincides with the fiscal year of the Company, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the U.S. Exchange Act and otherwise complies with Rule 158 under the U.S. Securities Act or any successor rule thereto.

(x)Each Share Holder understands that the Notes have been issued (and upon conversion or exercise any Shares that will be issued) pursuant to an exemption from registration or qualification under the U.S. Securities Act and applicable state securities laws and pursuant to an exemption from the prospectus requirement under Canadian Securities Laws, and shall bear the restrictive legends as provided for in the Note.

(xi)Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement.

(xii)Use its commercially reasonable efforts to cause the Underlying Shares covered by the Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Shares is then listed or quoted.

(c)Share Holder’s Obligations.

(i)Each Share Holder agrees, by acquisition of the Registrable Securities, that no Share Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Share Holder has furnished the Company with a completed Notice and Questionnaire as required pursuant to Section 7.18(a)(v) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Share Holder shall constitute a representation and warranty by such Share Holder that the information relating to such Share Holder and its plan of distribution is as set forth in the Prospectus delivered by such Share Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Share Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Share Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Share Holder further agrees not to sell any Registrable Securities pursuant to the Registration Statement without delivering, or, if permitted by applicable securities law, making available, to the purchaser thereof a Prospectus in accordance with the requirements of applicable securities laws. Each Share Holder further agrees that such Share Holder will not make any offer relating to the Registrable Securities pursuant to the Registration Statement that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, unless it has obtained the prior written consent of the Company.

(ii)Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Registration Statement until such Special Counsel’s receipt of copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used.

(d)Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 7.18(a) and (b) whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with FINRA and the Commission and (y) of compliance with federal, provincial and state securities or “blue sky” laws (including, without limitation, and subject to clause (vii) below, reasonable fees and disbursements of the Special Counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) all reasonable expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Resale Document, and any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) reasonable fees and disbursements of counsel for the Company in connection with any Resale Documents, (v) reasonable fees and disbursements of the Collateral Agent and its counsel and of the registrar and transfer agent for the Shares, (vi) U.S. Securities Act liability insurance obtained by the Company in its sole discretion and (vii) the reasonable and documented or invoiced fees and disbursements of Special Counsel not to exceed $50,000. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 7.18(d), each seller of Registrable Securities shall pay any fees and disbursements of such seller’s counsel, broker’s commission, agency fee or underwriter’s discount or commission in connection with the sale of the Registrable Securities under a Resale Document.

(e)Specific Performance.  In the event of actual or potential breach by the Company of any of its obligations under Section 7.18 of this Agreement, each Holder will be entitled to specific performance of its rights under this Section 7.18. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of Section 7.18 and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(f)Indemnification.

(i)The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, any underwriter (as defined in the U.S. Securities Act) for such Notice Holder, and each affiliate (as defined in Rule 144) of any Notice Holder within the meaning of Rule 405 under the U.S. Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by or that are based upon or arise as of any untrue statement or alleged untrue statement of a material fact contained in any Resale Document or any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Notice Holder (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, except to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use therein; provided that the foregoing indemnity shall not inure to the benefit of any Notice Holder (or to the benefit of any person controlling such Notice Holder) from whom the person asserting such losses, claims, damages or liabilities purchased the Registrable Securities, if a copy of the Prospectus or the Issuer Free Writing Prospectus (both as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Notice Holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus or the Issuer Free Writing Prospectus (both as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company under this Agreement.

(ii)Each Notice Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers who sign any Registration Statement or Prospectus, each underwriter, broker or other person acting on behalf of the Notice Holder and each person, if any, who controls any of the foregoing persons (within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act) or any other Notice Holder, to the same extent as the foregoing indemnity from the Company to such Notice Holder, but only (i) to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based solely upon information relating to such Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto or (ii) to the extent that such Notice Holder fails to send or deliver a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), but only if (A) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and (B) such failure is not the result of noncompliance by the Company under this Agreement. In no event shall the liability of any Notice Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Notice Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the Notice Holder may otherwise have.

(iii)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.18(f)(i) or (ii), such person (the “Registration Rights Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Registration Rights Indemnifying Party”) in writing and the Registration Rights Indemnifying Party, upon request of the Registration Rights Indemnified Party, shall retain counsel reasonably satisfactory to the Registration Rights Indemnified Party to represent the Registration Rights Indemnified Party and any others the Registration Rights Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that the failure of any Registration Rights Indemnified Party to give such notice shall not relieve the Registration Rights Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Registration Rights Indemnifying Party. In any such proceeding, any Registration Rights Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party and the Registration Rights Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Registration Rights Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Registration Rights Indemnified Party in any such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Registration Rights Indemnifying Party and the Registration Rights Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Registration Rights Indemnifying Party shall not, in respect of the legal expenses of any Registration Rights Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Registration Rights Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 7.18(f)(i), the Share Holders of a majority (with Holders of Notes deemed to be the Share Holders, for purposes of determining such majority, of the number of shares of Underlying Shares into which such Notes are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Share Holders that are Registration Rights Indemnified Parties pursuant to Section 7.18(f)(i) and, in the case of parties indemnified pursuant to Section 7.18(f)(ii), the Company. The Registration Rights Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent or if there be a final judgment for the plaintiff, the Registration Rights Indemnifying Party agrees to indemnify the Registration Rights Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Registration Rights Indemnifying Party shall, without the prior written consent of the Registration Rights Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Registration Rights Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Registration Rights Indemnified Party, unless such settlement includes an unconditional release of such Registration Rights Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(iv)To the extent that the indemnification provided for in Section 7.18(f)(i) or (ii) is unavailable to an Registration Rights Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Registration Rights Indemnifying Party under such paragraph, in lieu of indemnifying such Registration Rights Indemnified Party thereunder, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Registration Rights Indemnifying Party or parties on the one hand and the Registration Rights Indemnified Party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registration Rights Indemnifying Party or parties on the one hand and of the Registration Rights Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial issuance of the Notes to which such losses, claims, damages or liabilities relate. The relative benefits received by any Share Holder shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities. The relative fault of the Share Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Share Holders or by the Company, and the parties’ relative intent, knowledge, access to information, opportunity to correct or prevent such statement or omission and other equitable considerations appropriate under the circumstances. The Share Holders’ respective obligations to contribute pursuant to this Section 7.18(f)(iv) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.18(f)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a Registration Rights Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Registration Rights Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding this Section 7.18(f)(iv), no Registration Rights Indemnifying Party that is a selling Share Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Share Holder from the sale of the Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v)The remedies provided for in this Section 7.18(f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to a Registration Rights Indemnified Party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

(vi)The indemnity and contribution provisions contained in this Section 7.18(f) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Share Holder, any person controlling any Share Holder or any affiliate (as defined in Rule 144) of any Share Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Share Holder pursuant to the Registration Statement.

(g)Information Requirements.  The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the U.S. Exchange Act or the U.S. Securities Act.

(h)No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Share Holders in this Agreement. The Company represents and warrants that the rights granted to the Share Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

7.19Financial Covenants.

(a)Minimum Liquidity. The Company and its Restricted Subsidiaries on a consolidated basis shall, on the last day of each Fiscal Quarter ended after the Fourth Restatement Closing Date, maintain Unencumbered Liquid Assets with a value greater than or equal to the Minimum Liquidity Amount.

(b)Annual Budget. The Annual Budget shall not be amended, supplemented or otherwise modified without the approval of the Board. The Annual Budget for fiscal year 2021 (as in effect as of the Fourth Restatement Closing Date) is attached to the Disclosure Letter as Schedule 7.19.

7.20Post-Closing Matters. The Credit Parties shall perform the actions and deliver all agreements, instruments and documents set forth on Schedule 7.20. Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document, all conditions precedent, covenants and representations and warranties contained in this Agreement and the other Operative Documents shall be deemed modified to the extent necessary to effect the foregoing sentence (and to permit the taking of the actions described in the foregoing sentence within the time periods set forth on Schedule 7.20), provided that (x) to the extent any representation and warranty would not be true or any provision of any covenant breached because the foregoing actions were not taken on the Fourth Restatement Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects and the respective covenant complied with at the time the respective action is taken (or was required to be taken) in accordance with the foregoing sentence of this Section 7.20 and (y) all representations and warranties and covenants relating to the Operative Documents shall be required to be true or, in the case of any covenant, complied with, immediately after the actions required to be taken by this Section 7.20 have been taken (or were required to be taken).  For the avoidance of doubt, no Credit Party or Subsidiary of a Credit Party shall be deemed to have made any misrepresentations or breached any covenant contained in any Operative Document as a result of Gotham Green Admin 1, LLC’s resignation as, and Superhero Acquisition Corp.’s appointment to and assumption of the role of, Collateral Agent (including with respect to either such Person’s possession of, control over, or filing in respect of, any Collateral).

7.21Compliance with ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate, the Credit Parties shall not cause or permit (a) to exist any ERISA Event; or (b) any Title IV Plan to have vested Unfunded Benefit Liabilities determined as of the most recent valuation date for each such Title IV Plan.

7.22Environmental.  Each Credit Party shall, and shall cause its Restricted Subsidiaries to, conduct its business so as to comply in all respects with all Environmental Laws and Environmental Permits in all jurisdictions in which it is or may at any time be doing business, except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained in this Section 7.22 shall prevent any Credit Party or any Restricted Subsidiary from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof, provided, further, that such Credit Party or such Restricted Subsidiary shall not fail to comply with the order of any court or other Governmental Authority of applicable jurisdiction relating to such laws unless such Credit Party or such Restricted Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

7.23Allocation of Payments.  Notwithstanding anything herein or in the Notes (other than as set forth in the proviso at the end of this Section 7.23) to the contrary, all payments under the Notes will be pari passu among the Notes with all repayments in respect of outstanding Obligations applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, reasonable and documented or invoiced expenses and other amounts (including fees, charges and disbursements of counsel to the Collateral Agent) payable to the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Holders (including fees, charges and disbursements of counsel to the respective Holders) arising under the Operative Documents, ratably among them in proportion to the respective amounts described in this Second clause payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Obligations arising under the Operative Documents, ratably among the Holders in proportion to the respective amounts described in this Third clause payable to them; and

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Obligations then owing under the Operative Documents, ratably among the Holders in proportion to the respective amounts described in this Fourth clause held by them; provided, that this Section 7.23 shall not apply to any repayment, redemption or prepayment made in accordance with (a) Section 5.2(b) of any applicable Note to a Specified Holder if repayment, redemption or prepayment to the Fourth Restatement Holders is not permitted at the time of such repayment, redemption or prepayment pursuant to Section 5.2(a) or Section 5.2(c) of the Notes held by the Fourth Restatement Holders and (b) Section 5.3 of any applicable Note, in which case any repayment, redemption or prepayment to the Holders that elect such repayment, redemption or prepayment in accordance with Section 5.3 of any applicable Note shall be allocated among such electing Holders in accordance with this Section 7.23.

ARTICLE VIII
Negative Covenants

Each Credit Party covenants and agrees that, from and after the date hereof until the Notes and all other amounts under the Operative Documents have been finally paid in full in accordance with their terms (other than contingent indemnification or reimbursement obligations to the extent no claim giving rise thereto has been asserted), such Credit Party shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

8.1Liens.  Create, incur, assume or suffer to exist any Lien on any of its assets, other than the following (collectively, “Permitted Liens”):  (a) liens securing the payment of Taxes either not yet delinquent by more than 30 days or the validity of which is being contested in good faith by appropriate proceedings, and as to which such Credit Party or such Restricted Subsidiary shall have, under IFRS or GAAP, as applicable, set aside on its books and records adequate reserves in accordance with GAAP or IFRS, as applicable; (b) pledges, deposits or Liens made or arising under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations or surety, stay, appeal or custom bonds, letters of credit, bankers acceptances or similar obligations, to secure contested taxes or import duties or for payment of rent, or to secure indemnity, performance or other similar bonds in the Ordinary Course of Business; (c) Liens in favor of the Collateral Agent for the benefit of the Holders; (d) Liens which arise by operation of law (other than Liens which arise by operation of Environmental Laws which could reasonably be likely to result in a Material Adverse Effect) incurred in the Ordinary Course of Business (for sums not constituting Indebtedness) that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (e) zoning restrictions, building codes, easements, rights of way, licenses, covenants, survey exceptions and other similar restrictions affecting the use of real property that do not materially impair the use of such real property for its intended purposes or the value thereof; (f) Liens existing on the Fourth Restatement Closing Date; (g) Liens securing obligations in respect of Indebtedness permitted by Section 8.2(b); (h) Liens arising from precautionary UCC or Personal Property Security Act financing statements in connection with operating leases, licenses or consignment of goods or other obligations not constituting Indebtedness; (i) (x) rights of offset or statutory or common law banker’s Liens or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (y) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business or (z) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes; (j) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement expressly permitted under this Agreement and entered into in the Ordinary Course of Business which do not (i) interfere in any material respect with the business of any Credit Party or (ii) secure any Indebtedness; (k) judgment Liens  with respect to judgments which do not constitute an Event of Default; (l) non-exclusive outbound licenses or sublicenses of patents, copyrights, trademarks and other intellectual property rights granted by any Credit Party in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of such Credit Party or the Collateral Agent’s ability to realize the Collateral; (m) Liens (which, in the sole discretion of the Company, may be senior to, pari passu with, or junior to, the Liens securing the Notes) securing obligations in respect of Indebtedness permitted to be incurred pursuant to Section 8.2(o); (n) any other Liens on Property not otherwise permitted by this Section 8.1 so long as the aggregate principal amount of the Indebtedness secured thereby (determined as of the date such Lien is incurred) does not exceed $5,000,000 at any time outstanding; (o) following the Fourth Restatement Closing Date, Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition); (p) following the Fourth Restatement Closing Date, Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition); (q) Liens securing Rate Contracts not incurred in violation of this Agreement; (r) Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (s) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement; (t) [reserved]; (u) [reserved]; (v) [reserved]; (w) Liens incurred to secure cash management services, including credit card arrangements, or to implement cash pooling arrangements in the ordinary course of business; (x) Liens security Equity Interests in and assets held by joint ventures permitted pursuant to Section 8.5(x); (y) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Restricted Subsidiary in the Ordinary Course of Business; (z) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject; (aa) agreements to subordinate any interest of the Company or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Company or any such Restricted Subsidiary pursuant to an agreement entered into in the Ordinary Course of Business; (bb) [reserved]; (cc) Liens (which, in the sole discretion of the Company, may be pari passu with or junior to the Liens securing the Notes) securing obligations in respect of Indebtedness incurred pursuant to Section 8.2 (t) (and any cash management arrangements, hedging obligations and supply chain financing arrangements secured under the documentation governing such Indebtedness) and guarantees thereof permitted to be incurred pursuant to Section 8.2(u); (dd) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (f), (g), (m), (n), (o), (p), (q), (cc) and (ee) of this Section 8.1; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of the secured Indebtedness at the time the original Lien became a Permitted Lien under this Agreement plus amounts added to such Principal Amount in respect of interest paid in the form of additional Indebtedness and shall not have a greater priority level with respect to the Liens securing the Obligations that the Liens securing the Indebtedness so refinanced, refunded, extended, renewed or replaced, and (B) an amount equal to the Additional Refinancing Amount related to such refinancing, refunding, extension, renewal or replacement; and (ee) Liens securing obligations in respect of Indebtedness incurred pursuant to Section 8.2(x)

which Liens are limited to the property, assets and Equity Interests described therein.  No Credit Party shall consent to the filling of any financing statement naming such Person as debtor, except for financing statements filed with respect to Permitted Liens.

8.2Indebtedness.  Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness of any Credit Party or any Restricted Subsidiary, except for any of the following:  (a) the Obligations; (b) Indebtedness (including Capitalized Lease Obligations) to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the capital stock of any Person owning such assets) that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (b), in any Fiscal Year together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (v) below, does not exceed $20,000,000 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); (c) trade obligations and normal accruals made in accordance with IFRS or GAAP, as applicable, in the Ordinary Course of Business not yet due and payable, or with respect to which such Credit Party or such Restricted Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that such Credit Party or such Restricted Subsidiary has set aside on its books adequate reserves therefor, if appropriate under IFRS or GAAP, as applicable; (d) Indebtedness existing on Fourth Restatement Closing Date (other than Indebtedness described in clause (a) of this Section 8.2); (e) unsecured intercompany Indebtedness arising from loans made by any Credit Party to any Restricted Subsidiary, provided, however, that such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to the Collateral Agent (the terms of the Intercompany Note in effect as of the Fourth Restatement Closing Date shall be deemed satisfactory to the Collateral Agent) and delivered to the Collateral Agent in accordance with the Security Agreement; (f) Indebtedness arising from endorsing negotiable instruments for collection in the Ordinary Course of Business; (g) obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the Ordinary Course of Business; (h) Indebtedness to the extent (and without duplication) constituting Investments made by the Credit Parties as expressly permitted under Section 8.5, but subject to clause (n) of this Section 8.2 (below); (i) Indebtedness arising from the honoring by a bank or other financing institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; (j) to the extent constituting Indebtedness, Indebtedness incurred in the Ordinary Course of Business in connection with the financing of unpaid insurance premiums (not in excess of one year’s premiums); (k) Contingent Obligations (i) arising from indemnification obligations, purchase price adjustments or similar obligations in favor of Holders in connection with Dispositions expressly permitted hereunder, (ii) arising from indemnification obligations in favor of directors, managers, employees and officers incurred in the Ordinary Course of Business and expressly permitted hereunder, (iii) constituting guaranties, endorsement or other liabilities incurred in the Ordinary Course of Business in respect of obligations of (or to) suppliers, lessors and licensees, (iv) arising under indemnity agreements to title insurers to cause such title insurer to issue title insurance policies, or (v) of the Credit Parties or any Restricted Subsidiary in respect of guarantees of Indebtedness otherwise permitted under this Agreement of another Credit Party; (l) Indebtedness representing any Tax payment obligations to the extent such Taxes are being contested by a Credit Party in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with IFRS or GAAP, as applicable; (m) Indebtedness subject to a Subordination Agreement; (n) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof, provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary, is not created in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary, and provided further, that the incurrence of such Indebtedness by an existing Credit Party or Restricted Subsidiary would have been permitted before such new Restricted Subsidiary became a Restricted Subsidiary; (o) Indebtedness incurred by any Hankey Subsidiary (and any Permitted Lien on capital stock of any Hankey Subsidiary), which when aggregated with the principal amount of all other Indebtedness, then outstanding and incurred pursuant to this clause (o), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (v) below, does not exceed at any one time the Permitted Hankey Indebtedness Amount as of the date such Indebtedness is incurred (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); (p) Tranche 4 Notes; (q)  Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the Ordinary Course of Business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; (r) Indebtedness arising from agreements providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Agreement; (s) unsecured Indebtedness up to an aggregate principal amount outstanding at the time of incurrence that does not exceed an amount equal to $250,000,000; (t) other Indebtedness in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness, then outstanding and incurred pursuant to this clause (t), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (v) below, does not exceed at any one time outstanding $15,000,000 as of the date such Indebtedness is incurred (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); (u)  any guarantee of Indebtedness (and obligations in respect thereof) of the Company or any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Obligations substantially to the same extent as such Indebtedness is subordinated to the Obligations; (v) Indebtedness that serves to refund, refinance or defease any Indebtedness incurred as permitted under clauses (b), (d), (m), (n), (o), (t) and (v) of this Section 8.2 up to the outstanding principal amount of such Indebtedness, plus any additional Indebtedness, incurred to pay premiums (including tender premiums), accrued and unpaid interest, interest paid-in-kind, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness: (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced or defeased; (2) to the extent such Refinancing Indebtedness refinances Indebtedness junior to the Obligations, such

Refinancing Indebtedness is junior to the Obligations; (3) shall not include (w) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor, or (x) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; (y) Regulatory Convertible Indebtedness in an aggregate amount outstanding at any time not to exceed $50,000,000; and (z) Indebtedness incurred directly or indirectly to sellers of property, assets or Equity Interests in transactions permitted by this Agreement.

For purposes of determining compliance with this Section 8.2, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in this Section 8.2, then the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.2.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.2. Guaranties of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guaranty or letter of credit, as the case may be, was in compliance with this Section 8.2.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

8.3Disposition of Assets.  Sell, assign, license, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (including any agreement to statutorily divide) (each is a “Disposition”), except:  (a) Dispositions of Inventory in the Ordinary Course of Business; (b) Dispositions from a Credit Party to another Credit Party; (c) to the extent expressly permitted by Section 8.4 or Section 8.5; (d) non-exclusive licenses or sublicenses of intellectual property rights in the Ordinary Course of Business not interfering, individually or in the aggregate, in any material respect with the business of any Credit Party or any of its Restricted Subsidiaries, or on the Collateral Agent’s ability to realize on the Collateral; (e) any Disposition of real Property required by a Governmental Authority to a Governmental Authority as a result of eminent domain proceedings; (f) to the extent constituting a disposition, the granting of Permitted Liens; (g) Dispositions of machinery, equipment or other fixed assets to the extent such machinery, equipment or other fixed assets are exchanged for credit against the purchase price of similar replacement machinery, equipment or other fixed assets, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement machinery, equipment or other fixed assets, all in the Ordinary Course of Business; (h) sales of real property in connection with Treehouse REIT Transactions; (i) Dispositions of Property that is immaterial, obsolete or worn-out or no longer used or useful in the Ordinary Course of Business; (j) Dispositions of cultivation facilities or the management thereof, subject to the prior written consent of the Collateral Agent, not to be unreasonably withheld or delayed and provided the Collateral Agent is aware of the terms upon which the Company is currently contemplating disposing of its cultivation facilities and acknowledge the Company will not be receiving cash consideration for such disposition; (k) a Disposition of all or substantially all of the Equity Interests or assets of MME Evanston Retail, LLC (the “Evanston Sale”); (l) a disposition of cash or Cash Equivalents; (m) any disposition of assets of the Company or any Restricted Subsidiary or issuance or sale of Equity Interests of the Company or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate fair market value (as determined in good faith by the Company) of less than $5.0 million; (n) any disposition of the capital stock of any joint venture to the extent required by the terms of customary buy-sell type arrangements entered into in connection with the formation of such joint venture; (o) [reserved]; (p) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (q) the lease, assignment or sublease of any real or personal property in the Ordinary Course of Business; (r) any disposition of capital stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), in each case, following the Fourth Restatement Closing Date, made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (s) dispositions of receivables in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; (t) any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and (u) Dispositions of other Property provided that for purposes of this clause (u):

(A) no Event of Default pursuant to Section 9.1(a), (h) or (i) exists or would result from such disposition;

(B) such Disposition is:

(i)of the Virginia Subsidiary or Property owned by such Subsidiary as of the Fourth Amendment Effective Date (and Property acquired in the regular conduct of the business of the Virginia Subsidiary); or

(ii)of the Arizona Subsidiaries or Property owned by such Subsidiaries as of the Fourth Amendment Effective Date (and Property acquired in the regular conduct of the business of the Arizona Subsidiary); or

(iii)of the New York Subsidiaries or Property owned by such Subsidiaries; provided, that, such sale is pursuant to the Ascend Agreement as in effect on the Fourth Restatement Closing Date; or

(iv)of Property other than as described in Sections 8.3(B)(i), (ii) or (iii) above with respect to which (y) the consideration received by the Credit Parties or Restricted Subsidiaries for each such Disposition shall be at least 75% cash, Cash Equivalents or securities that are converted to cash within 180 days, and (z) the total consideration received by such Credit Parties or Restricted Subsidiaries for such Property shall be at least equal to the fair market value (as determined in good faith by the Company) of the Property disposed of in the Disposition and shall not exceed $15,000,000 during any Fiscal Year; and

(C)the Company shall use the net cash consideration (after fees, expenses and taxes and repayment of obligations in respect of Indebtedness secured by the Property disposed of in the Disposition) received with respect to such Disposition in accordance with the Annual Budget or as otherwise approved by the Board of the Company.

The restrictions contained in this Section 8.3 shall not apply with respect to any Excluded JV Subsidiary or any Immaterial Subsidiary to the extent the applicable disposition is set forth in the approved Annual Budget then in effect.

With respect to the Evanston Sale:  (i) the Collateral Agent will cooperate in good faith with the Credit Parties to release its Liens on any assets sold in connection with the Evanston Sale effective concurrently with the applicable Credit Party’s receipt of payment of the full or remaining amount of the cash purchase price set forth in the Evanston Sale Documents as in effect on the Fourth Restatement Closing Date, the Holders’ receipt of the applicable portion of such cash proceeds (the “Evanston Prepayment”), and the issuance of all notes by the buyer(s) to the applicable Credit Party with respect to the Evanston Sale (the “Evanston Seller Notes”), (ii) the applicable Holders hereby waive the ninety (90) day notice period and Applicable Premium that would otherwise be due under Section 5.2(b) of each Note, but in each case only with respect to the Evanston Prepayment, (iii) Schedule 1.1(d) shall be updated by the parties promptly after the Evanston Prepayment is made, and (iv) concurrent with the issuance of any Evanston Seller Notes, the Credit Parties will grant the Collateral Agent a Lien on such Evanston Seller Notes to the extent not already granted under existing Operative Documents, and promptly deliver all agreements, instruments and documents requested by Collateral Agent under Section 5.3 of the Security Agreement in connection with such Lien.

With respect to Dispositions permitted pursuant hereto, the Collateral Agent shall cooperate in good faith to, and shall, release its Liens on any assets disposed of in connection with such Disposition on or prior to the final closing of such Disposition and transfer of such assets to the buyer thereof, in each case, at the Company’s sole cost and expense.

8.4Consolidations, Conversions and Mergers. Do any of the following:  (a) except for the EBA Conversion (in which case, the Company shall notify the Collateral Agent in writing within 10 Business Days following the EBA Conversion), convert its status as a type of Person (e.g., corporation, limited liability company, partnership) or the jurisdiction in which it is organized, formed or created, unless it shall have provided thirty (30) days prior written notice to the Collateral Agent, (b) consummate a statutory division, merge or consolidate with or into, any Person, except in connection with a Permitted Acquisition, (c) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of any Credit Party (taken as a whole) to or in favor of any Person other than another Credit Party or (d) liquidate, wind-up or dissolve any Credit Party or Subsidiary that is not an Excluded Subsidiary or an Unrestricted Subsidiary, provided however, that

(A)this Section 8.4 shall not apply to any such transaction or event not involving a Credit Party; and

(B)The Company may, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person if:

(i)the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of Canada, the United States, any state thereof, or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii)the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Agreement and the Operative Documents pursuant to supplemental agreements or other applicable documents or instruments in form reasonably satisfactory to the Collateral Agent;

(iii)immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Event of Default shall have occurred and be continuing;

(iv)if the Company is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have confirmed that its Guaranty shall apply to such Person’s obligations under this Agreement in a writing acceptable to the Collateral Agent;

(v)the Successor Company promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the lien on the Security Documents on the Collateral owned by or transferred to the Successor Company;

(vi)the Collateral owned by or transferred to the Successor Company, as applicable, shall (a) continue to constitute Collateral under the Operative Documents, and (b) be subject to the lien in favor of the Collateral Agent for the benefit of the Holders;

(vii)the Successor Company has delivered a customary opinion of counsel (permitting reasonable assumptions and qualifications which are typically provided in connection with opinions rendered in the cannabis industry); and

(viii)the Successor Company has delivered to the Collateral Agent for the benefit of the Holders an officer’s certificate signed by a Responsible Officer confirming the conditions of this clause (B) have been satisfied.

The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under this Agreement and the Operative Documents, and in such event the Company will automatically be released and discharged from its obligations under this Agreement and the Operative Documents.

(C)Any other Credit Party may consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Credit Party is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person if:

(i)either (A) such Credit Party is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Credit Part) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of Canada, the United States, any state thereof or the District of Columbia or the jurisdiction of the non-surviving Credit Party (such Credit Party or such Person, as the case may be, being herein called the “Successor Credit Party”) and the Successor Credit Party (if other than such Credit Party) expressly assumes all the obligations of such Credit Party under the Operative Documents pursuant to a supplemental agreement or other applicable documents or instruments in form reasonably satisfactory to the Collateral Agent, as applicable, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 8.3;

(ii)the Successor Credit Party promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the lien on the Security Documents on the Collateral owned by or transferred to the Successor Guarantor;

(iii)the Collateral owned by or transferred to the Successor Guarantor shall (a) continue to constitute Collateral under this Agreement and the Operative Documents, and (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Holders;

(iv)the Successor Company has delivered a customary opinion of counsel (permitting reasonable assumptions and qualifications which are typically provided in connection with opinions rendered in the cannabis industry); and

(v)the Successor Company has delivered to the Collateral Agent for the benefit of the Holders an officer’s certificate signed by a Responsible Officer confirming the conditions of this clause (C) have been satisfied.

The Successor Credit Party (if other than such Credit Party) will succeed to, and be substituted for, such Credit Party under this Agreement and the other Operative Documents, and such Credit Party will automatically be released and discharged from its obligations under this Agreement and such Operative Documents.

8.5Loans and Investments.  Do any of the following:  (a) purchase or acquire any Equity Interest or any evidence of Indebtedness or obligations or other securities of, or any interest in, any Person, including the establishment or creation of or statutory division into a subsidiary or joint venture, (b) make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination, or (c) make any advance, loan, extension of credit or capital contribution to, or assume the debt of, purchase or acquire any other debt or interest in, or make any other investment in, any Person including any Affiliate of any Credit Party or any Subsidiary (the items described in clauses (a), (b) and (c) are referred to as “Investments”), except for:  (i) Investments in cash and Cash Equivalents and checking and demand deposit accounts; (ii) Investments in Restricted Subsidiaries and intercompany notes or payables or Equity Interests issued to the Company or a Credit Party in connection with payments in the form of Shares made by the Company on behalf of a Credit Party to settle amounts payable or owed by a Credit Party; (iii) Investments existing on the Fourth Amendment Restatement Date or made pursuant to binding commitments existing on the Fourth Amendment Restatement Date or any extension, modification or renewal of any such Investment existing on the Fourth Amendment Restatement Date; (iv) each Credit Party’s ownership of the Equity Interests of its Restricted Subsidiaries including Restricted Subsidiaries established or created after the Closing Date in compliance with all applicable terms of the Operative Documents; (v) prepaid expenses and deposits for lease obligations or in connection with the provision of goods or services, in each case incurred in the Ordinary Course of Business; (vi) accounts created and trade debt extended in the Ordinary Course of Business; (vii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss; (viii) [reserved]; (ix) Permitted Acquisitions, provided that the aggregate amount of cash and Cash Equivalents used as consideration therefor shall not exceed $100,000,000 in any Fiscal year; (x) Investments, including Investments in joint ventures and Unrestricted Subsidiaries, provided that the aggregate amount of cash and Cash Equivalents used as consideration therefor shall not exceed the greater of $25,000,000 in any fiscal year  and 5.0% of total assets as of the as of the last day of the Fiscal Quarter most recently ended; (xi) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an asset sale made pursuant to Section 8.3 or any other disposition of assets not constituting a Disposition; (xii) loans and advances to officers, directors, employees or consultants of the Company or any of its Subsidiaries (i) in the Ordinary Course of Business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $2,500,000 at the time of incurrence, or (ii) in respect of payroll payments and expenses in the Ordinary Course of Business; (xiii) any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xiv) Rate Contracts permitted under Section 8.2; (xv) [reserved]; (xvi) [reserved]; (xvii) guarantees issued in accordance with Section 8.2; (xviii) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property; (xix) Investments of a Restricted Subsidiary acquired after the Fourth Restatement Closing Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary after the Fourth Restatement Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and (xx) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or the Restricted Subsidiaries.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be deemed to be an Investment (subject to the restrictions set forth in this Section 8.5) in such Unrestricted Subsidiary on the date of designation in an amount equal to the fair market value of the net assets (as determined by the Company in good faith) of such Subsidiary at the time of designation.

8.6Transactions with Affiliates. Enter into any transaction or series of transactions with, or pay any compensation or other amounts to, any Affiliate of any Credit Party or any Affiliate of any Subsidiary that is not a Restricted Subsidiary, except (a) as specifically described on Schedule 8.6, (b) the Treehouse REIT Transactions, (c) pursuant to terms no less favorable to such Credit Party or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party or such Restricted Subsidiary, (d) transactions and payments permitted by Sections 8.3, 8.4, 8.5 and 8.10 or intercompany notes or payables or Equity Interests issued to the Company or a Credit Party in connection with payments in the form of Shares made by the Company on behalf of a Credit Party to settle amounts payable or owed by a Credit Party, (e) customary fees to, and indemnifications of, any independent director of a Credit Party’s limited partnership advisory committee, board of directors or similar governing body or any observer thereto, (f) payments of salary, bonus, equity-linked compensation and other expenses and perquisites (or loans or cancellation of loans) to officers, directors or employees of any of the Credit Parties, (g) any agreement as in effect as of the Fourth Restatement Closing Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Credit Parties or the Holders in any material respect than the agreement as in effect on the Fourth Restatement Closing Date) or any transaction contemplated thereby as determined in good faith by the Company, (h) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement, any registration rights agreement or purchase agreement to which it is a party as of the Fourth Restatement Closing Date and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Fourth Restatement Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Fourth Restatement Closing Date, (i) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, management equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or the Board of Directors of any direct or indirect parent of the Company, or the Board of Directors of a Restricted Subsidiary, as applicable, in good faith, (j) transactions permitted by, and complying with, Section 8.4; (k) pledges of Equity Interests of Unrestricted Subsidiaries, (l) any employment agreements entered into by the Company or any Restricted Subsidiary in the Ordinary Course of Business, (m) non-exclusive licenses of intellectual property to or among the Company, its Restricted Subsidiaries and their respective bona fide joint ventures, (n) to the extent any party to the following agreements constitutes an Affiliate of any Credit Party or Subsidiary, the transactions contemplated by, and performance of obligations under, this Agreement, the Notes, any other Operative Document or any Hankey Loan Document (including the amendment or modification thereof), (o) payments required by the terms of any Indebtedness permitted to be issued by Section 8.2 hereof, (p) the Transactions, and all actions taken in furtherance of the Transactions, including for the avoidance of doubt the Hankey Warrant and the exercise of all rights pursuant thereto and any Regulatory Convertible Notes issued in connection with the Transactions, and (q) all matters contemplated by Sections 7.16 (Top-Up Rights) and 8.22 (Preemptive Rights).

8.7[Reserved].

8.8Contingent Obligations.  Create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:  (a) endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; (c) guaranties in favor of the Holders; (d) endorsements for collection or deposit in the Ordinary Course of Business; (e) Contingent Obligations in respect of, or constituting, Indebtedness permitted under Section 8.2; (f) guaranties of the Obligations by any Credit Party other than the Company; (g) Contingent Obligations existing on the Fourth Restatement Closing Date and set forth in Schedule 8.8; (h) guaranties of any operating lease or Capital Lease of the Credit Party or any Restricted Subsidiary; or (i) guaranties with respect to Permitted Acquisitions to secure payments of purchase price in connection therewith, including, without limitation, earnout payments, seller notes and other deferred purchase price payments which are otherwise permitted under this Agreement.

8.9[Reserved].

8.10Restricted Payments.  Do any of the following (clauses (a), (b) and (c)  are referred to herein, collectively, as “Restricted Payments”):  (a)  declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests or (b) purchase, redeem, retire or otherwise acquire (in each case for cash) any Equity Interests now or hereafter outstanding (other than redemptions or exchanges of common shares of Holdings or units of MM Opco  which are redeemable or exchangeable in accordance with the Organization Documents of Holdings or MM Opco, as applicable, for Equity Interests of the Company), or set apart assets for a sinking or other analogous fund therefor, in each case, other than (i) Restricted Payments by any Subsidiary of the Company to the Company or by the Company to any Restricted Subsidiary or between Restricted Subsidiaries of the Company, (ii) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director, officer or consultant of the Company or any Subsidiary of the Company or any direct or indirect parent of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (ii) do not exceed $2,500,000 in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the immediately succeeding calendar year; (iii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; (iv) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the exercise, conversion or exchange of securities of any such Person; (v) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a wholly-owned subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution; and (vi) Restricted Payments by the Company to repay, redeem or repurchase any Regulatory Convertible Indebtedness.

8.11Change in Business.  Engage in any material line of business substantially different from those lines of business carried on by it on the Fourth Restatement Closing Date, other than ancillary or related businesses or reasonable extensions thereof.

8.12Change in Structure.  (a) With respect to a Borrower, amend, modify or restate any of its Organization Documents in any manner that materially and adversely affects the Holders’ interests, and any amendment, modification or restatement of such Organizational Documents shall be made in good faith and for a bona fide business or corporate governance purpose.

(b)With respect to a Credit Party (other than a Borrower), amend, modify or restate any of its Organization Documents in any manner that adversely affects the Holders’ interests, unless such amendment, modification or restatement is made in good faith and for a bona fide business or corporate governance purpose; notwithstanding the foregoing, for the avoidance of doubt, it is agreed and understood that the EBA Conversion shall not be prohibited by this Section 8.12.

8.13Accounting Changes; Fiscal Year.  Make any material change in accounting treatment or reporting practices (except as required by IFRS or GAAP, as applicable), or change its Fiscal Year.

8.14[Reserved].

8.15[Reserved].

8.16Limits on Restrictive Agreements.  Create, enter into or otherwise cause or suffer to exist or become effective any contractual or other restriction on the ability of (a) any Credit Party or any Restricted Subsidiary to (i) make Restricted Payments in respect of any Equity Interests of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Credit Party, (ii) make loans or advances to, or other Investments in, any Credit Party, or (iii) transfer any of its assets to any Credit Party, except for such encumbrances or restrictions existing under or by reason of (a) this Agreement, (b) the other Operative Documents, (c) applicable Laws, (d) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (e) customary provisions in leases and licenses of real or personal property entered into by any Credit Party or any Subsidiary as lessee or licensee in the Ordinary Course of Business, restricting the granting of Liens therein or in Property that is the subject thereof, (f) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement, (g) contractual encumbrances or restrictions in effect on the Fourth Restatement Closing Date after giving effect to the Transactions; (h) after the Fourth Restatement Closing Date, any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired; (i) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the capital stock or assets of such Restricted Subsidiary; (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the Ordinary Course of Business; (k) customary provisions in joint venture agreements and other similar agreements entered into in the Ordinary Course of Business and otherwise permitted by this Agreement; (l) purchase money obligations for property acquired and Capitalized Lease Obligations in the Ordinary Course of Business; (m) customary provisions contained in leases, licenses and other similar agreements entered into in the Ordinary Course of Business; (n) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, non-exclusive licenses of intellectual property entered into in the Ordinary Course of Business) or other contracts; (o) other Indebtedness of the Company or any Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument (i) (x) are not more restrictive to the Credit Parties and Restrictive Subsidiaries than this Agreement or (y) are reasonably customary for similar agreements in respect of similar Indebtedness incurred by other similarly situated issuers and (ii) will not materially affect the Company’s or any Credit Party’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company), provided that such Indebtedness is permitted to be incurred subsequent to the Fourth Restatement Closing Date pursuant to Section 8.2; or (p) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other restrictions referred to in this Section 8.16 than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

8.17Sale-Leaseback Transactions. Except as exists on the Fourth Amendment Closing Date or otherwise incurred in the Ordinary Course of Business, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, (a) of any Material Real Property that any Credit Party or any Restricted Subsidiary has sold or transferred (or is to sell or transfer) to a Person that is not a Credit Party or (b) that any Credit Party or any Restricted Subsidiary intends to use for substantially the same purpose as any other Material Real Property that, in connection with such lease, has been sold or transferred by any Credit Party or any Restricted Subsidiary to another Person.

8.18[Reserved].

8.19[Reserved].

8.20Changes to Certain Documents. Amend, modify or change the terms of any agreement, instrument or other document evidencing, entered into in connection with or relating to Material Indebtedness which is subordinated by a written agreement to the Obligations, in a manner that could reasonably be materially adverse to the interests of the Holders, as reasonably determined by the Company in good faith; provided that, such limitation shall not otherwise prohibit any refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any subordinated Indebtedness, in each case, that is otherwise permitted to be incurred under Section 8.2.

8.21Limitations on Activities of Certain Credit Parties. No Holding Company will engage at any time in any business or business activity other than (i) ownership of the Equity Interests or debt in the other Credit Parties, together with activities related thereto, (ii) the entry into and the performance of its obligations under and in connection with the Operative Documents and the incurrence and performance of Obligations permitted to be incurred by it hereunder, (iii) the payment of dividends and distributions, the purchase of Equity Interests in, and the making of contributions to the capital of, its Subsidiaries, the guarantee of Indebtedness permitted to be incurred hereunder by the Company or any other Restricted Subsidiary and other transactions permitted or expressly contemplated under this Agreement, (iv) (A) capital markets activities, (B) the incurrence of the Indebtedness permitted to be incurred by each Holding Company under the Operative Documents and performance of their obligations in respect of such Indebtedness, (C) guarantees of Indebtedness or other obligations of the Company and/or any Restricted Subsidiary that are otherwise permitted hereunder, (D) incurrence of any Indebtedness arising in connection with any Permitted Acquisition or other Investment permitted under this Agreement or any Disposition permitted by this Agreement, (E) incurrence of any Indebtedness arising in connection with the repurchase of the capital stock in connection with any Restricted Payment, (F) incurrence of any Indebtedness owing to the Company or any Subsidiary to the extent resulting from an Investment permitted by Section 8.5, (v) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (vi) the participation in tax, accounting and other administrative matters as a member of the consolidated group of the Company and the Restricted Subsidiaries, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, employees, managers, partners, consultants and independent contractors, (vii) the holding of any cash and Cash Equivalents (but not operating any property), (viii)  the entry into, and performance of its obligations with respect to, contracts and other arrangements with officers, directors, employees, managers, partners, consultants or independent contractors of Holdings or any of its Subsidiaries relating to their employment or directorships (including the providing of indemnification to such Persons), (ix) the merger, amalgamation or consolidation with or into direct or indirect parent of such Holding Company (or any Restricted Subsidiary newly formed for such purpose); provided that, if the applicable Holding Company is not the surviving entity, such parent or Restricted Subsidiary, as applicable, expressly assumes the obligations of such Holding Company under the Operative Documents, (x) the obtainment of, and the payment of any fees and expenses for, management, consulting, monitoring, investment banking, advisory and other services to the extent otherwise permitted by this Agreement, (xi) any transaction between Holdings and the Company or any other Restricted Subsidiary expressly permitted under this Article VIII, (xii) maintaining deposit accounts in connection with the conduct of its business, (xiii)  holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable law, (xiv) complying with the requirements of applicable law, (xv) activities expressly permitted or required hereunder, including the Transactions, (xvi) the performance of its obligations under and in connection with the Hankey Loan Documents and the incurrence and performance of its obligations thereunder and (xvii) as otherwise required by Law (other than Excluded Laws).

8.22Preemptive Rights.  At any time following the Fourth Restatement Closing Date until the Maturity Date, if the Company proposes to issue additional Shares to any Person (other than any Preemptive Rights Excluded Issuance) (a “New Issuance” and any such Shares or other securities issued thereunder, the “Newly Issued Securities”), the Company shall provide written notice to each Fourth Restatement Holder and the Collateral Agent of such anticipated New Issuance no later than seven (7) Business Days prior to the anticipated issuance date (the “Preemptive Rights Notice”). The Preemptive Rights Notice shall set forth the material terms and conditions of the New Issuance, including the proposed purchase price for the Newly Issued Securities, the anticipated issuance date, and the purpose of such New Issuance. Each Fourth Restatement Holder shall have the right to purchase up to its Pro Rata Portion of such Newly Issued Securities at the price and on the terms and conditions specified in the Preemptive Rights Notice by delivering an irrevocable written notice to the Company no later than five (5) Business Days before the anticipated issuance date, setting forth the number of such Newly Issued Securities for which such right is exercised. Such notice shall also include the maximum number of Newly Issued Securities such Fourth Restatement Holder would be willing to purchase in the event any other Fourth Restatement Holder elects to purchase less than its Pro Rata Portion of such Newly Issued

Securities. If any such Fourth Restatement Holder elects not to purchase its full Pro Rata Portion of such Newly Issued Securities, the Company shall allocate any remaining amount among those Fourth Restatement Holder (in accordance with the Pro Rata Portion of each such Fourth Restatement Holder up to the maximum number specified by Fourth Restatement Holder pursuant to the immediately preceding sentence) who have indicated in their notice to the Company a desire to purchase Newly Issued Securities in excess of their respective Pro Rata Portions. For the purposes of this Section 8.22, “Pro Rata Portion” shall mean, with respect to each Fourth Restatement Holder at any time, a fraction, the numerator of which is the amount of the aggregate unpaid principal amount outstanding under the Notes held by such Fourth Restatement Holder at such time and the denominator of which is the aggregate unpaid principal amount outstanding under the Notes held by all Fourth Restatement Holders at such time. The exercise by any Holder of the rights in this Section 8.22 shall be subject to compliance by the Company with any applicable securities laws and stock exchange rules, and a Holder's rights to purchase Newly Issued Securities shall be limited to what is permitted under applicable securities laws.

ARTICLE IX
Events of Default

9.1Events of Default Defined; Acceleration of Maturity.  If any one or more of the following events (each herein called an “Event of Default”) shall have occurred:

(a)all or any part of the principal of any of the Notes is not paid on the date such principal shall become due and payable in accordance with the terms of the Operative Documents, whether at the maturity thereof, by acceleration, , or by notice of prepayment, or all or any part of the interest accruing on any of the principal (including interest capitalized thereon) of any of the Notes or any other interest on the Obligations accruing at the Default Rate is not paid within five (5) Business Days after the date such interest shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment, or otherwise;

(b)all or any part of any other amount owing by any Credit Party to the Holders pursuant to the terms of this Agreement, the Notes or any other Operative Document (including, without limitation, amounts owed or reimbursable under Section 7.14) is not paid when such other amount becomes due and payable and such non-payment is not remedied within five (5) Business Days after written demand therefor was made by the party entitled to payment (if required by the Operative Documents) or after written notice thereof to such Credit Party by the Majority Holders or the Collateral Agent);

(c)any Credit Party fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in:

(i)Section 7.1, 7.2(a), 7.2(b), 7.2(d) or 7.4(a) (other than with respect to a Borrower), in each case only if such failure shall continue for ten (10) Business Days after the earlier of (x) knowledge by a Responsible Officer of a Borrower and (y) the Majority Holders or the Collateral Agent notifies the Borrowers in writing of such failure;

(ii)Section 7.3, 7.4(a) (solely with respect to a Borrower), 7.6, 7.12, 7.19(a), 7.20, or 7.21 or ARTICLE VIII;

(iii)[reserved];

(iv)any other covenant, condition or agreement contained in this Agreement or other Operative Document, including any Warrant (and, if any grace or cure period is expressly applicable thereto as set forth therein, the same shall continue past such grace period) and such failure shall continue for thirty (30) days after the earlier of (x) delivery by the Majority Holders or Collateral Agent to the Company of written notice of such non-compliance or (y) a Responsible Officer of a Borrower becoming aware of such failure;

(d)any warranty or representation now or hereafter made by any Credit Party herein, in any other Operative Document, or other certificate, report or other delivery required to be made by any Credit Party to the Collateral Agent or Holders hereunder, is untrue or incorrect in any material respect (or, in the case of any such representation or warranty that is qualified as to materiality or Material Adverse Effect, untrue or incorrect in any respect) when made or deemed made; provided, that, if the relevant representation and warranty is capable of being cured (including by the delivery of a restated certification or calculation or restated financial statements), no Default or Event of Default may arise under this clause (d) with respect to such representation and warranty unless such representation and warranty remains incorrect in any material respect for a period of thirty (30) days following the earlier of (A) the delivery of a written notice by the Majority Holders or the Collateral Agent of the relevant inaccuracy to the Company and (B) such Credit Party having knowledge of such material inaccuracy;

(e)a money judgment or order shall be rendered against any Credit Party (except for judgments which are not a Lien on personal property and which are being contested by such Person in good faith) and such judgment or order shall remain unsatisfied, unbonded or undischarged (as applicable) and in effect for sixty (60) consecutive days without satisfaction or a stay of enforcement or execution, provided that this Section 9.1(e) shall not apply (i) to any judgment for which such Credit Party is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has not denied coverage, (ii) to any judgment which a Credit Party has elected not to contest consistent with its legal budget allocated to the specific case, such legal budget being consistent with the Annual Budget then in effect, or (iii) to the extent that the aggregate amount of all such judgments and orders in addition to (i) and (ii) above does not exceed $15,000,000;

(f)[Reserved];

(g)[Reserved];

(h)(i) The entry by a court of competent jurisdiction of a decree or order for relief, or the entry of a decree or order for relief, in each case, by a court of competent jurisdiction in respect of any Credit Party or any substantial part of its property in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local applicable Law, which relief is not stayed; or (ii) the commencement of an involuntary case against any Credit Party under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a material part of its property; or (iii) the involuntary appointment of an interim receiver, receiver, provisional liquidator, liquidator, trustee, sequestrator or other custodian of any Credit Party for all or a material part of its property, or ordering the winding‑up or liquidation of such Credit Party’s affairs, which remains, in any case under this clause (h), undismissed, unvacated, unbounded or unstayed pending appeal for sixty (60) consecutive days;

(i)(i) The commencement by any Credit Party, or the entry against any Credit Party, of an order for relief, the commencement by any Credit Party of a voluntary case under any Debtor Relief Law, or the consent by any Credit Party to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by any Credit Party to the appointment of or taking possession by an interim receiver, receiver, provisional liquidator, liquidator, trustee, sequestrator or other custodian for all or a material part of its property; (ii) the making by any Credit Party of a general assignment for the benefit of creditors; or (iii) the admission by any Credit Party in writing of its inability to pay its respective debts as such debts become due;

(j)[reserved];

(k)as to any Material Indebtedness of any Credit Party or any other Restricted Subsidiary, (i) any Credit Party or any other Restricted Subsidiary shall fail to make any payment of principal or interest or other obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any such Material Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; (ii) any other default or event of default under any agreement or instrument relating to any such Material Indebtedness shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default, event of default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; or (iii) any such Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof; provided that (I) the foregoing subclause (ii) shall not apply to Material Indebtedness (or portion thereof) that becomes due as a result of the voluntary sale or transfer of the assets if such sale or transfer is permitted hereunder and such Material Indebtedness (or applicable portion thereof) is prepaid in full (provided such prepayment is not prohibited hereunder and or under the terms of any applicable Subordination Agreement or Intercreditor Agreement), (II) any failure described under the foregoing subclauses (i) or (ii) above must be unremedied and or not waived by the holders of such Material Indebtedness prior to the acceleration of the Notes pursuant to Section 9.2, and (III) it is understood and agreed that the occurrence of any event described in this clause (k) that would, prior to the expiration of any applicable grace period, permit the holder or holders of the relevant Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Material Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, will not result in a Default or Event of Default under this Agreement prior to the expiration of such grace period;

(l)[reserved];

(m)except as permitted under the Operative Documents (including in connection with the release of such Guarantor of its Guaranty) any Guarantor shall, or shall attempt to, terminate or revoke any of its obligations under the applicable guarantee agreement in favor of the Collateral Agent for the benefit of the Holders in connection with the Obligations;

(n)a Change of Control shall occur;

(o)the occurrence of any event that has a Material Adverse Effect;

(p)[reserved];

(q)the occurrence of an ERISA Event results in, or could reasonably be expected to result in, liability of any Credit Party in an amount which would reasonably be expected to result in  a Material Adverse Effect;

(r)if the Shares are no longer listed for trading on a national stock exchange in Canada or the United States; provided, however, that it shall not be an Event of Default pursuant to this Section 9.1(r) if the foregoing results from a change in Law or applicable stock exchange rules and policies;

(s)subject to Section 9.2(d), any Cannabis License expires, terminates or fails to be renewed for any reason which, individually or in the aggregate with the expiration, termination or non-renewal of any other Cannabis License during the immediately preceding twelve (12) month period that is not re-issued or replaced within ninety (90) days of such expiration, termination or failure to be renewed and that results in a Material Adverse Effect; or

(t)any Operative Document to which any Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect, or any Credit Party shall assert in writing any of the foregoing, other than (i) a termination which occurs in accordance with this Agreement or the applicable Operative Document (including the prepayment or repayment of all or a portion of the Notes or any exercise of a Warrant or conversion of any Note), (ii) in connection with a transaction not prohibited by Article VIII or (iii) as a result of any act or omission by the Collateral Agent or any Holder; then, subject to Section 9.2, when any Event of Default (other than an Event of Default described in clause (h) or (i) above) has occurred and shall be continuing, the principal of the Notes and the interest accrued thereon and all other amounts due under any Operative Document (collectively, the “Other Payments”), shall, upon written notice from the Collateral Agent, forthwith become and be due and payable, if not already due and payable, without presentment, further demand or other notice of any kind.  If any Event of Default described in clause (h) or (i) above occurs, the principal of all of the Notes, the interest accrued thereon and the Other Payments shall immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind.  If any principal, installment of interest or Other Payment is not paid in full on the due date thereof (whether by maturity, prepayment or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal balance of the Notes, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law and all Other Payments will bear additional interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) an amount equal to the then applicable interest rate on the Notes, plus three percent (3%) per annum (such rate being referred to as the “Default Rate”), compounded quarterly, until the payment is received or the Event of Default is cured, if permitted, or waived in writing in accordance with the terms hereof.  If payment of the Notes is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default.  The Credit Parties shall pay to the Collateral Agent and the Holders all invoiced out-of-pocket costs, fees and expenses incurred by the Collateral Agent and the Holders in any effort to collect the Notes, and the other payments, including reasonable attorneys’ fees and expenses for services rendered in connection therewith (in each case to the extent required in accordance with Section 7.14), and pay interest on such costs and expenses to the extent not paid in accordance with Section 7.14 at the Default Rate.

Notwithstanding anything to the contrary herein or in any Operative Document, failure or neglect to perform, keep or observe any covenant, condition or agreement set forth in Section 7.18 (Registration Rights) or as a result of the operation of Section 11.22 (Cannabis Law Limitations) shall not be or give rise to a Default or Event of Default under this Agreement or be a violation, breach, default or event of default any other Operative Document.

9.2Remedies.

(a)Upon the occurrence and during the continuance of any Event of Default, subject in all cases to any Intercreditor Agreement, the Collateral Agent, individually or upon the written request of the Majority Holders, may by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Collateral Agent or any Holder to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.1(h) or (i) shall occur, the result which would occur upon the giving of written notice by the Collateral Agent as specified in clause (i) below shall occur automatically without the giving of any such notice):  (i) declare the principal of and any accrued interest in respect of all of the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (ii) enforce all of the Liens and security interests created pursuant to the Security Agreement, the Company Security Agreements, the Collateral Assignment of Material Agreements, the Trademark Security Agreement, the Patent Security Agreement, the Mortgages and the Control Agreements; (iii) enforce the Guaranties; and (iv) apply any cash collateral held by the Collateral Agent to the repayment of the Obligations in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, reasonable and documented or invoiced expenses and other amounts (including fees, charges and disbursements of counsel to the Collateral Agent) payable to the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, and interest ) payable to the Holders (including fees, charges and disbursements of counsel to the respective Holders) arising under the Operative Documents, ratably among them in proportion to the respective amounts described in this Second clause payable to them; provided, that the payment of any fees, costs and expenses (including Attorney Costs) shall be limited to that portion which would be required to be reimbursed by the Company in accordance with Section 7.14;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Obligations arising under the Operative Documents, ratably among the Holders in proportion to the respective amounts described in this Third clause payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Obligations then owing under the Operative Documents, ratably among the Holders, in proportion to the respective amounts described in this Fourth clause held by them; and

Last, the balance, if any, after all of the Obligations (other than contingent obligations for which no claim has been made) have been paid in full, to the Borrowers or as otherwise required by Law.

(b)Notwithstanding anything to the contrary in this Section 9.1 or this Section 9.2 or otherwise in any Operative Document, no enforcement action may be taken (x) that is contrary to any Intercreditor Agreement or (y) by any Holder (it being understood and agreed that all enforcement action shall be vested in the Collateral Agent for the benefit of the Holders).  The Collateral Agent may, or at the written direction of the Majority Holders, shall, act for the benefit of itself and the Holders, provided, that, the Collateral Agent shall not be required to take any action without ninety (90) days prior written notice to, and consent by, the Collateral Agent.

(c)In addition to any rights and remedies of the Collateral Agent and the Holders provided by Law, upon the occurrence and during the continuance of any Event of Default, Holders and their Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable under the Operative Documents) are authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Obligations at any time owing by, any Holder, any of its Affiliates or the Collateral Agent to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to Holders or the Collateral Agent hereunder or under any other Operative Document, now or hereafter existing, irrespective of whether or not the Collateral Agent or such Holder or Affiliate shall have made demand under this Agreement or any other Operative Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Holder agrees promptly to notify the Company and the Collateral Agent after any such set off and application made by such Holder; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Collateral Agent and each Holder under this section are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and the Holders may have.

(d)If an Event of Default occurs as a result of any failure to renew or suspension, termination, revocation of a Cannabis License held by a Cannabis License Holder, the Credit Parties shall in good faith use their best efforts to cooperate with all actions taken by the Collateral Agent on behalf of any Credit Party to maintain the business of the Credit Parties (or any Credit Party) as a going concern, including, without limitation, in connection with (i) renewing, reinstating or obtaining a new Cannabis License for such Cannabis License Holder and (ii) engaging with a new Cannabis License Holder to conduct business with any Credit Party with respect to the locations or operations affected by such Event of Default. In connection with any new business engagement described in clause (ii) above, none of the Credit Parties shall, and no Credit Party shall permit its Subsidiaries to, withhold any consent or approval required for such engagement if found by the Collateral Agent; and if such engagement is found by a Credit Party, the Collateral Agent shall have the right to accept or deny such engagement in its reasonable discretion.

(e)If any Event of Default has occurred and is continuing, the Collateral Agent and the Holders (subject to clause (b) above) may proceed to protect and enforce their rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right or remedy of the Collateral Agent and the Holders.

9.3Delays or Omissions.  No failure to exercise or delay in the exercise of any right, power or remedy accruing to any Holder or the Collateral Agent upon any breach or default of any Credit Party under this Agreement or any other Operative Document shall impair any such right, power or remedy of such Holder or the Collateral Agent nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, that, notwithstanding anything herein to the contrary or in any other Operative Document, neither the Collateral Agent nor any Holder may take any of the actions described in Section 9.2 (or similar enforcement action pursuant to applicable law or any Operative Document) with respect to any Default or Event of Default resulting from any action or the occurrence of any event reported publicly or otherwise disclosed to the Collateral Agent or the Majority Holders more than one year prior to such date.

9.4Remedies Cumulative.  All remedies under this Agreement and the other Operative Documents, by law or otherwise, afforded to the Holders shall be cumulative and not alternative.

ARTICLE X
COLLATERAL AGENT

10.1Appointment and Authorization.

(a)Each Holder, on behalf of itself and its successors and assigns, hereby irrevocably appoints Gotham Green Admin 1, LLC to act on its behalf as the Collateral Agent hereunder and under the other Operative Documents, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other

Operative Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Document, together with such powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, each Holder hereby expressly authorizes the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Holders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Operative Documents and acknowledge and agree that any such action by the Collateral Agent shall bind such Holder and its successors and assigns.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Operative Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with a Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Operative Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Each Holder, on behalf of itself and its successors and assigns, (by acceptance of the benefits of the Operative Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Operative Documents for and on behalf of or on trust for) such Holder for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent shall be entitled to the benefits of all provisions of this Section 10.1 as if set forth in full herein with respect thereto.

(c)Except as provided in this ARTICLE X (including Section 10.10), the provisions of this ARTICLE X (but not, for the avoidance of doubt, Section 10.10) are solely for the benefit of the Holders, and neither the Company nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions; provided, however that each Credit Party shall have the right to rely on the appointment and authority granted to the Collateral Agent under this ARTICLE X to operate as the sole and exclusive agent of each Holder and each Credit Party shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation by the Collateral Agent as the consent or direction of any Holder.

10.2Delegation of Duties.

The Collateral Agent may execute any of its duties under this Agreement or any other Operative Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Operative Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates (collectively, “Agent-Related Persons”).  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

10.3Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Operative Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Operative Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (d) be responsible in any manner to the Holders  for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Operative Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Operative Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Operative Documents, or for any failure of any Credit Party or any other party to any Operative Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to the Holders or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.  Notwithstanding the foregoing, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Operative Documents that the Collateral Agent is required to exercise as directed in writing by the applicable Holders; provided that the Collateral Agent shall not be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Operative Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

10.4Reliance by Collateral Agent.

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under any Operative Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Holders.

10.5Notice of Default.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Holders, unless the Collateral Agent shall have received written notice from any Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent will notify the Holders of its receipt of any such notice.  Subject to Section 9.2, the Collateral Agent shall take such action with respect to any Event of Default as may be directed by the Majority Holders; provided that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Holders.

10.6Credit Decision; Disclosure of Information by Collateral Agent.

Each Holder acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to such Holder as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Holder represents to the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Holder also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent herein, the Collateral Agent shall not have any duty or responsibility to provide the Holders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

10.7Indemnification.

Whether or not the transactions contemplated hereby are consummated, the Holders shall indemnify upon demand by each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so) acting as the Collateral Agent, and hold harmless each Agent-Related Person, on a pro rata basis in respect of the principal amount of the Note(s) held by such Holder, from and against any and all actions, causes of action, suits, losses, liabilities, damages, Taxes, penalties, judgments, and reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees arising out of or relating to any Operative Document or any action taken or omitted by each Agent-Related Person under any Operative Document (including, the costs of any such Agent-Related Person defending itself against a claim brought by a party hereto and the costs of enforcing a Holder’s indemnity obligations hereunder) (the “Indemnified Liabilities”) incurred by it; provided that no Holder shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.7.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by any Holder or any other Person.  Without limitation of the foregoing, each Holder shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs) incurred by the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Credit Parties and without limiting their obligation to do so.  The undertaking in this Section 10.7 shall survive payment in full of the Obligations and the resignation of the Collateral Agent, as the case may be.

10.8Successor Agents.

The Collateral Agent may resign as the Collateral Agent upon thirty (30) days’ (or such lesser amount as agreed by the Majority Holders and the Company) notice to the Holders and the Company.  If the Collateral Agent resigns under this Agreement, the Majority Holders shall appoint a successor agent, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation or removal of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Majority Holders, a successor agent from among the Holders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this ARTICLE X and the provisions of Sections 7.14 and 11.18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.  If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Holders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Operative Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Operative Documents.  After the retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this ARTICLE X and the provisions of Sections 7.14 and 11.18 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.  Notwithstanding the foregoing, the Collateral Agent may, upon written notice to the Holders and the Company, resign as Collateral Agent and appoint Superhero as the successor Collateral Agent without the consent of or any other written notice to the Holders or the Company.

10.9Collateral Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Collateral Agent (irrespective of whether any principal amount of the Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders and the Collateral Agent and their respective agents and counsel and all other amounts due to the Holders and the Collateral Agent under Sections 7.14 and 11.18) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by Holders to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its respective agents and counsel, and any other amounts due the Collateral Agent under Sections 7.14 and 11.18.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of the Holders any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Holders or to authorize the Collateral Agent to vote in respect of the claim of the Holders in any such proceeding.

10.10Collateral and Guaranty Matters.

Each Holder irrevocably authorizes and instructs the Collateral Agent to, and the Collateral Agent shall, at the Company’s sole cost and expense:

(a)release (or evidence the release of) any Lien on any property granted to or held by Collateral Agent under any Operative Document (i) upon the repayment the principal of and interest on each Note and all fees, expenses and other amounts payable under any Operative Document (other than contingent indemnification obligations and expense reimbursement obligations, in each case, for which no claim or demand has been made) have been paid in full, (ii) that is sold or otherwise Disposed of (or to be sold or otherwise Disposed of) as part of or in connection with any Disposition permitted under (or not restricted by) the Operative Documents, (iii) that does not constitute (or ceases to constitute) Collateral (and/or otherwise becomes an Excluded Property), (iv) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guaranty otherwise in accordance with the Operative Documents, (v) as required under clause (d) below, (vi) pursuant to the provisions of any applicable Operative Document or (vii) if approved, authorized or ratified in writing by the Majority Holders;

(b)subject to Section 11.24, release (or evidence the release of) any Guarantor from its Guaranty if such Person ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder);

(c)subordinate any Lien on any property granted to or held by the Collateral Agent under any Operative Document to the holder of any Lien on such property that is permitted to be senior in accordance with this Agreement;

(d)enter into subordination, intercreditor, collateral trust and/or similar agreements (including any Intercreditor Agreement and/or any amendment, modification, supplement, waiver or consent to or under any Intercreditor Agreement) with respect to any

Indebtedness that is (i) required or permitted to be subordinated hereunder, (ii) is permitted to be secured by Liens on all or any portion of the Collateral that are senior, pari passu or junior to the Liens on all or any portion of the Collateral securing the Obligations, and/or (iii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement (it being understood and agreed that each of the Holders irrevocably agrees to the treatment of the Lien on the Collateral securing the Obligations as set forth in any such agreement and that it will be bound by and will take no action contrary to the provisions of any such agreement); and

(e)execute and/or deliver, as applicable, amendments to any UCC financing statement and/or any other document evidencing the security interest granted pursuant to the Operative Documents to indicate that Excluded Properties and/or other assets that do not constitute Collateral are not subject to the security interest granted pursuant to the Operative Documents.

Upon request by the Collateral Agent at any time, the Majority Holders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the relevant Operative Documents pursuant to this Section 10.10.  In each case as specified in this Section 10.10, the Collateral Agent will promptly upon the request of the Company (and each Holder irrevocably authorizes the Collateral Agent to), at the Company’s expense, execute and deliver to the applicable Credit Party such documents as the Company may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Operative Documents, or to evidence the release of such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Operative Documents and this Section 10.10 (and the Collateral Agent may rely conclusively on a certificate of the chief executive officer or chief financial officer of the Company to that effect provided to it by any Credit Party upon its reasonable request without further inquiry).  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

It is understood and agreed that (i) to the extent that any Collateral is Disposed of as permitted by Section 8.3, such Collateral shall be Disposed of free and clear of the Liens created by the Operative Documents, which Liens shall be automatically released upon the consummation of such Disposition, and the Collateral Agent shall be authorized to take, and shall take, any action reasonably requested by (and at the sole cost and expense of) the Company in order to effect the foregoing; provided, that in the case of a Disposition by any Restricted Subsidiary to any Credit Party, the relevant transferred assets shall become part of the Collateral of the transferee Credit Party (except to the extent such assets constitute Excluded Assets) and (ii) to the extent that any Collateral becomes Excluded Property or is no longer owned by a Credit Party, such Liens shall be automatically released, and the Collateral Agent shall be authorized to take, and shall take, any action reasonably requested by (and at the sole cost and expense of) the Company in order to effect the foregoing.

Notwithstanding anything to the contrary in this Section 10.10 or in any other provision of any Operative Document, each Holder hereby authorizes the Collateral Agent to, and the Collateral Agent shall, execute and deliver any instruments, documents, consents, acknowledgments, and agreements necessary or desirable to evidence, effectuate or confirm the release of any Guarantor or Collateral or the subordination of any Lien pursuant to the provisions of this Section 10.10.

10.11Withholding Tax Indemnity.

To the extent required by any applicable Law, the Collateral Agent may deduct or withhold from any payment to the Holders an amount equivalent to any applicable withholding Tax and any such withholding or deduction shall be subject to Section 11.12(a).  If the Internal Revenue Service, the Canada Revenue Agency or any other authority of the United States or Canada or other jurisdiction asserts a claim that the Collateral Agent did not properly deduct withhold Tax from amounts paid to or for the account of any Holder because the appropriate form was not delivered in accordance with Section 11.12(f) or not properly executed, by any Holder, or solely because any Holder failed to notify the Collateral Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective, such Holder shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Collateral Agent for all amounts paid, directly or indirectly, by the Collateral Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Holder by the Collateral Agent shall be conclusive absent manifest error.   Each Holder hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to the Holder under this Agreement or any other Operative Document against any amount due the Collateral Agent under this Section 10.11.  The agreements in this Section 10.11 shall survive the resignation and/or replacement of the Collateral Agent, any assignment of rights by, or the replacement of, any Holder and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE XI
Miscellaneous

11.1Consent to Amendments; Waivers.  Except as otherwise expressly provided herein, or, in the case of the other Operative Documents, therein, the provisions of this Agreement or the other Operative Documents may be amended, modified, supplemented, waived or consented (collectively in this Section 11.1, “amend”) to at any time only by the written agreement of the Credit Parties party thereto and the Majority Holders; provided, however, that no such amendment, modification, supplement, waiver or consent to this Agreement  or any of the other Operative Documents shall without the prior written consent of each Holder, (i) amend Section 11.1, the definition of “Majority Holders,” Schedule 1.1(d), Section 7.23, Section 9.2(a), Section 11.13, or Section 11.23 of this Agreement or (ii) regardless of the ranking of such security for obligations in respect of other Indebtedness permitted hereunder, change that the security provided under the Security Documents for the benefit of the Holders in respect of Obligations under the Operative Documents shall rank pari passu between and amongst the Holders (other than in connection with any debtor-in-possession or similar financing incurred by the Company or a Restricted Subsidiary following a voluntary petition by the Company or any of its Restricted Subsidiaries under or in connection with any Debtor Relief Laws with respect to which each relevant Holder has been offered the opportunity to provide or participate in such financing on a pro rata basis with the other Holders); provided, further, however, that the terms of all such amendments, modifications, supplements, waivers and consents to this Agreement or any of the other Operative Documents shall apply equally to each Note and each Holder on the face thereof.  Subject to the foregoing sentence, any waiver, permit, consent or approval of any kind or character on the part of the Holders of any provisions or conditions of this Agreement or any other Operative Document may be given or provided by the Majority Holders and must be made in writing and shall be effective only to the extent specifically set forth in such writing.  To the extent not party thereto, the Credit Parties shall promptly deliver to the Collateral Agent (for distribution to the Holders who are not party thereto), any amendment, modification, supplement, waiver or consent to the provisions of this Agreement or other Operative Document. The Borrowers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder (in its capacity as an existing Holder) as consideration for or as an inducement to the entering into by the Collateral Agent or any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the other Operative Documents unless such remuneration is concurrently paid (or has previously been offered) on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

11.2Survival of Terms.  All representations, warranties and covenants contained herein or made in writing by any party in connection herewith will be made only as of the Closing Date (unless expressly made thereafter in writing), and, as so made, will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Holders.

11.3Successors and Assigns.

(a)Except as otherwise expressly provided herein, all covenants and agreements of the Credit Parties contained in this Agreement and the other Operative Documents by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and by the permitted registered assigns of the parties hereto including, without limitation, any subsequent holders of the Notes. This Agreement and the rights and obligations of the Holders hereunder and under the Notes may be assigned by the Holders with notice to the Company and the Collateral Agent; provided that no assignment shall be effective unless and until such assignment is recorded in the register pursuant to Section 11.3(b).  This Agreement and the rights and obligations of the Credit Parties shall not be assigned without the prior written consent of the Holders and the Collateral Agent. The Company shall maintain at one of its offices in the United States a copy of each assignment delivered to it and a register for the recordation of the names and addresses of each Holder and the principal amount of, and interest on, the Obligations owing to such Holder pursuant to the terms hereof.  Such register shall include sub-registers that separately record the principal amount of, and interest with respect to, all Obligations arising from the Closing Date, the Restatement Closing Date, the Second Restatement Closing Date, the Third Restatement Closing Date, and the Fourth Restatement Closing Date. The entries in such register shall, in the absence of manifest error, be conclusive, and the Credit Parties, the Holders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary.  Such register shall be available for inspection by the Credit Parties, any Holder and Purchaser at any reasonable time upon reasonable prior notice to the Company. Any Holder may, with notice to the Collateral Agent, at any time sell to one or more commercial banks, funds or other Persons (a “Participant”) participating interests in the Notes and the other interests of that Holder (the “Originating Holder”) hereunder and under the other Operative Documents; provided, however, that, unless otherwise consented to by the Holders and the Company, which consent shall not be unreasonably conditioned, withheld or delayed (it being agreed that the Company’s consent shall not be required with respect to any sale to any Participant that is a partner, member, Affiliate or Related Fund of any Holder or required if an Event of Default shall have occurred and be continuing):

(i)the Originating Holder’s obligations under this Agreement shall remain unchanged;

(ii)the Originating Holder shall remain solely responsible for the performance of such obligations;

(iii)the Credit Parties, the Collateral Agent and the Holders shall continue to deal solely and directly with the Originating Holder in connection with the Originating Holder’s rights and obligations under this Agreement and the other Operative Documents; and

(iv)no Holder shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Operative Document.

In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Operative Documents, and all amounts payable by the Company hereunder shall be determined as if such Holder had not sold such participation.

(b)Notwithstanding any other provision contained in this Agreement or any other Operative Document to the contrary, any Holder may (i) assign all or any portion of the Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, or (ii) pledge all or any portion of the Notes held by it to its unaffiliated lenders for collateral security purposes, provided that any payment in respect of such assignment made by the Company to or for the account of the assigning or pledging Holder in accordance with the terms of this Agreement shall satisfy the Company’s obligations hereunder in respect to such assigned or pledged Notes to the extent of such payment.  No such assignment or pledge shall release the assigning Holder from its obligations hereunder. Each Participant shall be entitled to the benefits of Section 11.12 hereof as if it were a Holder, and such Participant shall be obligated to comply with the requirements of Section 11.12 hereof.

Each Originating Holder that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of, and stated interest on, each Participant’s interest in the Obligations owing to such Participant (the “Participant Register”); provided that no Holder shall have any obligation to disclose all or any portion of the Participant Register to any Person other than the Holders except to the extent that such disclosure is necessary to establish that the Notes are in “registered form” under the Code.  The entries in the Participant Register shall be conclusive absent manifest error, and such Originating Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Holders shall have no responsibility for maintaining a Participant Register.  This Section 11.3(b) shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(c)Notwithstanding the foregoing, prior to the occurrence of any Event of Default pursuant to Section 9.1(a), (g), (h) or (i), no assignments or participations shall be made (x) to any Disqualified Institutions or (y) to the Gotham Purchasers that would result in the Gotham Purchasers holding, in the aggregate, an unpaid principal amount outstanding under the Notes greater than $55,266,251.67.

11.4Severability.  Whenever possible, each provision of this Agreement and the other Operative Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Operative Documents is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or such other Operative Documents, as applicable, unless the consummation of the transaction contemplated hereby is materially adversely affected thereby.

11.5Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

11.6Notices.  Any notices required or permitted to be sent hereunder or under any other Operative Documents shall be in writing and delivered personally or mailed, certified mail, return receipt requested and postage prepaid, delivered by commercial overnight courier service, with charges prepaid, or emailed, to the following addresses, or such other address as any party hereto designates by written notice to the Collateral Agent, Credit Parties and the Holders, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, one Business Day after delivery to the courier, if delivered by overnight courier service, or if e-mailed prior to 5:00 PM New York time on a Business Day, the same Business Day such email was delivered, and if e-mailed after 5:00 PM New York time on a Business Day or on a non-Business Day, the Business Day following the day such e-mail was delivered:

If to any Credit Party, to:

MedMen Enterprises USA, LLC

10115 Jefferson Blvd.

Culver City, California 90232

Attention:Reece Fulgham and Dan Edwards

Electronic Mail:reece.fulgham@medmen.com; dan.edwards@medmen.com

With a copy to:

Weil, Gotshal & Manges

767 Fifth Avenue

New York, NY 10153

Attention:Frank Adams, Ray Schrock, P.C. and Alexander Welch

Electronic Mail:Frank.Adams@weil.com; Ray.Schrock@weil.com; Alexander.Welch@weil.com

If to any Purchaser or the Collateral Agent, to:

c/o Gotham Green Partners, LLC

1437 4th St. Suite 200

Santa Monica, California 90401

Attention:  David Rosenthal

Electronic Mail:  dave@gothamgreenpartners.com

With a copy to:

KTBS Law LLP

1801 Century Park East, 26th Floor

Los Angeles, CA 90067

Attention:Tom Patterson

Electronic Mail: tpatterson@ktbslaw.com

Any party may change the address to which notices to it are to be sent by written notice given to the other parties hereto.

11.7Governing Law.  All questions concerning the construction, validity, application and interpretation of this Agreement including without limitation each provision of this Article XI, the other Operative Documents and the exhibits and schedules hereto and thereto shall be governed by the internal law, and not the law of conflicts, of the State of New York, applicable to contracts made and wholly to be performed in that state, notwithstanding anything to the contrary including, without limitation, the Borrowers’ and the other Credit Parties’ operation in other states.

11.8Exhibits and Schedules.  All exhibits and schedules hereto are an integral part of this Agreement.

11.9Exchange, Transfer, or Replacement of Notes.

(a)Subject to any restrictions on transfer contained in this Agreement or under applicable Law, upon surrender by any holder of Notes or Warrants (collectively, the “Securities”) to the Company of any certificate or instrument evidencing Securities, together in each case with a duly executed assignment, the Company at its own expense will issue (or cause to be issued) in exchange therefor and deliver to such holder, a new certificate(s) or instrument(s) evidencing such Securities that are being exchanged, in such denominations as may be requested by the holder.  Upon surrender for transfer of any of the Notes, the Company at its own expense will execute and deliver, in the name of the transferee designated by the then Holder of the Notes, one or more notes of the same type and of a like aggregate principal amount.  It shall be a condition to such transfer that such subsequent Holder become a party to this Agreement as a Holder, pursuant to a joinder in substantially the form attached as Exhibit F hereto. All Notes issued upon any exchange or transfer, upon issuance, will be the legal and valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Note surrendered for transfer or exchange.

(b)Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities and of an indemnity in form and substance reasonably satisfactory to the Company, at its expense, the Company will issue and deliver to the holder a new certificate of like tenor, in lieu of such lost, stolen, destroyed or mutilated Security certificate.

(c)Any new certificate issued in exchange for, or upon the loss, theft or destruction of the Security certificate, all as provided herein, shall be in substantially the form of the Security certificate so exchanged, lost, stolen or destroyed.

11.10Final Agreement; Punitive Damages.  This Agreement, together with the Notes, the other Operative Documents and all the documents, certificates and charter documents delivered herewith or therewith, constitute the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings. No party hereto shall be liable to any other party on any theory of liability for any special, indirect, consequential or punitive damages.

11.11Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.12Taxes; Etc.

(a)Payments Free of Taxes.  Any payment or distribution by the Credit Parties to any Holder under the Notes for principal or interest shall not be subject to any deduction or withholding for Taxes, except to the extent required by Law. Notwithstanding any term or provision of any Operative Document to the contrary, if it shall be determined that any payment (other than a payment dealt with under Section 11.18) by a Credit Party to or for the benefit of a Holder pursuant to the terms of any Operative Document, whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed is subject to any deduction or withholding of Taxes, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is not an Excluded Tax, the sum payable by the Credit Parties shall be increased as necessary so that after such required deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11.12) the Holder receives an amount equal to the sum it would have received had no such deductions or withholding been made. The Credit Parties shall provide evidence of such payment to such Holder within thirty (30) days of making such payment.

(b)Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Holders timely reimburse it for the payment of, any present or future stamp, court or documentary, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Operative Document except any such Taxes imposed with respect to an assignment or participation (other than an assignment made at the request of a Credit Party).

(c)Indemnification by the Credit Parties.  The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Taxes other than Excluded Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, including any Tax other than Excluded Taxes subject to indemnification pursuant to Section 10.11, and whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate prepared in good faith, setting forth in reasonable detail the basis for calculating the amount of such payment or liability and delivered to the Company by a Recipient (with a copy to the Holders), or by a Holder on behalf of a Recipient, shall be conclusive absent manifest error.

(d)[Reserved].

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Holders. Any amounts paid by Holdings under the Operative Documents shall be on its own behalf as debtor thereunder and, for greater certainty, not on behalf of the Company or in respect of any amount owing by the Company under the Operative Documents.

(f)Status of Holders.

(i)Any Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Operative Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Holder is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 11.12(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.

(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)any Holder that is a U.S. Person shall deliver to such Borrower on or about the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;

(B)any Holder that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to such Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower), whichever of the following is applicable:

(1)in the case of a Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Operative Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Operative Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)to the extent a Holder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Holder is a partnership and one or more direct or indirect partners of such Holder are claiming the portfolio interest exemption, such Holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Holder that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to such Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Holder becomes a Holder under this

Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit such Borrower to determine the withholding or deduction required to be made; and

(D)if a payment made to a Holder under any Operative Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to such Borrower at the time or times prescribed by law and at such time or times reasonably requested by such Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower as may be necessary for such Borrower to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the relevant Borrower in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of each Holder or any assignment of rights by, or the replacement of, a Holder and the repayment, satisfaction or discharge of all obligations under any Operative Document.

11.13INTERCREDITOR AGREEMENTS.  REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT ENTERED INTO IN ACCORDANCE WITH THIS AGREEMENT.  EACH HOLDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF EACH SUCH INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO EACH APPLICABLE INTERCREDITOR AGREEMENT ON BEHALF OF SUCH HOLDER.  THE PROVISIONS OF THIS SECTION 11.13 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY SUCH INTERCREDITOR AGREEMENT.  REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH HOLDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE COLLATERAL AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY HOLDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT.  THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE HOLDERS OF ANY OTHER INDEBTEDNESS SUBJECT TO ANY APPLICABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH HOLDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.

11.14Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Operative Documents shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement and the other Operative Documents.  The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant or that the first Event of Default shall have occurred.

11.15Sharing of Payments.  If any Holder shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments in accordance with Section 7.23, such Holder shall forthwith purchase from the other Holders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Holder to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Holder, such purchase from each Holder shall be rescinded and each Holder shall repay to the purchasing Holder the purchase price to the extent of such recovery together with an amount equal to such Holder’s ratable share (according to the proportion of (i) the amount of such Holder’s required repayment to (ii) the total amount so recovered from the purchasing Holder) of any interest or other amount paid by the purchasing Holder in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to any payment obtained by a Holder as consideration for the assignment of or sale of a participation in any of its Notes, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

11.16Further Cooperation.  At any time and from time to time until the date that is six months following the Fourth Restatement Closing Date, and at its own expense, the Credit Parties shall promptly execute and deliver all such agreements, documents and instruments, and do all such acts and things, in each case, that are reasonable and customary, as the Majority Holders may request in order to further effect the purposes of this Agreement.

11.17WAIVERS BY THE PARTIES.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, (A) EACH PARTY HERETO WAIVES PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT WITH RESPECT TO THIS AGREEMENT OR THE NOTES AND (B) EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER OPERATIVE DOCUMENTS.  EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO EACH OTHER PARTY’S ENTERING INTO THIS AGREEMENT AND THAT SUCH OTHER PARTY IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE OTHER PARTIES.  EACH PARTY HERETO WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.18CONSENT TO FORUM.  AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE CREDIT PARTIES OR THE HOLDERS, EACH OF THE PARTIES HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT OR ANY OTHER COURT HAVING SITUS WITHIN THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND THE PURCHASERS AND ANY OF THE HOLDERS PERTAINING TO, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER OPERATIVE DOCUMENTS.  EACH OF THE CREDIT PARTIES WAIVES ANY OBJECTION BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY COMPLYING WITH THE PROVISIONS FOR GIVING NOTICE AS SET FORTH IN THIS AGREEMENT.  NOTHING

IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY PARTY HERETO OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

11.19Indemnification.  The Company shall indemnify each Holder, the Collateral Agent and each Related Person of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (except for Taxes, which shall be covered by Section 11.12) and limited, in the case of legal expenses, to the reasonable and documented or invoiced fees, charges and disbursements of one outside counsel for all Indemnitees, taken as a whole (except, in the case of any actual or potential conflict of interest, one additional primary counsel to each group of similarly situated Indemnitees, taken as a whole), and to the extent primary counsel does not have the relevant specialty or local expertise (as determined by the Indemnitees in their reasonable discretion), of one special counsel in each relevant specialty and one local counsel in each relevant jurisdiction (and, in the case of any actual or potential conflict of interest, one additional special counsel to each group of similarly situated Indemnitees, taken as a whole, and one additional local counsel to each group of similarly situated Indemnitees, taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Credit Party), other than any Indemnitee and/or any Indemnitee’s Related Persons, arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Operative Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any loan or other credit extension or investment or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any environmental liability related in any way to any Credit Party or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a breach of such Indemnitee’s obligations hereunder or under any other Operative Document, if the Company shall have obtained a final and nonappealable judgment in its favor or to such effect on such claim as determined by a court of competent jurisdiction.

11.20Patriot Act Notification.  Each Holder that is subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “Patriot Act”) hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Holder to identify each Credit Party in accordance with the Patriot Act.

11.21Confidential Information.  Each Holder and the Collateral Agent shall maintain as confidential all information provided to it by or on behalf of any Credit Party, except that such Holder or Collateral Agent, as applicable, may disclose such information (a) to Persons employed or engaged by such Holder or Collateral Agent or any of its Affiliates in evaluating, approving, structuring or administering the Notes and to its and its Affiliates’ partners (or prospective partners), managers, members (or prospective managers), advisors, counsel and consultants who need to know such information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such information and instructed to keep such information confidential); (b) to any assignee or potential assignee that has agreed to comply with the covenant contained in this Section 11.20 (and any such assignee or potential assignee may disclose such information to Persons employed or engaged by them or as otherwise as described in clause (a) above) (in each case other than a Disqualified Institution unless the Company has affirmatively consented to such assignment in writing); (c) as required or requested by any federal, provincial or state regulatory authority or examiner (including the U.S. Small Business Administration), or as reasonably believed by such Holder or Collateral Agent to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Holder’s or Collateral Agent’s, counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Operative Documents or in connection with any litigation against any Credit Party to which such Holder or the Collateral Agent is a party; (f) to any nationally recognized rating agency or investor of such Holder that requires access to information about such Holder’s or the Collateral Agent’s investment portfolio in connection with ratings issued or investment decisions with respect to such Holder (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such information and instructed to keep such information confidential); provided that the applicable Holder shall be responsible for such Person’s compliance with this paragraph; provided, further, that unless the Company otherwise consents, no such disclosure shall be made to any competitor (or Person associated with a competitor) of the Company or any of its Subsidiaries; (g) that becomes publicly available other than as a result of a breach of this Section 11.21 by any Person; or (h) with the written consent of a Credit Party but only to the extent and in the manner so approved by the Credit Party in writing.  Notwithstanding the foregoing, the Credit Parties consent to the publication by each Holder and the Collateral Agent of a customary tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, provided, that, such Holder or the Collateral Agent, as applicable, shall provide a draft of any such tombstone or similar advertising material to the Company for review and consent (not to be unreasonably withheld, conditioned or delayed) prior to the publication thereof.  The Holders and the Collateral Agent reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. The Holders each acknowledge that it is aware, and that it will advise its directors and officers and persons to whom Notes are transferred and any other Person permitted to be provided confidential information that securities laws in Canada prohibit each of them, while in possession of non-public material information from purchasing or selling securities of the Company or from communicating such information to any third party except in certain limited circumstances. The Holders each acknowledge that a breach or threatened breach of these confidentiality provisions would not be susceptible to adequate relief by way of monetary damages only. Accordingly, the Company may, in that case, apply to court for any applicable equitable remedies (including injunctive relief).

11.22Cannabis Law Limitations.  Notwithstanding anything in this Agreement, the Notes, the Warrants or the other Operative Agreements to the contrary, (i) the Company shall not be obligated to issue any Shares upon a purported conversion of the Notes or purported exercise of the Warrants, any Top-Up Right or any pre-emptive right described in Section 8.22 hereof if such issuance would require any consent or approval of, or notice to, any governmental body in respect of any Cannabis Law or the Company or any of its Subsidiaries would be subject to any sanction or penalty if such shares were issued prior to obtaining any such consent or approval, or providing such notice, under Cannabis Law unless and until all such approvals, consents and requirements have been obtained and complied with, (ii) no Holder or beneficial owner of Warrants, Notes or Shares shall seek to convert any Notes or exercise any Warrants if the issuance of Shares on such conversion or exercise would require any consent or approval of, or notice to, any governmental body in respect of any Cannabis Law or the Company or any of its Subsidiaries would be subject to any sanction or penalty if such shares were issued prior to obtaining any such consent or approval, or providing such notice, under Cannabis Law by or in relation to such Holder unless and until all such approvals, consents and requirements have been obtained and complied with, (iii) no provision of this Agreement, the Notes or any of the Operative Agreements shall be construed such that, or effective to the extent that, it or any other provision would be in violation of Cannabis Law, including for the avoidance of doubt any aspect of Cannabis Law that requires approval by a regulator or regulatory body for acquisitions of, or possession of, control of, or controlling influence over, of the Company or any of its Subsidiaries, including with respect to becoming (i) an “Owner” of the Corporation or its subsidiaries (as defined in the Cal. Code Regs. Tit. 4 § 15004), (ii) an “Owner” (as defined in Rule 64ER20-31(29), Florida Administrative Code) of the Corporation or its subsidiaries, (iii) a “principal officer” of the Corporation or its subsidiaries (as defined in Section 1-10 of the Illinois Cannabis Regulation and Tax Act), (iv) “Owner”, “Close Associate”, “A Person or Entity Having Direct Control”, “Person or Entity Having Indirect Control” of the Corporation or its subsidiaries (each as defined in the 935 Code Mass. Regs. § 500.000), (v) subject to the requirements of §5.110 of the Regulations of the Nevada Cannabis Compliance Board or (vi) subject to the requirements of Article 3 of the Marihuana Regulation and Taxation Act of 2021 and 10 NYCRR §1004 et. seq. and (iv) no exercise of any remedy or right of the Holders or the Collateral Agent in respect hereof shall be effective unless and until all consents or approvals required of, and notice to any governmental body in respect of any Cannabis Law shall have been obtained and made. The Company shall use its commercially reasonable efforts to cooperate with any Holder, upon request of such Holder, who is required to obtain any such approval or consent or file any such notice; provided, however, that in no event shall the Company or any Subsidiary of the Company be required (i) to sell or otherwise dispose of any property or assets or interests therein, (ii) agree to any restriction or any Cannabis License or (iii) agree to any restriction on any aspect of its business operations.

11.23Fee Letter.  The parties hereto acknowledge and agree that (i) there are no remaining obligations of the Borrowers as of the Fourth Restatement Closing Date under the Fee Letter (as defined in the Existing Agreement) and (ii) the Fee Letter (as defined in the Existing Agreement) is terminated as of the Fourth Restatement Closing Date.

11.24Amendment and Restatement.  This Agreement amends, restates, supersedes and replaces the Existing Agreement; provided, however, that the execution and delivery by the undersigned of this Agreement shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished, waived or discharged any of the undersigned’s obligations evidenced by the Existing Agreement, all of which obligations shall continue under and shall hereinafter be evidenced and governed by this Agreement. The parties hereto acknowledge and agree that any document, instrument or agreement that constituted an Operative Document under and as defined in the Existing Agreement, that does not constitute an Operative Document as defined in this Agreement, no longer constitutes an Operative Document for purposes of this Agreement.

11.25Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Operative Document, (i) in the event of any conflict or inconsistency between this Agreement and any other Operative Document (other than any Intercreditor Agreement, Note or Warrant), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Intercreditor Agreement entered into in accordance with this Agreement and any Operative Document, the terms of such Intercreditor Agreement shall govern and control; provided, further, that in the case of any conflict or inconsistency between this Agreement and any Note, the terms of such Note shall govern and control (with the exception of Schedule 1.1(d) which shall govern and control over Appendix B in the Note), and (ii) no Credit Party (nor any of their respective Subsidiaries) shall be required to take or refrain from taking any action under this Agreement or any other Operative Document if the taking of such action (or refraining from taking such action) would be inconsistent with any Intercreditor Agreement entered into in accordance with this Agreement (and no Default or Event of Default shall arise as result of the taking of such action (or refraining from taking such action)).

11.26Release of Guarantors.  Notwithstanding anything in Section 10.10(b) to the contrary, (a) any Guarantor shall automatically be released from its obligations hereunder (and its Guaranty and any Lien granted by such Guarantor pursuant to any Operative Document) shall be automatically released) (i) upon the consummation of any transaction or series of related transactions not prohibited hereunder if as a result thereof such Guarantor ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder), and/or (ii) upon the occurrence of the Termination Date and (b) any Guarantor that meets the definition of an “Excluded Subsidiary” shall be released by the Collateral Agent promptly following the request therefor by the Company. In connection with any such release, the Collateral Agent shall promptly execute and deliver to the relevant Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 11.24 shall be without recourse to or warranty by the Collateral Agent (other than as to the Collateral Agent’s authority to execute and deliver such documents).

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Securities Purchase Agreement on the date first set forth above.

HOLDERS:

GOTHAM GREEN FUND 1, L.P.			Pura Vida Master Fund, Ltd.
GOTHAM GREEN FUND 1 (Q), L.P.			By:	Pura Vida Investments, LLC,
By:	Gotham Green GP1, LLC,			its Investment Manager
its general partner

By:	/s/ Jason Adler		By:	/s/ Efrem Kamen
	Name:	Jason Adler		Name:	Efrem Kamen
	Title:	Managing Member		Title:	Managing Member

GOTHAM GREEN FUND II, L.P.			Pura Vida pro special
GOTHAM GREEN FUND II (Q), L.P.			opportunity master fund, Ltd.
By:	Gotham Green GP II, LLC,		By:	Pura Vida Pro, LLC,
	its general partner			its Investment Manager

By:	/s/ Jason Adler		By:	/s/ Efrem Kamen
	Name:	Jason Adler		Name:	Efrem Kamen
	Title:	Managing Member		Title:	Managing Member

GOTHAM GREEN PARTNERS SPV IV, L.P.			GOTHAM GREEN PARTNERS SPV VI, L.P.
By:	Gotham Green Partners SPV IV GP,		By:	Gotham Green Partners SPV VI GP,
	LLC, its general partner			LLC, its general partner

By:	/s/ Jason Adler		By:	/s/ Jason Adler
	Name:	Jason Adler		Name:	Jason Adler
	Title:	Managing Member		Title:	Managing Member

PARALLAX MASTER FUND, L.P.			Acknowledged and Agreed to by:
By:	Parallax Volatility Advisers, L.P., its
attorney in fact/investment adviser			COLLATERAL AGENT:

GOTHAM GREEN ADMIN 1, LLC
By:	/s/ William Bartlett
	Name:	William Bartlett
	Title:	Managing Member	By:	/s/ Jason Adler
				Name:	Jason Adler
				Title:	Managing Member

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

COMPANY:

MEDMEN ENTERPRISES INC.

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

OTHER CREDIT PARTIES:

MM CAN USA, INC.

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

DESERT HOT SPRINGS GREEN HORIZONS, INC.
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

EBA HOLDINGS, INC.
an Arizona nonprofit corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

FUTURE TRANSACTIONS HOLDINGS LLC
an Illinois limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

ICH CALIFORNIA HOLDINGS LTD.
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MANLIN DHS DEVELOPMENT, LLC
a Nevada limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

MATTnJEREMY, INC.
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MME EVANSTON RETAIL, LLC
an Illinois limited liability company

By:	MME IL Holdings, LLC,
Its Sole Member

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MME FLORIDA, LLC
a Florida limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MME GNTX, LLC
a California limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MM ENTERPRISES USA, LLC
a Delaware limited liability company

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MME MORTON GROVE RETAIL, LLC
an Illinois limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MME PASADENA RETAIL, INC.
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MMNV2 HOLDINGS I, LLC
a Nevada limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MMOF FREMONT, LLC
a Nevada limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

MMOF FREMONT RETAIL, INC.
a Nevada corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MMOF VEGAS, LLC
a Nevada limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

MMOF VEGAS RETAIL, INC.
a Nevada corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

OMAHA MANAGEMENT SERVICES, LLC
an Arizona limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

PHARMACANN VIRGINIA, LLC
a Virginia limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

ROCHAMBEAU, INC.
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

SURE FELT LLC
a California limited liability company

By:	MM Enterprises USA, LLC,
Its Sole Member

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

THE SOURCE SANTA ANA
a California corporation

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

Signature Page to

FOURTH AMENDED AND RESTATED Securities Purchase Agreement

Schedule 7.20

Post-Closing Obligations

1.(a) Within two (2) Business Days following the effectiveness of that certain Assignment and Assumption Agreement, dated on or about the Fourth Restatement Closing Date, by and among the Gotham Purchasers party thereto, as sellers, Superhero Holder, as purchaser, and acknowledged and agreed by Gotham Green Partners, LLC and Tilray, Inc. (the “GGP Note and Warrant Assignment Agreement”), and delivery to the Company of the form of Amended and Restated Note fully completed by the parties to the Note and Warrant Assignment Agreement, and (b) within four (4) Business Days following the effectiveness of those certain Assignment and Assumption Agreements, dated on or about the Fourth Restatement Closing Date, by and among Pura Vida Master Fund, Ltd., Pura Vida Pro Special Opportunity Master Fund, Ltd., and Parallax Master Fund, L.P., as sellers, and in each case, Superhero Holder, as purchaser, and acknowledged and agreed by Tilray, Inc. (the “Additional Note and Warrant Assignment Agreements” and, together with the GGP Note and Warrant Assignment Agreement, the “Note and Warrant Assignment Agreements”), and delivery to the Company of the form of Amended and Restated Note fully completed by the parties to the Note and Warrant Assignment Agreements, the Borrowers shall deliver the Amended and Restated Notes to the following Fourth Restatement Holders in the following original principal amounts::

Holder	Principal Amount
Superhero Acquisition L.P.	$165,798,755.01
Gotham Green Fund 1, L.P.	$942,461.88
Gotham Green Fund 1(Q), L.P.	$3,770,436.61
Gotham Green Fund II, L.P.	$2,169,171.26
Gotham Green Fund II(Q), L.P.	$12,625,340.11
Gotham Green Partners SPV IV, L.P.	$22,852,121.12
Gotham Green Partners SPV VI, L.P.	$4,903,449.88
Pura Vida Master Fund, Ltd.	$4,964,038.23
Pura Vida Pro Special Opportunity Master Fund, Ltd.	$1,567,590.84
Parallax Master Fund, LP	$1,471,641.73

2.(a) Within two (2) Business Days following the effectiveness of the GGP Note and Warrant Assignment Agreement and delivery to the Company of the form of Amended and Restated Note fully completed by the parties to the GGP Note and Warrant Assignment Agreement and (b) within four (4) Business Days following the effectiveness of the Additional Note and Warrant Assignment Agreements and delivery to the Company of the form of Amended and Restated Note fully completed by each of the parties to the Additional Note and Warrant Assignment Agreements, the Company shall deliver the Amended and Restated Warrants to the following Fourth Restatement Holders with the following number of shares of the Company authorized to be purchased pursuant thereto:

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Holder	Amount of Shares
Superhero Acquisition L.P.	135,266,664
Gotham Green Fund 1, L.P.	1,451,752
Gotham Green Fund 1(Q), L.P.	5,807,918
Gotham Green Fund II, L.P.	1,023,324
Gotham Green Fund II(Q), L.P.	5,956,100
Gotham Green Partners SPV IV, L.P.	3,449,154
Gotham Green Partners SPV VI, L.P.	37,317,913
Pura Vida Master Fund, Ltd.	4,852,107
Pura Vida Pro Special Opportunity Master Fund, Ltd.	1,532,244
Parallax Master Fund, LP	11,445,389

3.Substantially simultaneously with the effectiveness of the Note and Warrant Assignment Agreements, the Credit Parties shall deliver to Gotham Green Admin 1, LLC, as the resigning collateral agent, and Superhero, as the successor collateral agent, duly executed counterparts to that certain letter agreement Re: Agency Resignation, Assignment and Acceptance Agreement, dated on or about the Fourth Restatement Closing Date (the “Agency Assignment Agreement”), by Gotham Green Admin 1, LLC, as the resigning collateral agent, and Superhero, as the successor collateral agent, and acknowledged and agreed by the Fourth Restatement Holders party thereto, and the Credit Parties party thereto.

4.Substantially simultaneously with the effectiveness of the Agency Assignment Agreement, the applicable Credit Parties shall deliver to Superhero (as Collateral Agent after the effectiveness of the Agency Assignment Agreement) executed counterparts to (i) the Patent Security Agreement, (ii) the Trademark Security Agreement, (iii) the Collateral Assignment of Material Contracts, (iv) the Intercompany Note and (v) that certain Assignment Agreement in Relation to Intellectual Property Security Agreement, which amends the Canadian IP Security Agreement;

5.Within ten (10) Business Days after the effectiveness of the Agency Assignment Agreement, the applicable Credit Parties shall deliver to the Collateral Agent an endorsement in blank with respect to the Intercompany Note.

6.Within five (5) Business Days after the effectiveness of Agency Assignment Agreement (or such later date as the Collateral Agent and the Company may agree), the applicable Credit Parties shall use commercially reasonable efforts to cause to be filed, or authorize the Collateral Agent to file, UCC-3 financing statements and PPSA amendments to reflect the change in Collateral Agent contemplated by the Agency Assignment Agreement.

6.Within one-hundred and twenty (120) days after the effectiveness of the Agency Assignment Agreement (or such later date as the Collateral Agent and the Company may agree), the applicable Credit Parties shall use commercially reasonable efforts to deliver Control Agreements, or amendments or modifications to existing Control Agreements which provides Superhero (as Collateral Agent) with “control” (as defined under the applicable UCC) over the

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applicable account, over each deposit account of the Credit Parties and each securities account of the Credit Parties, in each case, other than Excluded Accounts.

7.Within ninety (90) days after the effectiveness of the Agency Assignment Agreement (or such later date as the Collateral Agent and the Company may agree), the applicable Credit Parties shall deliver to Superhero (as Collateral Agent after the effectiveness of the Agency Assignment Agreement) certificates of insurance for each policy of liability insurance covering such Credit Party, together with an additional insured endorsement in favor of such Collateral Agent.

8.Within sixty (60) following the Fourth Restatement Closing Date, ICH California Holdings Ltd., a California corporation, shall deliver to the Collateral Agent evidence that is in good standing under the laws of California.

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EXHIBIT A

Form of Fourth Amended and Restated Note

See attached.

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EXHIBIT B

Form of Amended and Restated Warrant

See attached.

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EXHIBIT C-1

See attached.

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EXHIBIT C-2

See attached.

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EXHIBIT C-3

See attached.

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EXHIBIT C-4

See attached.

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EXHIBIT D

Form of Compliance Certificate

See attached.

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EXHIBIT E

Form of Notice and Questionnaire

See attached.

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EXHIBIT F

Form of Holder Joinder

See attached.

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